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Exclusive License and Collaboration Agreement
By and Between
Arrowhead Pharmaceuticals, Inc.
and
Novartis Pharma AG
August 29, 2025

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EXCLUSIVE LICENSE AND COLLABORATION AGREEMENT
THIS EXCLUSIVE LICENSE AND COLLABORATION AGREEMENT (this “Agreement”), entered into as of August 29, 2025 (the “Execution Date”), is entered into by and between Novartis Pharma AG, a company organized under the laws of Switzerland located at Lichtstrasse 35, CH-4056, Basel, Switzerland (“Novartis”), and Arrowhead Pharmaceuticals, Inc., a Delaware corporation having its principal offices at 177 East Colorado Boulevard, Suite 700, Pasadena, California, USA (“Arrowhead”). Arrowhead and Novartis are referred to in this Agreement individually as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, Novartis is a pharmaceutical company engaged in the research, development, and commercialization of products useful in the amelioration, treatment, or prevention of genetic human diseases and conditions;
WHEREAS, Arrowhead is a biopharmaceutical company focused on discovering and developing medicines that treat intractable diseases by silencing the genes that cause them, including advancing RNA interference based treatments for protein-based genetic disorders;
WHEREAS, the Parties wish to enter into a collaboration to develop targeted siRNA therapies against (a) SNCA for the treatment of synucleinopathies, such as Parkinson’s Disease, and (b) other Collaboration Targets targeting the central nervous system or cardiomyocytes; and
WHEREAS, Novartis wishes to obtain, and Arrowhead desires to grant, an exclusive worldwide license under certain Patent Rights, Know-How, and other intellectual property rights Controlled by Arrowhead to Research, Develop, Manufacture, Commercialize, and otherwise Exploit the Licensed Compounds and Licensed Products on the terms and conditions set forth herein.
NOW, THEREFORE, the Parties hereby agree as follows:
1.DEFINITIONS
Unless specifically set forth to the contrary herein, the following terms, whether used in the singular or plural, will have the respective meanings set forth below:
1.1.“Accounting Standards” means: (a) with respect to Novartis, IFRS or an internationally recognized accounting principles approved by Novartis, and (b) with respect to Arrowhead, GAAP, in each case, consistently applied throughout the applicable Party’s organization. Each Party shall promptly notify the other Party in the event that it changes the Accounting Standards pursuant to which its records are maintained; provided, that each Party may only use internationally recognized accounting principles (e.g., IFRS, GAAP, etc.) as its Accounting Standards.
1.2.“Acquired Business” has the meaning set forth in Section 2.10.3 (Acquired Business Exception).
1.3.“Acquirer” means, collectively, the Third Party referenced in the definition of Change of Control and such Third Party’s Affiliates, other than the applicable Party in the definition of Change of Control and such Party’s Affiliates immediately prior to the closing of such Change of Control.

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1.4.“Additional R&D Activities” has the meaning set forth in Section 3.4 (Additional R&D Activities).
1.5.“Additional R&D Budget” has the meaning set forth in Section 3.33.4 (Additional R&D Activities).
1.6.“Additional R&D Plan” has the meaning set forth in Section 3.33.4 (Additional R&D Activities).
1.7.“Adverse Event” means any untoward medical occurrence in a human clinical study subject or in a patient who is administered a Licensed Product, whether or not considered related to such Licensed Product, including any undesirable sign (including abnormal laboratory findings of clinical concern), symptom, or disease associated with the use of a Licensed Product.
1.8.“Affiliate” means any Person directly or indirectly controlled by, controlling, or under common control with, a Party, but only for so long as such control continues. For purposes of this definition, “control” (including, with correlative meanings, “controlled by,” “controlling,” and “under common control with”) will be presumed to exist with respect to a Person in the event of the possession, direct or indirect, of (a) the power to direct or cause the direction of the management and policies of such Person (whether through ownership of securities, by contract or otherwise), or (b) 50% or more of the voting securities or other comparable equity interests. The Parties acknowledge that in the case of certain entities organized under the laws of certain countries outside of the United States, the maximum percentage ownership permitted by law for a foreign investor may be less than 50%, and that in such case, such lower percentage will be substituted in the preceding sentence, provided that such foreign investor has the power to direct or cause the direction of the management and policies of such Person. Neither of the Parties will be deemed to be an “Affiliate” of the other solely as a result of their entering into this Agreement. The Parties acknowledge that for the purposes of this Agreement, Visirna Therapeutics, Inc. (“Visirna”) will not be an Affiliate of Arrowhead.
1.9.“Agreement” has the meaning set forth in the preamble.
1.10.“Alliance Manager” has the meaning set forth in Section 7.1 (Alliance Managers).
1.11.“Antitrust Clearance Date” means the earliest date on which all applicable waiting periods and approvals required under Antitrust Laws with respect to the transactions contemplated under this Agreement have expired or have been terminated (in the case of waiting periods) or been received (in the case of approvals), in each case, without the imposition of any conditions.
1.12.“Antitrust Filing” means any filing with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice and any other applicable Governmental Authority in the Territory, as required under any Antitrust Laws with respect to the transactions contemplated under this Agreement, together with all required documentary attachments thereto.
1.13.“Antitrust Laws” means any federal, state, or foreign law, regulation, or decree, including the HSR Act, designed to prohibit, restrict, or regulate actions for the purpose or effect of monopolization or restraint of trade.
1.14.“Arising Delivery Ligand Know-How” has the meaning set forth in Section 12.2.2(a) (Arrowhead).
1.15.“Arising Delivery Ligand Patent Rights” has the meaning set forth in Section 12.2.2(a) (Arrowhead).

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1.16.“Arising Know-How” means any and all Know-How conceived, invented, developed, or otherwise made during the Term by or on behalf of one or more Personnel of a Party (or any of its Affiliates, licensees, sublicensees, or subcontractors), either alone or jointly with one or more Personnel of the other Party (or any of its Affiliates, licensees, sublicensees, or subcontractors), in each case, in the performance of activities under any of the Transaction Agreements relating to the Exploitation of Licensed Compounds or Licensed Products.
1.17.“Arising Patent Rights” means any Patent Right that (a) has a priority date after the Effective Date, and (b) Covers any Arising Know-How.
1.18.“[***] Products” means [***].
1.19.“ARO-SNCA SC” means the chemical composition internally coded by Arrowhead as ARO-SNCA SC, the chemical structure of which is set forth on Schedule 1.19 (ARO-SNCA SC Structure).
1.20.“Arrowhead” has the meaning set forth in the preamble.
1.21.“Arrowhead Arising Know-How” has the meaning set forth in Section 12.2.2(a) (Arrowhead).
1.22.“Arrowhead Arising Patent Right” has the meaning set forth in Section 12.2.2(a) (Arrowhead).
1.23.“Arrowhead BBB Platform” means the Know-How or other intellectual property rights Controlled by Arrowhead or its Affiliates that is related to, or Patent Rights Controlled by Arrowhead or its Affiliates that Cover, any Arrowhead Platform that utilizes the conjugation or other incorporation (or fragments thereof) of an antibody that is designed to shuttle certain compounds, including RNAi Molecules, across the blood brain barrier.
1.24.“Arrowhead Cardiomyocyte Platform” means the Know-How or other intellectual property rights Controlled by Arrowhead or its Affiliates that is related to, or Patent Rights Controlled by Arrowhead or its Affiliates that Cover, any Arrowhead Platform that utilizes the conjugation or other incorporation of a ligand that is designed to deliver compounds, including RNAi Molecules, to cardiomyocytes.
1.25.[***]
1.26.“Arrowhead Development Costs” has the meaning set forth in Section 3.6 (Arrowhead Development Costs Reimbursement).
1.27.“Arrowhead Excluded Know-How” means, collectively, any and all Know-How (a) relating to Arrowhead’s RNAi Molecule trigger sequence selection and design process, or (b) that Arrowhead or any of its Affiliates comes to own or otherwise Control after the Execution Date relating to the Manufacture of RNAi Molecules generally, but only to the extent such Know-How is not (i) utilized in connection with any Development or Manufacturing work performed by Arrowhead or any of its Affiliates either (A) prior to the Execution Date for itself or (B) for Novartis under this Agreement during the Term or under any other supply or development agreement or plan between the Parties after the Effective Date, (ii) otherwise disclosed in writing by Arrowhead to Novartis during the Term, (iii) necessary for the Exploitation of a Licensed Compound or Licensed Product, or (iv) Arising Delivery Ligand Know-How.
1.28.“Arrowhead Excluded Patent Rights” means any Patent Rights that Cover any Arrowhead Excluded Know-How.
1.29.“Arrowhead Indemnitees” has the meaning set forth in Section 11.2 (Indemnification by Novartis).

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1.30.“Arrowhead Know-How” means any and all Know-How that (a) relates to the composition of matter, formulation, form, or a method of use or treatment, delivery, or Manufacture of a Licensed Compound or a Licensed Product, (b) is Controlled by Arrowhead or any of its Affiliates as of the Effective Date or during the Term, and (c) is necessary or reasonably useful to Exploit one or more Licensed Compounds or Licensed Products in the Field in the Territory, including any and all Arrowhead Arising Know-How and Arrowhead’s interest in any and all Joint Arising Know-How but excluding Arrowhead Excluded Know-How. Notwithstanding anything herein to the contrary, Arrowhead Know-How excludes the Licensed Product-Specific Patent Rights and the Arrowhead Platform Patent Rights.
1.31.“Arrowhead Manufacturing Know-How” has the meaning set forth in Section 5.4 (Manufacturing Technology Transfer).
1.32.“Arrowhead Patent Rights” means any and all Patent Rights that (a) are Controlled by Arrowhead or any of its Affiliates as of the Effective Date or during the Term and (b) (i) Cover a Licensed Compound or a Licensed Product (including, for clarity, its composition of matter, formulation, form, or a method of use or treatment, delivery, or Manufacture) or (ii) are necessary or reasonably useful to Exploit one or more Licensed Compounds or Licensed Products in the Field in the Territory, including any and all Arrowhead Arising Patent Rights and Arrowhead’s interest in any and all Joint Arising Patent Rights but excluding all Arrowhead Excluded Patents Rights. The Arrowhead Patent Rights include the Arrowhead Platform Patent Rights.
1.33.“Arrowhead Platform” means Arrowhead’s proprietary siRNA platform for RNAi Molecule sequence selection and delivery, including for Licensed Products and Licensed Compounds (i.e., TRiM™ technology). For clarity, the Arrowhead Platform includes the Arrowhead BBB Platform and Arrowhead Cardiomyocyte Platform.
1.34.“Arrowhead Platform Patent Rights” means any and all Arrowhead Patent Rights that are not Licensed Product-Specific Patent Rights. The Arrowhead Platform Patent Rights relevant to the contemplated Licensed Compounds and Licensed Products as of the Execution Date, and, if applicable, the Effective Date, are set forth on Schedule 1.34 (Arrowhead Platform Patent Rights).
1.35.“Arrowhead Prosecuted Patent Rights” has the meaning set forth in Section 12.3.2(a) (Arrowhead’s Right to Prosecute Patents).
1.36.“Arrowhead Records” has the meaning set forth in Section 8.7.3 (Records and Audits).
1.37.“Arrowhead Technology” means, collectively, (a) the Arrowhead Patent Rights and (b) the Arrowhead Know-How.
1.38.“Audited Party” has the meaning set forth in Section 8.7.3 (Records and Audits).
1.39.“Auditing Party” has the meaning set forth in Section 8.7.3 (Records and Audits).
1.40.“Auditor” has the meaning set forth in Section 8.7.3 (Records and Audits).
1.41.“Bankrupt Party” has the meaning set forth in Section 13.3 (Termination for Bankruptcy).
1.42.“Bankruptcy Code” means Title 11, United States Code, as amended, or analogous provisions of Law outside the United States.
1.43.“Breaching Party” has the meaning set forth in Section 13.4.1 (Material Breach and Cure Period).

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1.44.“Business Day” means a calendar day other than a Saturday, Sunday, or a bank or other public holiday in Basel, Switzerland; Zurich, Switzerland; New York, New York; Boston, Massachusetts; or Pasadena, California.
1.45.“Calendar Quarter” means the respective periods of three consecutive calendar months ending on March 31st, June 30th, September 30th, or December 31st in any Calendar Year; provided, however, that the first Calendar Quarter of the Term will extend from the Effective Date to the end of the first complete Calendar Quarter thereafter and the last Calendar Quarter of the Term will end at the end of the Term.
1.46.“Calendar Year” means any calendar year beginning on January 1st and ending on December 31st, provided, however, that the first Calendar Year of the Term will begin on the Effective Date and end on December 31 and the last Calendar Year of the Term will end at the end of the Term.
1.47.“Cardiomyocyte Target” means any genetic target that a potential therapeutic product could be Directed To that would [***] cardiomyocytes, in each case, using the Arrowhead Cardiomyocyte Platform.
1.48.“Change of Control” means, with respect to a Party, that: (a) any Third Party acquires directly or indirectly the beneficial ownership of any voting security of such Party, or if the percentage ownership of such Third Party in the voting securities of such Party is increased through stock redemption, cancellation, or other recapitalization, and immediately after such acquisition or increase such Third Party is, directly or indirectly, the beneficial owner of voting securities representing at least 50% of the total voting power of all of the then-outstanding voting securities of such Party; (b) a merger, consolidation, recapitalization, or reorganization of such Party is consummated, other than any such transaction that would result in shareholders or equity holders of such Party immediately prior to such transaction owning at least 50% of the outstanding voting securities of the surviving entity (or its parent entity) immediately following such transaction; (c) the shareholders or equity holders of such Party approve a plan of complete liquidation of such Party, or an agreement for the sale or disposition by such Party of all or substantially all of such Party’s assets, other than pursuant to the transactions described above or to an Affiliate; or (d) the sale or transfer to a Third Party of all or substantially all of such Party’s consolidated assets taken as a whole. Notwithstanding the foregoing, any transaction or series of transactions effected for the purpose of financing the operations of the applicable Party or one or more of its applicable Affiliates (such as an initial public offering or other offering of equity securities to non-strategic investors) will not be deemed a “Change of Control” for purposes of this Agreement.
1.49.“Claims” has the meaning set forth in Section 11.1 (Indemnification by Arrowhead).
1.50.“Clinical Trial” means any clinical investigation in which a pharmaceutical product is administered or dispensed to, or used involving human subjects, including any Phase I Clinical Trial, Phase II Clinical Trial, Phase III Clinical Trial or other Pivotal Trial, or any post-approval clinical trial in humans.
1.51.“CMC Activities” means, with respect to a Licensed Compound or Licensed Product, all Manufacturing activities (including the generation of all CMC Data) necessary to support the Development or Commercialization of such Licensed Compound or Licensed Product, as applicable, at the applicable stage of Development or Commercialization, including formulation, process development, process qualification and validation, scale-up, analytic development, product characterization, stability testing, quality assurance, and quality control.
1.52.“CMC Data” means the chemistry, manufacturing and controls data for each Licensed Compound or Licensed Product, as applicable, required by applicable Law to be included or referenced in, or that otherwise supports, an application for Regulatory Approval for such Licensed Product.

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1.53.“CMO” means a contract manufacturing organization or a contract testing organization.
1.54.“CNS Target” means any genetic target, other than SNCA, that a potential therapeutic product could be Directed To that would inhibit or otherwise modulate expression within the central nervous system, using the Arrowhead BBB Platform, but excluding [***].
1.55.“Collaboration Target” or “CT” means each CNS Target or Cardiomyocyte Target, as the case may be, that is selected by Novartis in accordance with Section 3.1.2(a)(iii)(B) (Selection of Collaboration Targets), Section 3.1.2(b)(ii) (For Target Failure) or Section 3.1.2(b)(iii) (For Convenience), as applicable.
1.56.“Collaboration Target Selection Notice” has the meaning set forth in Section 3.1.2(a)(iii)(B) (Selection of Collaboration Targets).
1.57.“Collaboration Term” means, on a Collaboration Target-by-Collaboration Target basis, the earlier of (a) the completion of the Development Plan for the CT Program of which such Collaboration Target is the subject, (b) the date on which the Futility Criteria has been achieved for such Collaboration Target, or (c) the [***] anniversary of the Effective Date, provided that, solely in the case of this clause (c), (i) if a Proposed Replacement Target for such failed Collaboration Target is nominated by Novartis as permitted under Section 3.1.2(b) (Novartis Collaboration Target Substitution Right) and becomes a new Collaboration Target in accordance with Section 3.1.2(a) (Selection of Collaboration Targets) and (ii) the [***] anniversary of the Execution Date is less than [***] after the date on which the Parties agree on a CT Development Plan for such new Collaboration Target pursuant to Section 3.1.2(d) (CT Development Plans), then such [***] period will be extended by such an amount of time as is necessary such that there are [***] from the date on which such Proposed Replacement Target became a new Collaboration Target.
1.58.“Combination Product” has the meaning set forth in Section 1.165 (“Net Sales”).
1.59.“Commercialization” means any and all activities directed to the marketing, promotion, distribution, offering for sale, sale, having sold, importing, having imported, exporting, having exported, or other commercialization of a pharmaceutical or biologic product, but excluding activities directed to Manufacturing, Development, or Medical Affairs. “Commercialize,” “Commercializing,” and “Commercialized” will be construed accordingly.
1.60.“Commercially Reasonable Efforts” means (a) with respect to the efforts and resources to be expended, or considerations to be undertaken, by Novartis with respect to any objective or activity related to the Development, Regulatory Approval, Manufacture, Medical Affairs or Commercialization of a Licensed Compound or a Licensed Product, the efforts, resources and considerations to accomplish such objective or activity as Novartis would normally use in the relevant jurisdiction to accomplish a similar objective or activity under similar circumstances, consistent with the exercise of prudent scientific and business judgment, for a similar compound or product owned by it or to which it has similar rights, which compound or product, as applicable, is at a similar stage in its development or product life and of similar commercial, profit, and market potential, taking into account all relevant factors, including: (i) issues of efficacy, safety, and expected and actual approved labeling, (ii) the likely timing of entry into the market and the expected and actual competitiveness of alternative products sold by Third Parties in the marketplace, (iii) the expected and actual product profile of the Licensed Product, (iv) issues of intellectual property coverage, [***], the expected and actual patent coverage and other proprietary position of the Licensed Product, (v) the likelihood of receiving Regulatory Approval given the regulatory structure involved, [***] regulatory or data exclusivity, (vi) the expected and actual profitability of the Licensed Product [***], and (vii) [***], and (b) with respect to the efforts and resources to be expended by Arrowhead, with respect to any objective or activity under this Agreement, the reasonable, diligent, good faith efforts and resources to accomplish

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such objective or activity as Arrowhead would normally use to accomplish for its own similar objective under similar circumstances. Commercially Reasonable Efforts will be determined on a country-by-country and indication-by-indication basis for each Licensed Product, as applicable, and it is anticipated that the level of effort and resources that constitute “Commercially Reasonable Efforts” with respect to a particular country or indication may change over time, reflecting changes in the status of each Licensed Product, as applicable, and the country(ies) involved.
1.61.“Committee” means the JSC, the JMC, or any joint committees, subcommittees, working groups or other directed teams established by the JSC, as applicable.
1.62.“Competitive Infringement” means (a) the making, using, selling, offering for sale, importing, or exporting by a Third Party of a pharmaceutical or biologic product in a country that actually or potentially infringes a Valid Claim of an Arrowhead Patent Right or a Novartis Arising Patent Right in such country or (b) the filing of an ANDA under Section 505(j) of the FD&C Act or an application under Section 505(b)(2) of the FD&C Act naming a Licensed Product as a reference listed drug and including a certification under Section 505(j)(2)(A)(vii)(IV) or 505(b)(2)(A)(IV), respectively.
1.63.“Confidential Information” means (a) the terms of this Agreement and (b) with respect to a Party, subject to Section 9.3 (Exemptions), all Know-How or other information, including proprietary information and materials (whether or not patentable) embodying such Party’s technology, products, business information, or objectives, that is communicated by or on behalf of such Party (the “Disclosing Party” with respect to such information) to the other Party (the “Receiving Party” with respect to such information) or its permitted recipients, including information disclosed by such Party prior to the Effective Date pursuant to the Confidentiality Agreement.
1.64.“Confidentiality Agreement” means that certain Mutual Confidential Disclosure Agreement dated [***] by and between Arrowhead and Novartis Services Inc..
1.65.“Control” or “Controlled” means the possession by a Party or its Affiliates (whether by ownership, license, sublicense or otherwise, other than pursuant to this Agreement) of, (a) with respect to any tangible Know-How or materials, the legal authority or right to physical possession of such tangible Know-How or materials, with the right to provide such tangible Know-How or materials to the other Party on the terms set forth herein, (b) with respect to Patent Rights, Regulatory Approvals, Regulatory Submissions, intangible Know-How, or other intellectual property, the legal authority or right to grant a license, sublicense, access, or right to use (as applicable) to the other Party under such Patent Rights, Regulatory Approvals, Regulatory Submissions, intangible Know-How, or other intellectual property on the terms set forth herein, or (c) with respect to a product or component thereof, the legal authority or right to grant a license, sublicense, access, or right to use (as applicable) to the other Party under Patent Rights that Cover, or proprietary Know-How that is incorporated in or embodies, such product or component on the terms set forth herein, in each case ((a), (b), and (c)), without (i) breaching or otherwise violating the terms of any arrangement or agreement with a Third Party in existence as of the time such Party or its Affiliates would first be required hereunder to grant the other Party such access, right to use, license, or sublicense, or (ii) incurring any additional payment obligations to a Third Party that are not subject to an allocation agreed between the Parties pursuant to this Agreement, including in accordance with Section 2.9 (Third Party In-License Payments) or otherwise in writing. Notwithstanding any provision in this Agreement to the contrary, following the closing of a Change of Control of Arrowhead, the Parties agree that Arrowhead will be deemed not to Control any materials, tangible Know-How, Patent Rights, Regulatory Submissions, Regulatory Approvals, intangible Know-How, or other intellectual property that are owned or in-licensed by an Acquirer or any of its Affiliates immediately prior to the closing of such Change of Control, except to the extent such materials, tangible Know-How, Patent Rights, Regulatory Submissions, Regulatory Approvals, intangible Know-How, or other

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intellectual property owned or in-licensed by the Acquirer or such Affiliate (A) were included in the licenses or other rights granted to Novartis pursuant to this Agreement immediately prior to the closing of such Change of Control or (B) are used in the performance of any of Arrowhead’s or its Affiliates’ obligations, or exercise of its or their rights, under this Agreement following the closing of such Change of Control.
1.66.“Cover,” “Covering,” or “Covered” means, with respect to a particular subject matter at issue and a relevant Patent Right or individual claim in such Patent Right, as applicable, that the manufacture, use, sale, offer for sale, or importation of such subject matter would fall within the scope of one or more claims in such Patent Right or the individual claim of such Patent Right.
1.67.“CTP Research Milestone Payment” has the meaning set forth in Section 8.3.1 (CT Programs Research Milestones).
1.68.“CTA” has the meaning set forth in Section 1.125 (“IND”).
1.69.“CTA Ready Data Package” means, with respect to a specific Program, the data, results, and other material Arrowhead Know-How, including the chemical structures and sequences of the lead Licensed SNCA Product, in the case of the SNCA Program, or of the Lead Development Candidate, in the case of a CT Program (but, in each case, excluding (i) all Arrowhead Manufacturing Know-How, which will be provided to Novartis in accordance with Section 5.4 (Manufacturing Technology Transfer) and (ii) any physical material, which will be provided to Novartis in accordance with Section 5.2 (Remaining Inventory at Technology Transfer Date)): (a) generated in the performance of all activities under the applicable Development Plan for such Program (including, for clarity, any such Arrowhead Know-How arising from Arrowhead’s sponsorship of the NHP MAD Study) and (b) necessary for the filing of a CTA for such lead Licensed SNCA Product or such Lead Development Candidate, as applicable, to commence a Phase I Clinical Trial, but, in each case, in any event, including all information set forth on and (if specified therein) in the format specified in Schedule 1.69 (CTA Ready Data Package Form).
1.70.“CT Development Plans” has the meaning set forth in Section 3.1.2(d) (CT Development Plans).
1.71.“CT Program Research Activities” has the meaning set forth in Section 3.1.2(d) (CT Development Plans).
1.72.“CT Programs” means the programs for the Research, Development, Manufacture, Commercialization, and other Exploitation of Licensed CT Compounds and Licensed CT Products, in each case, individually or collectively as the context requires.
1.73.“CT Substitution Fee” has the meaning set forth in Section 8.2 (CT Substitution Fee).
1.74.“CTP Research Milestone Event” has the meaning set forth in Section 8.3.1 (CT Programs Research Milestones).
1.75.“CTP Research Milestone Payment” has the meaning set forth in Section 8.3.1 (CT Programs Research Milestones).
1.76.“Cure Period” has the meaning set forth in Section 13.4.1 (Material Breach and Cure Period).
1.77.“Data” means any and all data and results that has arisen or arises from the Exploitation of a Licensed Compound or Licensed Product, including pharmacology data, preclinical data, clinical data, investigator reports (both preliminary and final), statistical analysis, expert opinions and reports, and safety and other electronic databases, in each case, in any and all forms, including files, reports, raw data, source data (including patient medical records and original patient report forms, but excluding patient-specific data to the extent required by applicable Laws) and the like.

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1.78.“Debarred” means, with respect to an individual or entity, that such individual or entity has been debarred or suspended under 21 U.S.C. §335(a) or (b), the subject of a conviction described in Section 306 of the FD&C Act, excluded from a federal or governmental health care program, debarred from federal contracting, convicted of or pled nolo contendere to any felony, or to any federal or state legal violation (including misdemeanors) relating to prescription drug products or fraud.
1.79.“Delivery Ligand” means a ligand (including any linkers, whether incorporated into the ligand or a separate component) that is (a) conjugated to an RNAi Molecule to help facilitate delivery in vivo to specific tissues or cell types, which may include lipid moieties, antibodies, peptides, and small molecule compounds, (b) a component of, or used in the Manufacture of, Licensed Compounds or Licensed Products, and (c) based on, evolved from, a process improvement to, or is otherwise derived from the Arrowhead Platform.
1.80.“Development” means all internal and external research, development, and regulatory activities related to pharmaceutical or biologic products (including Research), including (a) toxicology testing and studies, non-clinical and preclinical testing, studies, and other activities, and Clinical Trials, and (b) preparation, submission, review, and development of data or information for the purpose of submission to a Regulatory Authority to obtain authorization to conduct Clinical Trials and to obtain, support, or maintain Regulatory Approval of a pharmaceutical or biologic product and interacting with Regulatory Authorities following receipt of Regulatory Approval in the applicable country or region for such pharmaceutical or biologic product regarding the foregoing, but excluding activities directed to Manufacturing, Medical Affairs, or Commercialization. Development will include development and regulatory activities for additional forms, formulations, or indications for a pharmaceutical or biologic product after receipt of Regulatory Approval of such product (including label expansion), including Clinical Trials initiated following receipt of Regulatory Approval or any Clinical Trial to be conducted after receipt of Regulatory Approval that was mandated by the applicable Regulatory Authority as a condition of such Regulatory Approval with respect to an approved formulation or indication (such as post-marketing studies or observational studies, in either case, if required by any Regulatory Authority in any region in the Territory to support or maintain Regulatory Approval for a pharmaceutical or biologic product in such region). “Develop,” “Developing,” and “Developed” will be construed accordingly.
1.81.“Development Plans” means, individually or collectively as the context requires, the SNCA Development Plan in respect of the SNCA Program and the CT Development Plan in respect of a CT Program.
1.82.“Development Report” has the meaning set forth in Section 3.8.1 (Arrowhead Development Reports).
1.83.“Direct Costs” means the sum of the following as incurred for the applicable Licensed Compound, Licensed Product, or any other tangible material to be provided by one Party to the other Party hereunder: [***]
1.84.“Directed To” means, with respect to a compound or product and a gene target, that the mechanism of such compound or product [***] such target.
1.85.“Disclosing Party” has the meaning set forth in Section 1.63 (“Confidential Information”).
1.86.“Disputes” has the meaning set forth in Section 15.1 (Exclusive Dispute Resolution Mechanism).
1.87.“Dollars” or “$” means the legal tender of the United States of America.
1.88.“Drug Product” has the meaning set forth in Section 5.3 (Novartis Manufacturing Options).

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1.89.“Drug Substance” has the meaning set forth in Section 5.3 (Novartis Manufacturing Options).
1.90.“Effective Date” has the meaning set forth in Section 14.1 (Effective Date).
1.91.“EMA” means the European Medicines Agency or any successor entity.
1.92.“European Union” or “EU” mean the European Union, as may be redefined from time to time.
1.93.“Exclusivity Period” means [***].
1.94.“Execution Date” has the meaning set forth in the preamble.
1.95.“Executive Officer” means (a) the [***] of Arrowhead (or [***] of Arrowhead designated by [***] of Arrowhead who has the power and authority to resolve a given Dispute or matter) and (b) the [***] of Novartis (or his/her designee).
1.96.“Expedited Arbitrator” has the meaning set forth in Section 15.3.1 (Expedited Arbitration).
1.97.“Exploitation” means to Develop, Manufacture, Commercialize, or otherwise exploit. When used as a verb, to “Exploit” means to engage in any of the foregoing activities.
1.98.“FD&C Act” means the United States Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301 et seq., as amended together with any rules, regulations, and requirements promulgated thereunder.
1.99.“FDA” means the United States Food and Drug Administration or any successor agency thereto.
1.100.“Field” means all human and animal therapeutic uses for the treatment, prevention, or prophylaxis of any disease, disorder, or condition.
1.101.“First Commercial Sale” means, on a country-by-country and Licensed Product-by-Licensed Product basis, the first sale under this Agreement by Novartis or any of its Affiliates or Sublicensees to a Third Party for use, consumption, or resale of such Licensed Product in such country following receipt of Marketing Approval [***] for such Licensed Product in such country. [***].
1.102.“[***]” means [***].
1.103.“Force Majeure” means any event beyond the reasonable control of the affected Party, including embargoes, tariffs or other trade restrictions, war or acts of war, including terrorism, insurrections, riots, or civil unrest; strikes, lockouts, or other labor disturbances (other than strikes, lockouts, or labor disturbances involving such Party’s own employees); epidemics, pandemics, the spread of infectious diseases, and quarantines; fire, floods, earthquakes, or other acts of nature; or acts, omissions, or delays in acting by any Governmental Authority.
1.104.“FTE” means a qualified full-time person, or more than one person working the equivalent of a full-time person, where “full time” is based upon a total of [***]. Overtime, and work on weekends, holidays, and the like will not be counted with any multiplier (e.g. time-and-a-half or double time) toward the number of hours that are used to calculate the FTE contribution. Each employee utilized by Arrowhead or any of its Affiliates in connection with Arrowhead’s or such Affiliate’s performance under this Agreement may be less than or greater than one FTE based on the hours actually worked by such employee and will be treated as an FTE on a pro rata basis based upon the actual number of such hours worked divided by [***].
1.105.“FTE Costs” means, for any period, the FTE Rate multiplied by the number of FTEs in such period. FTEs will be pro-rated on a daily basis if necessary.

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1.106.“FTE Rate” means, for the period commencing on the Effective Date until such time as the Parties agree otherwise, $[***] per year, subject to annual increases beginning on January 1, 2026 to reflect percentage increase in [***], calculated by [***]. For the avoidance of doubt, such rate is intended to cover the cost of salaries, benefits, infrastructure costs, travel, general laboratory or office supplies, postage, insurance, training and all other general expenses and overhead items.
1.107.“Fully Burdened Cost” means, with respect to a Party and Licensed Compound, Licensed Product, or any other tangible material to be provided by one Party to the other Party hereunder, [***]. All costs and expenses included in this definition will be calculated in accordance with Accounting Standards by such Party on a consistent basis.
1.108.“Futility Criteria” means, on a Collaboration Target-by-Collaboration Target, the futility criteria specified in the CT Development Plan for such Collaboration Target.
1.109.“GAAP” means United States generally accepted accounting principles, which principles are currently used at the relevant time and consistently applied by the applicable Party.
1.110.“Gatekeeper” has the meaning set forth in Section 3.1.2(a)(ii) (Selection of Collaboration Targets).
1.111.“Generic Entry Date” has the meaning set forth in Section 8.5.2 (Reduction for Generic Competition).
1.112.“Generic Product” means, with respect to a Licensed Product in a particular country of the Territory, any product that is approved, or is sought to be approved, in reliance, in whole or in part, on the prior Regulatory Approval (or on safety or efficacy data submitted in support of the prior Regulatory Approval) of such Licensed Product in such country as determined by the applicable Regulatory Authority of such country, including any product authorized for sale (a) in the U.S. pursuant to, as applicable, (i)  Section 505(j) of the FD&C Act (21 U.S.C. 355(j)) or Section 505(b)(2) of the FD&C Act (21 U.S.C. 355(b)(2)), or (ii) Section 351(k) of the Public Health Service Act (PHS Act) as amended by the Biologics Price Competition and Innovation Act (BPCIA), in each case ((i) and (ii)), as amended from time to time, (b) in countries of the European Economic Area pursuant to Article 10 (but excluding Art. 10(3)), Article 10a, or Article 10b of Parliament and Council Directive 2001/83/EC as amended from time to time (including an application under Article 6.1 of Parliament and Council Regulation (EC) No. 726/2004 that relies for its content on any such provision), or (c) in any other country or other jurisdiction pursuant to all equivalents of such provisions, including any amendments and successor statutes with respect to any of the foregoing.
1.113.“Good Clinical Practices” or “GCP” means the then-current good clinical practice standards, practices, and procedures promulgated or endorsed by the applicable Regulatory Authority as set forth in the guidelines imposed by such Regulatory Authority, as may be updated from time-to-time, including those as set forth in FDA regulations in 21 C.F.R. Parts 11, 50, 54, 56, 312, 314, and 320 and all related FDA rules, regulations, orders, and guidances, and by the International Conference on Harmonization E6: Good Clinical Practices Consolidated Guideline.
1.114.“Good Laboratory Practices” or “GLP” means the then-current and phase appropriate standards, practices and procedures promulgated or endorsed by the FDA as set forth in 21 C.F.R. Part 58 (or any successor statute or regulation) and FDA guidance, including related regulatory requirements imposed by the FDA and comparable applicable regulatory standards, practices and procedures promulgated by the EMA, PMDA, or other Regulatory Authority applicable to the Territory, as they may be updated from time to time, including applicable guidelines promulgated under the ICH.

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1.115.“Good Manufacturing Practices” or “GMP” means the then-current good manufacturing practices required by the FDA, as set forth in the FD&C Act, 21 C.F.R. Parts 210 and 211, and FDA guidance issued thereunder, for the Manufacture and testing of pharmaceutical materials, and comparable applicable Law related to the manufacture and testing of pharmaceutical materials in jurisdictions outside the United States. “Good Manufacturing Practices,” or “GMP” also means the quality guidelines promulgated by the ICH, including the ICH Q7A, titled “Q7A Good Manufacturing Practice Guidance for Active Pharmaceutical Ingredients” and the policies promulgated thereunder, in each case, as they may be updated from time to time.
1.116.“Governmental Authority” means any court, tribunal, arbitrator, agency, commission, department, ministry, official, authority, or other instrumentality of any nation, state, county, city, or other political subdivision thereof or of any multinational governmental body.
1.117.“Greater China” means the People’s Republic of China, the Special Administrative Region of Hong Kong, the Special Administrative Region of Macau, and Taiwan.
1.118.“H-W Suit Notice” has the meaning set forth in Section 12.4.4 (Hatch-Waxman).
1.119.“Hatch-Waxman Act” means rights conferred in the U.S. under the Drug Price Competition and Patent Term Restoration Act, 21 U.S.C. §355, as amended (or any successor statute or regulation).
1.120.“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules promulgated thereunder.
1.121.“ICC” means the International Chamber of Commerce.
1.122.“ICC Rules” has the meaning set forth in Section 15.3.1 (Expedited Arbitration).
1.123.“ICH” means International Conference on Harmonization.
1.124.“IFRS” means International Financial Reporting Standards, which principles are currently used at the relevant time and consistently applied by the applicable Party.
1.125.“IND” means (a) an Investigational New Drug application pursuant to the FD&C Act, as amended, and applicable regulations promulgated thereunder by the FDA, (b) a Clinical Trial authorization application for a product filed with a Regulatory Authority in any other regulatory jurisdiction outside the U.S., the filing of which is necessary to commence or conduct clinical testing of a pharmaceutical or biologic product in humans in such jurisdiction (“CTA”), or (c) documentation issued by a Regulatory Authority that permits the conduct of clinical testing of a pharmaceutical or biologic product in humans in such jurisdiction.
1.126.“Indemnified Party” has the meaning set forth in Section 11.3.1 (Notice).
1.127.“Indemnifying Party” has the meaning set forth in Section 11.3.1 (Notice).
1.128.“Indirect Costs” means the sum of the following as incurred for the applicable Licensed Compound, Licensed Product, or any other tangible material to be provided by one Party to the other Party hereunder: [***].
1.129.“Indirect Taxes” has the meaning set forth in Section 8.7.5(e) (Indirect Taxes).
1.130.“[***]” has the meaning set forth in [***].
1.131.“JMC Communication Plan” has the meaning set forth in Section 7.3.3 (Meetings).

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1.132.“Joint Arising Know-How” has the meaning set forth in Section 12.2.2(c) (Joint).
1.133.“Joint Arising Patent Rights” has the meaning set forth in Section 12.2.2(c) (Joint).
1.134.“Joint Arising Technology” has the meaning set forth in Section 12.2.2(c) (Joint).
1.135.“Joint Manufacturing Committee” or “JMC” has the meaning set forth in Section 7.3.1 (Formation; Composition; Dissolution).
1.136.“Joint Steering Committee” or “JSC” has the meaning set forth in Section 7.2.1 (Formation; Composition; Dissolution).
1.137.“Know-How” means any (a) proprietary scientific or business information or materials, including records, improvements, modifications, techniques, assays, designs, protocols, formulas, data (including physical data, chemical data, toxicology data, animal data, raw data, clinical data, and analytical and quality control data), Data, dosage regimens, control assays, product specifications, marketing, pricing and distribution costs, inventions, algorithms, technology, forecasts, profiles, strategies, plans, results in any form whatsoever, know-how, and trade secrets (in each case, whether or not patentable, copyrightable, or otherwise protectable), and (b) any information embodied in chemical or biological materials or physical embodiments of any of the foregoing.
1.138.“Laws” means applicable laws, statutes, rules, regulations, and other pronouncements having the effect of law of any Governmental Authority that may be in effect from time to time, including disclosure obligations required by any stock exchange or securities commission having authority over a Party and any applicable rules, regulations, guidances, or other requirements of any Regulatory Authority that may be in effect from time to time.
1.139.“LDC Criteria” has the meaning set forth in Section 3.1.2(d) (CT Development Plans).
1.140.“LDC Nomination Date” means, with respect to a CT Program and a Lead Development Candidate therefor, as applicable, the date of the [***].
1.141.“Lead Development Candidate” or “LDC” means, with respect to a CT Program, the first Licensed CT Product that is the subject of such CT Program satisfying the LDC Criteria specified in the CT Development Plan for such CT Program [***].
1.142.“Licensed Compounds” means the Licensed SNCA Compounds and the Licensed CT Compounds, in each case, individually or collectively as the context requires.
1.143.“Licensed CT Compounds” means, on a CT Program-by-CT Program basis, (a) the Lead Development Candidate that is the subject of such CT Program, (b) any backups of the Lead Development Candidate Controlled by Arrowhead or any of its Affiliates as of the Technology Transfer Date for such CT Program, and (c) any modification, improvement, or other derivative to or of the RNAi Molecules described in clauses (a) or (b).
1.144.“Licensed CT Product-Specific Patent Rights” means all Arrowhead Patent Rights having claims Covering solely (a) the composition of matter comprising the nucleotide sequence of one or more Licensed CT Compounds or Licensed CT Products, (b) the method of use (including method of treatment by use) of one or more Licensed CT Compounds or Licensed CT Products, (c) the formulation comprising, and biomarkers or companion diagnostics specifically relating to, one or more Licensed CT Compounds or Licensed CT Products, or (d) the method of manufacture specific to the Manufacture of Licensed CT Compounds or Licensed CT Products.
1.145.“Licensed CT Products” means any pharmaceutical or biologic product that is comprised of or contains a Licensed CT Compound, alone or in combination with one or more Other

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Components, in any and all forms, presentations, delivery systems, dosages, and formulations and any improved or modified versions thereof.
1.146.“Licensed Product-Specific Patent Rights” means, collectively, the Licensed SNCA Product-Specific Patent Rights and the Licensed CT Product-Specific Patent Rights. The Licensed Product-Specific Patent Rights existing as of the Execution Date are set forth on Schedule 1.146 (Licensed Product-Specific Patent Rights).
1.147.“Licensed Products” means the Licensed SNCA Products and the Licensed CT Products, in each case, individually or collectively as the context requires.
1.148.“Licensed SNCA Compound” means any and all of the following (a) ARO-SNCA SC, (b) the SNCA Backup Compounds, and (c) any modification, improvement, or other derivative to or of ARO-SNCA or any SNCA Backup Compound that is Directed To SNCA.
1.149.“Licensed SNCA Product” means any pharmaceutical or biologic product that is comprised of or contains a Licensed SNCA Compound, alone or in combination with one or more Other Components, in any and all forms, presentations, delivery systems, dosages, and formulations and any improved or modified versions thereof.
1.150.“Licensed SNCA Product-Specific Patent Rights” means all Arrowhead Patent Rights having claims Covering solely (a) the composition of matter comprising the nucleotide sequence of one or more Licensed SNCA Compounds or Licensed SNCA Products, (b) the method of use (including method of treatment by use) of one or more Licensed SNCA Compounds or Licensed SNCA Products, (c) the formulation comprising, and biomarkers or companion diagnostics specifically relating to, one or more Licensed SNCA Compounds or Licensed SNCA Products, or (d) the method of manufacture specific to the Manufacture of Licensed SNCA Compounds or Licensed SNCA Products.
1.151.“Losses” has the meaning set forth in Section 11.1 (Indemnification by Arrowhead).
1.152.“MAA” means any new drug application or other marketing authorization application, in each case, filed with the applicable Regulatory Authority in a country or other regulatory jurisdiction (and all supplements and amendments thereto), which application is required to commercially market or sell a pharmaceutical or biologic product in such country or jurisdiction, including (a) all New Drug Applications submitted to the FDA in the United States pursuant to the FD&C Act (21 U.S.C. § 355(b)(1)) and the regulations promulgated thereunder with respect to a pharmaceutical product and (b) a Biologics License Application submitted to the FDA in the United States pursuant to the FD&C Act (21 C.F.R. § 601.2) and the regulations promulgated thereunder with respect to a pharmaceutical product, or, in each case ((a) and (b)), any analogous application or submission with any Regulatory Authority in any other country or regulatory jurisdiction.
1.153.“Major European Markets” means [***].
1.154.“Major Region” means [***].
1.155.“Manufacture” means activities directed to manufacturing, processing, formulating, packaging, labeling, filling, finishing, assembly, quality assurance, quality control, testing, and release, shipping, or storage of any pharmaceutical or biologic product (or any components or process steps involving any product or any companion diagnostic), placebo, or comparator agent, as the case may be, including process development, process qualification, validation and scale-up, pre-clinical, clinical and commercial manufacture, and analytic development, product characterization, and stability testing, as the case may be, but excluding activities directed to

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Development, Commercialization, or Medical Affairs. “Manufacturing” will be construed accordingly.
1.156.“Manufacturing Technology Transfer Plan” has the meaning set forth in Section 5.4 (Manufacturing Technology Transfer).
1.157.“[***]” means [***].
1.158.“Marketing Approval” means, with respect to a country or extra-national territory, any and all approvals (including Regulatory Approval and Pricing and Reimbursement Approval), licenses, registrations, or authorizations of any Governmental Authority that are required in order to Commercialize a Licensed Product in such country or some or all of such extra-national territory.
1.159.“Materials” means all tangible compositions of matter, devices, articles of manufacture, assays, biological, chemical or physical materials, and other similar materials.
1.160.“[***]” means [***].
1.161.“Medical Affairs” means activities conducted by a Party’s medical affairs departments (or, if a Party does not have a medical affairs department, the equivalent function thereof), including communications with key opinion leaders, medical education, symposia, advisory boards (to the extent related to medical affairs or clinical guidance), activities performed in connection with patient registries, and other medical programs and communications, including educational grants, research grants (including conducting investigator-initiated studies), and charitable donations to the extent related to medical affairs and not to other activities that do not involve the promotion, marketing, sale, or other Commercialization of the Licensed Products and are not conducted by a Party’s medical affairs (or equivalent) departments.
1.162.“[***]” means [***].
1.163.“Milestone Events” means the CTP Research Milestone Events, the Regulatory Milestone Events, and the Sales Milestone Events.
1.164.“Milestone Payments” means the CTP Research Milestone Payments, the Regulatory Milestone Payments, and the Sales Milestone Payments.
1.165.“Net Sales” means the net sales recorded by Novartis or any of its Affiliates or their Sublicensees (excluding, for clarity, any distributors or wholesalers) for any Licensed Product sold to Third Parties other than Sublicensees as determined in accordance with Novartis’ Accounting Standards as consistently applied, [***]. The deductions booked on an accrual basis by Novartis and its Affiliates under its Accounting Standards as consistently applied to calculate the recorded net sales from gross sales include the following:
[***].
1.166.With respect to the calculation of Net Sales:
[***].
1.167.“NHP” has the meaning set forth in Section 1.268 (“Unavailable”).
1.168.“NHP MAD Study” means [***].

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1.169.“Non-Bankrupt Party” has the meaning set forth in Section 16.2 (Section 365(n) of the Bankruptcy Code).
1.170.“Non-Breaching Party” has the meaning set forth in Section 13.4.1 (Material Breach and Cure Period).
1.171.“Novartis Arising Know-How” has the meaning set forth in Section 12.2.2(b) (Novartis).
1.172.“Novartis Arising LC/LP Patent Rights” means any Novartis Arising Patent Rights having claims Covering solely[***]; but expressly excluding any Novartis Arising Patent Rights that also claim or otherwise disclose [***].
1.173.[***] means [***].
1.174.“Novartis Arising Patent Rights” has the meaning set forth in Section 12.2.2(b) (Novartis).
1.175.“Novartis Arising Technology” has the meaning set forth in Section 12.2.2(b) (Novartis).
1.176.“Novartis Background Technology” means any Know-How and Patent Rights Controlled by Novartis or any of its Affiliates, which Know-How and Patent Rights: (a) [***], or (b) [***].
1.177.“Novartis Licensed Technology” means, collectively, the Novartis Arising Know-How, Novartis Arising Patent Rights, and Novartis’ interest in the Joint Arising Technology, in each case, without limiting any of Novartis’ obligations under this Agreement, that are Controlled by Novartis or any of its Affiliates.
1.176.“Novartis Prosecuted Patent Rights” has the meaning set forth in Section 12.3.1(a) (Novartis’ Right to Prosecute Patent Rights).
1.177.“Novartis Records” has the meaning set forth in Section 8.7.3 (Records and Audits).
1.178.“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury or any successor agency thereto.
1.179.[***] has the meaning set forth in Section [***].
1.180.“Orange/Purple Book” means (a) the then-current edition of the United States Food and Drug Administration publication “Approved Drug Products with Therapeutic Equivalence Evaluations”, (b) the then-current edition of the United States Food and Drug Administration publication “Lists of Licensed Biological Products with Reference Product Exclusivity and Biosimilarity or Interchangeability Evaluations”, or (c) the equivalent patent listing to that set forth in clause (a) or clause (b), as applicable, in any other country within the Territory.
1.181.[***] has the meaning set forth in Section [***].
1.182.“Out-of-Pocket Costs” means, with respect to certain activities for a Licensed Compound or Licensed Product hereunder, specifically identifiable expenses paid or payable by a Party or its Affiliates to Third Parties to conduct such activities, including payments to contract personnel (including contractors, consultants, and Subcontractors) incurred after the Effective Date.
1.183.“Party” or “Parties” has the meaning set forth in the preamble.

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1.184.“Patent Challenge” has the meaning set forth in Section 13.5 (Termination for Patent Challenge).
1.185.“Patent Costs” means the Out-of-Pocket Costs paid to outside legal counsel and other Third Parties incurred in the Prosecution and Maintenance of Patent Rights hereunder or enforcing and defending any such Patent Rights, determining freedom to operate for any Licensed Products (including challenging any Patent Right Controlled by Third Parties).
1.186.“Patent Offices” has the meaning set forth in Section 10.2.6 (Validity and Enforceability).
1.187.“Patent Right” means any and all (a) patents, (b) patent applications, including all provisional and non-provisional applications, patent cooperation treaty (PCT) applications, substitutions, continuations, continuations-in-part, divisions and renewals, and all patent rights granted thereon or claiming priority thereto, (c) all patents-of-addition, reissues, re-examinations and extensions or restorations by existing or future extension or restoration mechanisms, including supplementary protection certificates, patent term extensions, and equivalents thereof, (d) inventor’s certificates, letters patent, (e) any other substantially equivalent form of government issued right substantially similar to any of the foregoing described in subsections (a) through (e) above, anywhere in the world.
1.188.“Patent Term Extensions” has the meaning set forth in Section 12.8 (Patent Right Extensions).
1.189.“Payments” has the meaning set forth in Section 8.7.5(a) (Withholding Taxes).
1.190.“Person” means any natural person, corporation, unincorporated organization, partnership, association, sole proprietorship, joint stock company, joint venture, limited liability company, trust or government, Governmental Authority, or any other similar entity.
1.191.“Personnel” means, with respect to any Person, its officers, directors, employees, workers, contractors, advisors, consultants, agents, or other representatives.
1.192.“Pharmacovigilance Agreement” has the meaning set forth in Section 4.3 (Pharmacovigilance Agreement).
1.193.“Phase I Clinical Trial” means a Clinical Trial (or any arm thereof) of a pharmaceutical or biologic product with the endpoint of determining initial tolerance, safety, metabolism, pharmacokinetic or pharmacodynamic information in single dose, single ascending dose, multiple dose, or multiple ascending dose regimens, and that satisfies the requirements of U.S. federal regulation 21 C.F.R. §§ 312.21(a) and its successor regulation or equivalents in other jurisdictions.
1.194.“Phase II Clinical Trial” means a Clinical Trial (or any arm thereof) of a pharmaceutical or biologic product with the primary objective of characterizing its effectiveness in a specific disease state as well as generating more detailed safety, tolerability, and pharmacokinetics information, and that satisfies the requirements of U.S. federal regulation 21 C.F.R. §§ 312.21(b) and its successor regulation or equivalents in other jurisdictions.

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1.195.“Phase III Clinical Trial” means a Clinical Trial (or any arm thereof) of a pharmaceutical or biologic product on a sufficient number of patients, which trial a Regulatory Authority permits to be conducted under an open IND and is designed to: (a) establish that the pharmaceutical or biologic product is safe and efficacious for its intended use; (b) define warnings, precautions and adverse reactions that are associated with the pharmaceutical or biologic product in the dosage range to be prescribed; and (c) support an MAA filed with a Regulatory Authority for the pharmaceutical or biologic product, and that satisfies the requirements of U.S. federal regulation 21 C.F.R. § 312.21(c) and its successor regulation or equivalents in other jurisdictions.
1.196.“Pivotal Trial” means (a) a Phase III Clinical Trial or (b) any other Clinical Trial for which the applicable Regulatory Authority has reviewed the existing efficacy and safety data from a prior Clinical Trial for the applicable Licensed Product and has agreed, whether before dosing of the first patient in such Clinical Trial (e.g., pursuant to an agreement with or statement from the FDA or the EMA on a ‘Special Protocol Assessment’ or equivalent or other guidance or minutes issued by the FDA or EMA) or after dosing of the first patient in such Clinical Trial (e.g., based on an interim data analysis), is sufficient to form the primary basis of an efficacy claim in a submission for Regulatory Approval, regardless of whether the sponsor of such study characterizes or refers to such study as a “Phase III,” “Phase IIb”, “Phase IIb/III” or “Phase I/II” study (or otherwise) in the applicable protocol, on clinicaltrials.gov, or in any other context.
1.197.“Platform Third Party Agreements” has the meaning set forth in Section 2.9.2(b)(i) (Platform Third Party Rights).
1.198.“Platform Third Party Rights” has the meaning set forth in Section 2.9.2(b)(i) (Platform Third Party Rights).
1.199.[***] has the meaning set forth in Section [***].
1.200.“Pre-Existing Third Party Agreements” means those certain agreements between Arrowhead and a Third Party set forth on Schedule 1.200 (Pre-Existing Third Party Agreements).
1.201.[***] means [***].
1.202.[***] has the meaning set forth in [***].
1.203.“Pricing and Reimbursement Approval” means the later of (a) the approval, agreement, determination, or governmental decision establishing a price for the applicable Licensed Product that can be legally charged to consumers, if required in a given jurisdiction or country in connection with Commercialization of such Licensed Product in such jurisdiction or country; and (b) the approval, agreement, determination, or governmental decision establishing the level of reimbursement for the applicable Licensed Product that will be reimbursed by Governmental Authorities, if required in a given jurisdiction or country in connection with the Commercialization of such Licensed Product in such jurisdiction or country.
1.204.“Product-Specific Know-How” has the meaning set forth in Section 9.1 (Confidential Information).
1.205.“Program” means each of the SNCA Program and the CT Programs.

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1.206.“Program-Specific Third Party Rights” has the meaning set forth in Section 2.9.2(a) (Program-Specific Third Party Rights).
1.207.“Proposed Replacement Target” has the meaning set forth in Section 3.1.2(b)(i)(Novartis Collaboration Target Substitution Right).
1.208.“Proposed Target” has the meaning set forth in Section 3.1.2(a)(iii) (Selection of Collaboration Targets).
1.209.“Proposed Target Notice” has the meaning set forth in Section 3.1.2(a)(iii) (Selection of Collaboration Targets).
1.210.“Prosecution and Maintenance” or “Prosecute and Maintain” means the filing, preparation, prosecution (including any interferences, reissue proceedings, reexaminations, oppositions and similar proceedings), post-grant reviews, requests for patent term adjustments, and maintenance of Patent Rights. For the avoidance of doubt, Prosecution and Maintenance excludes any applications or requests for patent term extension. When used as a verb, “Prosecute and Maintain” means to engage in Prosecution and Maintenance.
1.211.“[***]” means [***].
1.212.“[***]” means [***].
1.213.“[***]” means [***].
1.214.[***] means [***].
1.215.“Receiving Party” has the meaning set forth in Section 1.63 (“Confidential Information”).
1.216.“Regulatory Approval” means, with respect to a particular country or other regulatory jurisdiction, any approval of an MAA, or other approval, product, or establishment license, registration, or authorization of any Regulatory Authority necessary for the Manufacture, Commercialization, or other Exploitation of a pharmaceutical or biologic product in such country or other regulatory jurisdiction, including all supplements and amendments thereto, excluding, in each case, Pricing and Reimbursement Approval.
1.217.“Regulatory Authority” means any applicable Governmental Authority with jurisdiction or authority over the Development, Manufacture, Commercialization, or other Exploitation (including Marketing Approval, Regulatory Approval, or Pricing and Reimbursement Approval) of pharmaceutical or biologic products in a particular country or other regulatory jurisdiction, and any corresponding national or regional regulatory authorities.
1.218.“Regulatory Exclusivity” means any exclusive marketing rights or data exclusivity rights conferred by any Regulatory Authority with respect to a Licensed Product in a country or jurisdiction in the Territory, other than a Patent Right, that prohibits a Person from relying on or otherwise using safety or efficacy data generated by or on behalf of a Party with respect to such Licensed Product, including new use or indication exclusivity, new formulation, new chemical entity exclusivity, orphan drug exclusivity, or non-patent related pediatric exclusivity.

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1.219.“Regulatory Milestone Event” has the meaning set forth in Section 8.3.2 (Regulatory Milestones).
1.220.“Regulatory Milestone Payment” has the meaning set forth in Section 8.3.2 (Regulatory Milestones).
1.221.“Regulatory Submissions” means any filing, application, dossier, or submission with any Regulatory Authority in support of the Development, Manufacture, Commercialization, or other Exploitation of a pharmaceutical or biologic product (including to obtain, support, or maintain Regulatory Approval from that Regulatory Authority), including all supplements, amendments, data, and documents with respect thereto, and all correspondence or communication with or from the relevant Regulatory Authority, as well as minutes of any material meetings, telephone conferences, or discussions with the relevant Regulatory Authority. Regulatory Submissions include all INDs, MAAs, and other applications for Regulatory Approval and their equivalents.
1.222.“Reimbursable Development Costs” has the meaning set forth in Section 3.6 (Arrowhead Development Costs Reimbursement).
1.223.“Research” means all internal and external research, identification of composition of matter, screening, and non-human testing, including all non-clinical toxicology testing and studies, non-clinical and preclinical testing, studies, and other activities. When used as a verb, “to Research” and “Researching” mean to engage or engaging in Research.
1.224.“Restricted Party” means any individual or entity on one or more of the Restricted Party Lists.
1.225.“Restricted Party List” means the list of sanctioned entities maintained by the United Nations; the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List and the Sectoral Sanctions Identifications List, all administered by OFAC; the U.S. Denied Persons List, the U.S. Entity List, and the U.S. Unverified List, all administered by the U.S. Department of Commerce; and the entities subject to restrictive measures and the consolidated list of Persons, Groups, and Entities Subject to E.U. Financial Sanctions, as implemented by the E.U. Common Foreign & Security Policy.
1.226.“Reversion License” has the meaning set forth in Section 13.6.2(a) (Termination by Arrowhead for Cause or by Novartis Without Cause).
1.227.“Reversion Technology” has the meaning set forth in 13.6.2 (Termination by Arrowhead for Cause or by Novartis Without Cause).
1.228.“Reversion Trademarks” has the meaning set forth in 13.6.2 (Termination by Arrowhead for Cause or by Novartis Without Cause).
1.229.“RNAi Molecule” means an exogenous double-stranded oligomeric (i.e., RNA or modified variants thereof) molecule.
1.230.“Royalties” has the meaning set forth in Section 8.4 (Royalties).
1.231.“Royalty Rates” means the applicable royalty rates set forth in Table 8.4 (Royalty Payments).

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1.232.“Royalty Term” means, on a Licensed Product-by-Licensed Product and country-by-country basis, the period commencing on the First Commercial Sale of such Licensed Product in such country and expiring upon the last to occur of (a) the expiration of the last Valid Claim of the last to expire of [***], (b) the expiration of all Regulatory Exclusivity for such Licensed Product in such country, and (c) [***] after the First Commercial Sale of such Licensed Product in such country.
1.233.“Sales Milestone Event” has the meaning set forth in Section 8.3.3 (Sales Milestones).
1.234.“Sales Milestone Payment” has the meaning set forth in Section 8.3.3 (Sales Milestones).
1.235.“Sanctioned Person” shall mean any Person that is the subject or target of sanctions or restrictions under the Global Trade Laws, including, any Person: (a) listed on any list of sanctioned persons maintained by the United States, United Nations Security Council, including (i) the “Specially Designated Nationals and Blocked Persons” list maintained by the U.S. Office of Foreign Assets Control or (ii) the Entity List or Military End User List maintained by the U.S. Department of Commerce’s Bureau of Industry and Security; (b) located in, ordinarily resident in or incorporated in a Sanctioned Territory; or (c) which is 50% or more owned, directly or indirectly, individually or in the aggregate, or otherwise controlled, as applicable, by any Person or Persons described in subclauses (a) or (b) of this definition.
1.236.
1.237.“Sanctioned Territory” shall mean any country or territory which is itself the subject or target of any country-wide or territory-wide comprehensive economic sanctions imposed by the United States at any point over the previous five years, including Cuba, Iran, North Korea, Syria and the Crimea and so-called Donetsk People’s Republic and Luhansk People’s Republic regions of Ukraine.
1.238.“SEC” means the United States Securities and Exchange Commission or any successor Governmental Authority having substantially the same function.
1.239.“Securitization Transaction” has the meaning set forth in Section 16.1.2 (Securitization Transaction).
1.240.“Selection Term” means the period commencing on the Effective Date and expiring [***].
1.241.“SNCA” means alpha-synuclein.
1.242.“SNCA Backup Compound” means any backups of ARO-SNCA SC Controlled by Arrowhead or any of its Affiliates as of the Technology Transfer Date for the SNCA Program.
1.243.“SNCA Development Plan” has the meaning set forth in Section 3.1.1(b) (SNCA Development Plan).
1.244.“SNCA Program” means the program for the Research, Development, Manufacture, Commercialization, and other Exploitation of Licensed SNCA Compounds and Licensed SNCA Products.

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1.245.“SNCA Program Research Activities” has the meaning set forth in Section 3.1.1(b) (SNCA Development Plan).
1.246.“Subcontractor” means a Third Party contractor engaged by a Party to perform certain obligations or exercise certain rights of such Party under this Agreement on a fee-for-service basis (including contract research organizations, distributors, wholesalers, or CMOs). For clarity, a Subcontractor will not include a Third Party contractor engaged by a Party to perform ancillary facility support activities, like, by way of non-limiting example, security services.
1.247.“Sublicensee” means any Third Party (excluding distributors and wholesalers) to whom a Party or any of its Affiliates has granted or grants a sublicense of its rights hereunder to Develop, Manufacture, Commercialize, or otherwise Exploit a Licensed Product, or any further sublicensee of such rights (regardless of the number of tiers, layers or levels of sublicenses of such rights) in accordance with Section 2.2 (Sublicensing Terms).
1.248.“Target” means any of SNCA or a Collaboration Target, in each case, individually or collectively as the context requires.
1.249.“Target Competing Product” has the meaning set forth in Section 2.10.1 (Exclusivity Covenants).
1.250.“Target Competitive Activities” has the meaning set forth in Section 2.10.1 (Exclusivity Covenants).
1.251.“Target Exclusivity Period” has the meaning set forth in Section 2.10.1 (Exclusivity Covenants).
1.252.“Target Failure” has the meaning set forth in Section 3.1.2(c) (Arrowhead CT Program Development Responsibility).
1.253.“Tax” and “Taxation” means any form of tax or taxation, levy, duty, charge, social security charge, contribution, or withholding of whatever nature (including any related fine, penalty, surcharge, or interest) imposed by, or payable to, any government, state or municipality, or any local, state, federal, or other fiscal, revenue, customs, or excise authority, body, or official in the Territory.
1.254.“Technology Transfer Date” has the meaning set forth in Section 3.2.2(a) (Transition of Research & Development Activities).
1.255.“Term” has the meaning set forth in Section 13.1 (Term).
1.256.“Terminated Products” means (a) if this Agreement is terminated in its entirety, all Licensed Compounds and all Licensed Products under this Agreement, (b) if this Agreement is terminated in part with respect to a Program in the entire Territory, all Licensed Compounds and all Licensed Products that are the subject of such Program in the entire Territory [***].
1.257.“[***]” means [***].

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1.258.“Territory” means all of the countries of the world, and their territories and possessions.
1.259.“Third Party” means any Person other than Arrowhead, Novartis, or their respective Affiliates.
1.260.“Third Party Experts” has the meaning set forth in Section 7.4.3(a)(A) (Final Decision-Making Authority).
1.261.“Trade Control Laws and Sanctions” means all applicable Laws governing the export, import and provision of goods (including technical data and technology) and services, including (a) the applicable Laws of the United States governing embargoes, sanctions and boycotts, the International Emergency Economic Powers Act (50 U.S.C. § 1701 et seq.), the Trading with the Enemy Act (50 U.S.C. App. §§ 1-44), and all rules, regulations and executive orders relating to any of the foregoing, including regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury at 15 C.F.R. Parts 500-599 and by the U.S. Department of State; (b) all Laws governing the export, re-export, or transfer of goods, software, technology, or technical data, including the Export Administration Act of 1979 (50 U.S.C. App. §§ 2401-2420), the Export Control Reform Act of 2018 (Pub. L. 115-232), the Export Administration Regulations (“EAR”, 15 C.F.R. Parts 730-774), the Arms Export Control Act (22 U.S.C. § 2778), and the International Traffic in Arms Regulations (22 C.F.R. § 120.1 et seq.); (c) the Foreign Trade Regulations (15 C.F.R. Part 30) administered by the Census Bureau; (d) all applicable Laws governing the importation of products, technology, technical data, and services, including those administered by United States Customs and Border Protection (19 C.F.R. Parts 1-199); (e) the antiboycott laws set forth in section 999 of the Internal Revenue Code, the Department of the Treasury Guidelines concerning international boycotts promulgated thereunder, and Part 760 of the EAR; and (f) any other applicable Laws relating to the export and import activities of an applicable Party.
1.262.“Trademark” means any trademark, trade name, service mark, service name, brand, domain name, trade dress, logo, slogan, or other indicia of origin or ownership, including the goodwill and activities associated with each of the foregoing.
1.263.“Transaction Agreements” means this Agreement, the Pharmacovigilance Agreement, and any clinical supply agreement, commercial supply agreement, and related quality agreements, or any other agreement that supplements this Agreement, in each case, between the Parties, individually or collectively as the context may require.
1.264.[***] has the meaning set forth in Section [***].
1.265.[***] means [***].
1.266.[***] has the meaning set forth in Section [***].
1.267.[***] means [***].
1.268.[***] has the meaning set forth in Section [***].
1.269.“Unavailable” means [***].

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1.270.“United States” or “U.S.” means the United States and its territories, possessions and commonwealths.
1.271.“Upfront Payment” has the meaning set forth in Section 8.1 (Upfront Payment).
1.272.“Valid Claim” means (a) a claim of any issued and unexpired Patent Right whose validity, enforceability, or patentability has not been affected by any of the following: (i) irretrievable lapse, abandonment, revocation, cancellation, dedication to the public, or disclaimer; or (ii) a holding, finding, or decision of invalidity, unenforceability, or non-patentability by a court, governmental agency, national or regional patent office, or other appropriate body that has competent jurisdiction, such holding, finding, or decision being final and unappealable or unappealed within the time allowed for appeal; or (b) a pending claim of an unissued, pending patent application that has not been pending for more than [***] from its earliest priority date, in which case it will cease to be considered a Valid Claim until the patent issues and recites said claim. For clarity, a holding, finding or decision being final and unappealable or unappealed means a holding, finding or decision from which no appeal can be or has been taken.
1.273.“Visirna” has the meaning set forth in Section 1.8 (Affiliates).
1.274.“Withholding Taxes” has the meaning set forth in Section 8.7.5(a) (Withholding Taxes).
2.LICENSE GRANTS; EXCLUSIVITY
2.1.License Grants to Novartis. Subject to the terms and conditions of this Agreement, [***] on a Program-by-Program basis, Arrowhead hereby grants to Novartis and its Affiliates, during the Term, an exclusive (even as to Arrowhead and its Affiliates, except as set forth in Section 2.4 (Arrowhead Retained Rights)), non-transferable (except in accordance with Section 16.1 (Assignment)), royalty-bearing, sublicensable (through multiple tiers, in accordance with Section 2.2 (Sublicensing Terms)) license under the Arrowhead Technology to Develop, Manufacture, perform Medical Affairs, Commercialize, and otherwise Exploit the Licensed Compounds and Licensed Products in the Field and in the Territory.
2.2.Sublicensing Terms.
2.2.1.Subject to this Section 2.2 (Sublicensing Terms), Novartis and its Affiliates may grant sublicenses under Section 2.1 (License Grants to Novartis) to any Third Party, including to any Subcontractor to the extent a sublicense of the rights granted to Novartis hereunder is necessary for such Subcontractor to satisfy Novartis’ obligations as delegated to such Subcontractor.
2.2.2.With respect to any sublicense granted pursuant to Section 2.2.1 (Sublicensing Terms) or Section 2.3 (Performance through Subcontractors) to a Sublicensee or a Subcontractor, as the case may be:
(a)any such sublicense or subcontract agreement will be consistent with the terms of this Agreement and obligate the Sublicensee or Subcontractor to comply with the applicable terms of this Agreement, including those of Section 10.6.9 (No Reverse Engineering);
(b)as between the Parties, Novartis will remain primarily liable to Arrowhead for the performance of all of its obligations under, and its compliance with all provisions of, this Agreement, and for the performance of its Sublicensees and its Subcontractors, and Arrowhead will have the right to proceed directly

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against Novartis without any obligation to first proceed against the Sublicensees or Subcontractors;
(c)without limiting Section 2.2.2(a) (Sublicensing Terms), each Sublicensee and Subcontractor, as applicable, will (i) undertake in writing obligations of confidentiality and non-use regarding Confidential Information that are substantially the same as those undertaken by the Parties with respect to Confidential Information pursuant to Article 9 (Confidentiality and Publication), and (ii) use Commercially Reasonable Efforts to require that each of its Sublicensees and Subcontractors undertakes in writing to assign or exclusively license back (with the right to sublicense through multiple tiers) to Novartis all Arising Know-How and Arising Patent Rights (including intellectual property with respect to any Licensed Compounds and Licensed Products conceived, invented, developed or otherwise made in the course of performing any such work); and
(d)within a reasonable time after execution of any sublicense agreement with a Sublicensee that grants Development or Commercialization rights in a Major Region, Novartis will provide to Arrowhead a copy of such agreement (other than any agreement with a Subcontractor), which agreement may be redacted to omit any terms not necessary to determining Novartis’ and such Sublicensee’s obligations under this Agreement.
2.3.Performance through Subcontractors. Subject to Section 2.2.2 (Sublicensing Terms) and Section 5.4 (Manufacturing Technology Transfer), Novartis and any of its Affiliates may perform any of its rights or obligations under this Agreement through one or more Subcontractors.
2.4.Arrowhead Retained Rights. Except as expressly granted under Section 2.1 (License Grants to Novartis), Arrowhead hereby expressly retains, on behalf of itself and its Affiliates, all rights under the Arrowhead Technology, including the right to (a) perform the SNCA Program Research Activities and the CT Program Research Activities, (b) Manufacture Licensed Compounds and Licensed Products in accordance with Article 5 (Manufacturing), (c) fulfill its obligations under any agreement between the Parties for Arrowhead’s performance of Development activities or Manufacturing activities on behalf of Novartis or its Affiliates or its Sublicensees for any Licensed Compounds and Licensed Products, and (d) fulfill any other obligations expressly set forth under this Agreement.
2.5.No Other Rights. Except as otherwise expressly provided in this Agreement, under no circumstances will a Party or any of its Affiliates, as a result of this Agreement, obtain any ownership interest, license, or other right in or to any Know-How, Patent Rights, or other intellectual property of the other Party, including tangible or intangible items owned, Controlled, or developed by the other Party, or provided by the other Party to the receiving Party at any time, pursuant to this Agreement. Any rights not expressly granted by a Party under this Agreement are hereby retained by such Party.
2.6.Combination Products. Notwithstanding any other provision of this Agreement, for purposes of the license grants under Section 2.1 (License Grants to Novartis), with respect to any Licensed Product that is a Combination Product, such license will not include any Other Component Controlled by, as applicable, Arrowhead or any of its Affiliates or Novartis or any of its Affiliates included in any such Combination Product.
2.7.License to Arrowhead. Subject to the terms and conditions of this Agreement, Novartis hereby grants to Arrowhead and its Affiliates a non-exclusive, non-transferable (except in accordance with Section 16.1 (Assignment)), royalty-free, fully paid-up, sublicensable (to a Subcontractor in accordance with Section 2.8 (Arrowhead Performance through Subcontractors)), license under the Novartis Arising Technology, solely to the extent necessary to enable Arrowhead to perform its obligations under and in accordance with the terms of this Agreement.
2.8.Arrowhead Performance through Subcontractors. Subject to this Section 2.8 (Arrowhead Performance through Subcontractors), Arrowhead and its Affiliates may (a) perform any of its rights or obligations under this Agreement through (i) its Affiliates, (ii) one or more of the

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Subcontractors set forth in the applicable Development Plan, or, subject to Novartis’ prior written approval (not to be unreasonably withheld, conditioned or delayed), any new Subcontractor that Arrowhead proposes to engage to perform Development activities under the applicable Development Plan, or (iii) any of the Subcontractors listed in Schedule 2.8 (Arrowhead Pre-Approved Subcontractors) for the activities specified in such schedule, and (b) grant sublicenses under Section 2.7 (License to Arrowhead) to any Subcontractor to the extent a sublicense of the rights granted to Arrowhead hereunder is necessary for such Subcontractor to satisfy Arrowhead’s obligations as delegated to such Subcontractor. With respect to any sublicense granted pursuant to this Section 2.8 (Arrowhead Performance through Subcontractors) to a Subcontractor:
(a)any such subcontract agreement will be consistent with the terms of this Agreement and obligate the Subcontractor to comply with the applicable terms of this Agreement;
(b)as between the Parties, Arrowhead will remain primarily liable to Novartis for the performance of all of its obligations under, and its compliance with all provisions of, this Agreement, and for the performance of its Subcontractors, and Novartis will have the right to proceed directly against Arrowhead without any obligation to first proceed against the Subcontractors; and
(c)each Subcontractor will (i) undertake in writing obligations of confidentiality and non-use regarding Confidential Information that are substantially the same as those undertaken by the Parties with respect to Confidential Information pursuant to Article 9 (Confidentiality and Publication), and (ii) use Commercially Reasonable Efforts to require that each of its Subcontractors undertakes in writing to assign or exclusively license back (with the right to sublicense through multiple tiers) to Arrowhead all Arising Know-How and Arising Patent Rights (including intellectual property with respect to any Licensed Compounds and Licensed Products conceived, invented, developed or otherwise made in the course of performing any such work).
2.9.Third Party In-License Payments.
2.9.1.Prior to the Effective Date. As between the Parties, Arrowhead will be solely responsible for any license fees, milestones, royalties, and other payments, whether accruing prior to, on or following the Effective Date, under any of the Pre-Existing Third Party Agreements.
2.9.2.After Effective Date.
(a)Program-Specific Third Party Rights. On a Program-by-Program basis, if, in the reasonable opinion of Novartis, rights under any Patent Rights or Know-How of a Third Party are necessary or reasonably useful for the Exploitation of any of the Licensed Compounds or Licensed Products that are the subject of such Program by Novartis or any of its Affiliates or any of its or their Sublicensees in any country of the Territory that are or is not Platform Third Party Rights (“Program-Specific Third Party Rights”), then, as between the Parties, [***].
(b)Platform Third Party Rights.
(i)From and after the Effective Date and continuing during the Term, subject to Novartis’ rights under Section 12.6.2 (Defense), prior to Arrowhead (or any of its Affiliates) entering into an agreement with respect to any Patent Rights or Know-How of a Third Party that are or is: (A) generally applicable to making, using, or selling RNAi

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Molecules; (B) not specific to a Licensed Compound, a Licensed Product, or any other RNAi Molecule Directed To the Target that is the subject of a Program, or any method of manufacture or use thereof; and (C) in the reasonable opinion of Arrowhead is necessary or reasonably useful for the Exploitation of the Licensed Compounds or Licensed Products that are the subject of a Program (such Patent Rights or Know-How, a “Platform Third Party Rights” and such agreement, a “Platform Third Party Agreement”), Arrowhead will provide written notice to Novartis of Arrowhead’s (or its Affiliate’s) intent to enter into such proposed Platform Third Party Agreement, along with reasonably detailed information regarding the proposed financial terms, as well as any other material terms applicable to sublicensees under such proposed Platform Third Party Agreement and the relevant Patent Rights or Know-How owned or otherwise controlled by such Third Party that are proposed to be included as Arrowhead Technology if Novartis elects to take a sublicense under such proposed Platform Third Party Agreement pursuant to Section 2.9.2(b)(ii) (Platform Third Party Rights). After receipt of such notice from Arrowhead with respect to any Platform Third Party Agreement, Novartis will have the right to request discussions with Arrowhead, and, if so requested, the Parties will promptly meet and discuss such Platform Third Party Rights and Platform Third Party Agreement, including the proposed financial terms and other terms applicable to sublicensees thereunder.
(ii)Arrowhead (or its Affiliate) will use Commercially Reasonable Efforts to obtain sublicensable licenses or other rights under the relevant Platform Third Party Rights pursuant to its corresponding Platform Third Party Agreement that are sufficient to grant Novartis a license with respect to the Licensed Compounds and Licensed Products that are the subject of the applicable Program on terms substantially consistent with the rights and licenses granted to Novartis under the Arrowhead Technology pursuant to Section 2.1 (Licensed Grants to Novartis); provided that, [***]. In no event will Arrowhead enter into any Platform Third Party Agreement under which rights are not sublicensable to Novartis in a manner that precludes Novartis from entering into an agreement with the applicable Third Party for a grant of such Platform Third Party Rights to Exploit the Licensed Compounds and Licensed Products in the Field in the Territory.
(iii)If Arrowhead (or its Affiliate) is successful in obtaining such sublicensable licenses or other rights under the applicable Platform Third Party Agreement in accordance with Section 2.9.2(b) (Platform Third Party Rights), then (A) Novartis will have the right, by delivery of written notice to Arrowhead, to elect to take a sublicense under such relevant Patent Rights or Know-How in-licensed by Arrowhead (or its Affiliate) under such Platform Third Party Agreement, and (B) if Novartis makes such election, (1) [***], and (2) Novartis agrees to comply, and will cause its Affiliates and its and their Sublicensees to comply, with any applicable obligations under such Platform Third Party Agreement that apply to Novartis (or its Affiliates or its or their Sublicensees) as sublicensees thereunder and of which Novartis was informed by Arrowhead in writing prior to such election by Novartis pursuant to this Section 2.9.2(b)(ii) (Platform Third Party Rights), including [***]. If Novartis fails to deliver such written notice to Arrowhead or otherwise declines such a sublicense, then the Platform

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Third Party Right subject to such Platform Third Party Agreement will not be included within the Arrowhead Technology or in any of the licenses and other rights granted to Novartis and its Affiliates and its and their Sublicensees under this Agreement.
(iv)Nothing in this Section 2.9.2(b) (Platform Third Party Rights) restricts Novartis’ right to obtain any license or other rights in or to any Platform Third Party Right directly from any Third Party that owns or otherwise controls any Platform Third Party Right.
2.10.Exclusivity.
2.10.1.Exclusivity Covenants. Subject to Section 2.10.2 (Arrowhead Change of Control), except as expressly permitted under this Agreement, during [***] and on a Target-by-Target basis (the “Target Exclusivity Period”), Arrowhead will not, and will ensure that its Affiliates do not, directly or indirectly, independently or for or with any Third Party, Develop or Commercialize and will not collaborate with, enable, or otherwise authorize, license or grant any right to any Third Party to, Develop or Commercialize in the Territory any compound or product that is Directed To such Target [***], including through the use of Arrowhead Technology, ligand and antibody technologies, or siRNA (such compound or product, a “Target Competing Product” and such activities, the “Target Competitive Activities”), except in accordance with Section 13.6.1(b) (Exclusivity).
2.10.2.Arrowhead Change of Control.
(a)If, during, as applicable the Target Exclusivity Period, Arrowhead undergoes a Change of Control and the Acquirer is (a) engaged in Target Competitive Activities as of the closing of such Change of Control or (b) initiates Target Competitive Activities thereafter, then the restrictions set forth in Section 2.10.1 (Exclusivity Covenants) will not apply to such Acquirer and such Target Competitive Activities; provided that (i) no Licensed Product-Specific Patent Rights, Novartis Arising Technology, or Confidential Information of Novartis or Confidential Information of both Parties is used by or on behalf of such Acquirer in connection with any performance of such Target Competitive Activities, and (ii) such Acquirer institutes commercially reasonable technical and administrative safeguards to ensure the requirements set forth in the foregoing clause (i) are met, including by creating “firewalls” between the personnel working on the Target Competing Product and the personnel teams charged with working on any Licensed Compound or Licensed Product that is the subject of any Program hereunder having as its Target the same as that of such Target Competitive Activities or having access to data from activities performed under this Agreement or Confidential Information of Novartis or Confidential Information of both Parties. Notwithstanding the foregoing, the foregoing clause (ii) will not apply to employees or members of the Board of Directors of Arrowhead who do not perform any day-to-day responsibilities for a Licensed Compound or a Licensed Product or Target Competitive Activities if Arrowhead ensures that such employees and members of its Board of Directors comply with Arrowhead’s obligations of confidentiality and non-use as set forth in this Agreement.
(b)In the event of a Change of Control of Arrowhead, Arrowhead shall provide Novartis with written notice thereof within [***] following the consummation of such Change of Control, which notice shall identify the Acquirer. Novartis may, effective upon written notice delivered to Arrowhead within [***] following the consummation of such Change of Control, elect any or all of the following: (i) to disband or restructure, in whole or in part, any or all

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Committees, as determined by Novartis; or (ii) to reasonably limit the scope of information to be provided by Novartis to Arrowhead (including through the JSC or any other Committee).
2.10.3.Acquired Business Exception. Notwithstanding the restrictions set forth in Section 2.10.1 (Exclusivity Covenants), if, during the Target Exclusivity Period, Arrowhead or any of its Affiliates acquires any assets or business, whether by way of merger, business combination, asset purchase, stock purchase, or otherwise (the “Acquired Business”), and such Acquired Business, immediately prior to such acquisition, owns, has, or includes any license or other right to any Target Competing Product that would otherwise violate Section 2.10.1 (Exclusivity Covenants), then Arrowhead will (i) notify Novartis of such Target Competing Product in writing no later than [***] after the consummation of such acquisition, and (ii) perform one of the following acts (and specify which of the following it will perform in such notice, which decision will be final and binding on Arrowhead and its Affiliates), and in the case of all acts specified under the clauses below Arrowhead and its Affiliates also will comply with the firewalling and other requirements specified in clauses (i) and (ii) of Section 2.10.2 (Arrowhead Change of Control):
(a)Arrowhead may elect to terminate the Development, Manufacture, or Commercialization of, as applicable, such Target Competing Product in which case Arrowhead and its Affiliates will cease the Development, Manufacture, and Commercialization of, as applicable, such Target Competing Product as soon as reasonably practicable and in any event within [***] after the consummation of the acquisition of the Acquired Business, giving due consideration to ethical concerns and requirements under applicable Law and any agreements with Third Parties and notify Novartis in writing of such completed termination; or
(b)Arrowhead may elect to divest itself (or cause its Affiliate to divest itself) of, as applicable, such Target Competing Product and notify Novartis in writing of such completed divestiture, provided that such divestiture is completed within [***] after the consummation of the acquisition of the Acquired Business.
2.11.[***].
2.11.1.[***].
2.11.2.[***].
2.11.3.[***].
2.11.4.[***].
3.RESEARCH AND DEVELOPMENT
3.1.Arrowhead Research and Development Activities.
3.1.1.SNCA Program Research and Development.
(a)Arrowhead SNCA Program Development Responsibility. Arrowhead will be responsible, at its cost and expense, for conducting and completing the SNCA Program Research Activities in accordance with the SNCA Development Plan, but excluding all costs and expenses for the Manufacture by or on behalf of Arrowhead of Licensed SNCA Compounds used in the performance of such SNCA Program Research Activities which will be borne

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solely by Novartis as set forth in Section 5.1 (Arrowhead Manufacturing Activities).
(b)SNCA Development Plan. Arrowhead will conduct the SNCA Program Research Activities in accordance with a written plan to be prepared by Arrowhead and submitted by Arrowhead to the JSC to review, discuss, and determine whether to approve as promptly as reasonably practicable after the Effective Date (and in any event no later than [***] after the Effective Date) (as such plan may be updated thereafter in accordance with this Agreement, the “SNCA Development Plan”). The SNCA Development Plan will include (and any subsequent update thereof will include) (i) the planned Research and pre-clinical Development activities to be conducted by or on behalf of Arrowhead that are necessary to support a filing of a CTA for the first lead Licensed SNCA Product for the SNCA Program to commence a Phase I Clinical Trial and the timelines of such activities, (ii) the Manufacturing activities to be conducted by or on behalf of Arrowhead in support of the activities described in the foregoing clause (i) (if any), and (iii) the anticipated costs (on a batch pricing or Fully Burdened Cost basis) for the Manufacturing activities described in the foregoing clause (ii) (collectively, the activities of clause (i) and clause (ii), the “SNCA Program Research Activities”). The initial draft of the SNCA Development Plan is attached to this Agreement as Schedule 3.1.1(b) (Initial SNCA Development Plan). Either Party, through the JSC, may propose updates to the SNCA Development Plan and the JSC will review, discuss, and determine whether to approve each such update. The Parties agree that, as of the Execution Date, the anticipated lead Licensed SNCA Product for the SNCA Program is ARO-SNCA SC. Promptly following the JSC’s approval of the SNCA Development Plan, Arrowhead will provide to Novartis’ Alliance Manager: (a) a one-time good faith estimate of the costs and expenses to be incurred by Arrowhead for its performance of the SNCA Program Research Activities thereunder, and (b) a good faith estimate of the costs and expenses to be incurred by Novartis in connection with Arrowhead’s performance of the SNCA Program Research Activities (e.g., costs and expenses for the Manufacture by or on behalf of Arrowhead of Licensed SNCA Compounds used in the performance of SNCA Program Research Activities), which shall be updated by Arrowhead on a Calendar Quarter basis to reflect a forecast of the costs to be incurred by Novartis for the immediately following Calendar Quarter.
3.1.2.CT Program Research and Development.
(a)Selection of Collaboration Targets.
(i)[***]:
(ii)Each Party hereby confirms, as of the Execution Date, that (A) it has engaged with the other Party a mutually agreed, independent, third-party gatekeeper (the “Gatekeeper”) [***], through which Novartis may inquire whether a CNS Target or a Cardiomyocyte Target, as applicable, that Novartis would like [***] is available, (B) it has executed and is a party to a written agreement with such Gatekeeper with customary terms and conditions that are consistent with this Section 3.1.2(a) (Selection of Collaboration Target), including appropriate confidentiality obligations, and (C) it has agreed to share equally the fees and expenses of the Gatekeeper with the other Party.

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(iii)[***], Novartis has submitted one or more written inquiries to the Gatekeeper to determine if, as applicable, a CNS Target or Cardiomyocyte Target was available for inclusion as a Collaboration Target under this Agreement (each, a “Proposed Target”). Novartis’ written inquiry(ies) to the Gatekeeper for each Proposed Target included the following information (each, a “Proposed Target Notice”) the identity of such Proposed Target (including the NCBI Gene ID for known targets or, if no such NCBI Gene ID exists, an unequivocal identifier of such target), and whether such Proposed Target was a CNS Target or a Cardiomyocyte Target. [***].
(iv)Arrowhead will use Commercially Reasonable Efforts to include the gatekeeping process set forth in Section 3.1.2(a)(iii) (Selection of Collaboration Targets) in any collaboration, license, or other arrangement with a Third Party that includes Arrowhead using the Arrowhead Platform to Exploit compounds and products Directed To CNS Targets or Cardiomyocyte Targets. Notwithstanding the foregoing, Novartis agrees to negotiate in good faith and execute an amendment to this Agreement in the event any such Third Party requires any reasonable changes to the gatekeeping process set forth in Section 3.1.2(a)(iii) (Selection of Collaboration Targets).
(b)Novartis Collaboration Target Substitution Right.
(i)Definitions. Any alternate proposed CNS Target or Cardiomyocyte Target, as the case may be, will be a “Proposed Replacement Target” and, if such alternate target becomes the subject of a Collaboration Target Selection Notice delivered by Novartis to Arrowhead in accordance with this Section 3.1.2(b) (Novartis Collaboration Target Substitution Right), it will be deemed a Collaboration Target upon Arrowhead’s receipt of such Collaboration Target Selection Notice.
(ii)For Target Failure.
(A)If, during the Selection Term, Arrowhead notifies Novartis in writing of a Target Failure with respect to an ongoing CT Program as contemplated under Section 3.1.2(c) (Arrowhead CT Development Responsibility), then Novartis will have the right (but not the obligation) to provide to the Gatekeeper a Proposed Target Notice nominating a Proposed Replacement Target prior to the end of the Selection Term, which Proposed Replacement Target will be subject to the selection process set forth under Section 3.1.2(a)(iii) (Selection of Collaboration Target).
(B)During the [***] period after the expiration of the Selection Term, if Arrowhead notifies Novartis in writing of a Target Failure with respect to an ongoing CT Program as contemplated under Section 3.1.2(c) (Arrowhead CT Development Responsibility), then Novartis will have the right (but not the obligation) to provide to the Gatekeeper a Proposed Target Notice nominating a Proposed Replacement Target, which alternate proposed target will be subject to the selection process set forth under Section 3.1.2(a)(iii)

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(Selection of Collaboration Target), within [***] after the date that Novartis is notified by Arrowhead of the Target Failure.
(C)[***].
(D)Novartis will have no further rights of any kind with respect to any Collaboration Target for which there was a Target Failure, including under Section 2.10.1 (Exclusivity Covenants) and Section 3.5.1 (Arrowhead Development Diligence Obligations), and either Party will be free to pursue any compounds and products Directed To such Targets outside of this Agreement.
(iii)For Convenience. In addition to Novartis’ right to nominate a Proposed Replacement Target in accordance with Section 3.1.2(b)(ii) (For Target Failure), Novartis will have the right (but not the obligation) to nominate [***] Proposed Replacement Target at its convenience during the first [***] of the Selection Term, which Proposed Replacement Target will be subject to the selection process set forth under Section 3.1.2(a)(iii) (Selection of Collaboration Target). [***]. In the event Arrowhead receives a Collaboration Target Selection Notice from Novartis for such Proposed Replacement Target and it becomes a “Collaboration Target” under this Agreement pursuant to Section 3.1.2(a)(iii) (Selection of Collaboration Target), Novartis will pay to Arrowhead the CT Substitution Fee in accordance with Section 8.2 (CT Substitution Fee).
(c)Arrowhead CT Program Development Responsibility. During the Collaboration Term, on a CT Program-by-CT Program basis, Arrowhead will be responsible, at its sole cost and expense, for conducting and completing the CT Program Research Activities for the Collaboration Target of such CT Program in accordance with the applicable CT Development Plan for such CT Program, but excluding all costs and expenses for the Manufacture by or on behalf of Arrowhead of Licensed CT Compounds used in the performance of such CT Program Research Activities which will be borne solely by Novartis as set forth in Section 5.1 (Arrowhead Manufacturing Activities). Arrowhead will not perform any Research or other non-clinical or clinical Development activities for any Collaboration Target other than in accordance with the applicable CT Development Plan for such CT Program. If Arrowhead, acting in good faith, determines that the data and results generated in its performance of the CT Program Research Activities for a CT Program show achievement of the Futility Criteria specified for such CT Program in the applicable CT Development Plan, then Arrowhead will promptly notify Novartis in writing of such determination, and each Party’s rights and obligations with respect to such CT Program and its corresponding Collaboration Target will terminate (a “Target Failure”), including pursuant to Section 2.10 (Exclusivity) and Section 3.5.1 (Arrowhead Development Diligence Obligations) [***].
(d)CT Development Plans. Arrowhead will conduct the CT Program Research Activities for each CT Program in accordance with a written plan prepared by Arrowhead and submitted by Arrowhead to the JSC to review, discuss, and determine whether to approve (A) with respect to such plan for each [***] Collaboration Targets [***] and (B) with respect to such plan for any Proposed Replacement Target that becomes a Collaboration Target in accordance with Section 3.1.2(b)(ii) (For Target Failure) or Section 3.1.2(b)(iii) (For Convenience), as promptly as reasonably practicable after the date of

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Arrowhead’s receipt of the corresponding Collaboration Target Selection Notice therefor but in any event no later than [***] after the date of such notice (as each such plan may be updated thereafter in accordance with this Agreement, each a “CT Development Plan”). The CT Development Plan for a CT Program will include (and any subsequent update thereof will include) (i) the planned Research and pre-clinical Development activities to be conducted by or on behalf of Arrowhead that are necessary to support a filing of a CTA for the first Lead Development Candidate for such CT Program to commence a Phase I Clinical Trial and the timelines of such activities, (ii) the Manufacturing activities to be conducted by or on behalf of Arrowhead in support of the activities described in the foregoing clause (i) (if any), (iii) the anticipated costs (on a batch pricing or Fully Burdened Cost basis) for the Manufacturing activities described in the foregoing clause (ii), and (iv) the criteria to be achieved by a Licensed Compound of such CT Program for it to be nominated and accepted as the Lead Development Candidate for such CT Program [***] (the “LDC Criteria”) (collectively, the activities of clause (i) and clause (ii), the “CT Program Research Activities”). Either Party, through the JSC, may propose updates to any CT Development Plan and the JSC will review, discuss, and determine whether to approve each such update. Promptly following the JSC’s approval of each CT Development Plan, Arrowhead will provide to Novartis’ Alliance Manager: (a) a one-time good faith estimate of the costs and expenses to be incurred by Arrowhead for its performance of the CT Program Research Activities thereunder, and (b) a good faith estimate of the costs and expenses to be incurred by Novartis in connection with Arrowhead’s performance of the CT Program Research Activities (e.g., costs and expenses for the Manufacture by or on behalf of Arrowhead of Licensed CT Compounds used in the performance of CT Program Research Activities), which shall be updated by Arrowhead on a Calendar Quarter basis to reflect a forecast of the costs to be incurred by Novartis for the immediately following Calendar Quarter.
(e)Lead Development Candidate Continuation. On a CT Program-by-CT Program basis, no later than [***], Novartis will deliver to Arrowhead a written notice indicating whether (i) Arrowhead is to continue with the CT Program Research Activities to prepare the CTA Ready Data Package for the Lead Development Candidate that is the subject of such LDC Nomination Date and deliver such CTA Ready Data Package to Novartis in accordance with Section 3.2.2(a) (Transition of Research & Development Activities), and whether (ii) (A) Arrowhead is to Manufacture, or have Manufactured, (1) an initial batch of such Lead Development Candidate in support of preclinical GLP toxicity studies, and (2) an initial batch of such Lead Development Candidate for the use in a Phase I Clinical Trial pursuant to Novartis’ option in Section 5.3 (Novartis Manufacturing Options), or (B) (1) Novartis is assuming the Manufacture of and supply to Arrowhead of the requirements of such Lead Development Candidate to be used in the performance of the activities of the corresponding CT Program Research Activities until delivery of the CTA Ready Data Package for such applicable CT Program, and (2) Novartis is requesting a manufacturing technology transfer for such CT Program in accordance with Section 5.4 (Manufacturing Technology Transfer); provided, however that, at Novartis’ election, all foregoing confirmations can be given by Novartis to Arrowhead instead during the same meeting of the JSC [***]. In the event that Arrowhead has not received such confirmations, whether by written notice or through the JSC, for a certain CT Program within such [***] period (or such longer period mutually agreed by the Parties), such CT Program will be deemed terminated by Novartis in accordance with Section 13.2 (Termination for Convenience) and Section 13.6 (Effects of Termination)

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as of the date of the expiration of such [***] period or, if applicable, such longer period mutually agreed by the Parties [***].
3.2.Novartis Development and Medical Affairs Activities.
3.2.1.Novartis Development and Medical Affairs Responsibility. For each Program, from and after the Technology Transfer Date for such Program, Novartis will have sole control over and decision-making authority for the Development of, and performance of Medical Affairs for, all Licensed Compounds and Licensed Products that are the subject of such Program.
3.2.2.Transition of Research & Development Activities.
(a)For each Program, promptly following Arrowhead’s completion of the last of its activities specified under the applicable Development Plan for such Program, Arrowhead will provide to Novartis, at Arrowhead’s cost and expense, the CTA Ready Data Package for such Program (on a Program-by-Program basis, the date of completion of such technology transfer for such Program, the “Technology Transfer Date”). For clarity, Arrowhead will not be required to create any documentation or data with respect to any Program that does not already exist as of immediately prior to its applicable Technology Transfer Date.
(b)Following its receipt of a CTA Ready Data Package for a certain Program, Novartis will have [***] to (i) review the contents of such CTA Ready Data Package and (ii) ask any reasonable questions regarding such CTA Ready Data Package, which Arrowhead will promptly answer. If Novartis, acting in good faith, determines that a CTA Ready Data Package for a certain Program is incomplete, as compared to the information set forth on Schedule 1.69 (CTA Ready Data Package Form) to be included in such CTA Ready Data Package or that Arrowhead has not otherwise provided Novartis with any Arrowhead Know-How that is generated in the performance of activities under the applicable Development Plan for such Program that is necessary to support a filing by Novartis of a CTA for, as applicable, the first lead Licensed SNCA Product or the first Lead Development Candidate of such Program, then Novartis will promptly notify Arrowhead of such deficiency and identify in reasonable detail in such notice such missing information or other Arrowhead Know-How. Unless Arrowhead disputes in good faith such deficiency, in which case such dispute will be referred to the JSC for resolution, Arrowhead will promptly deliver to Novartis such previously missing information or other Arrowhead Know-How, as applicable. Novartis will be deemed to have accepted the CTA Ready Data Package for a certain Program as complete and final upon the date of expiration of such [***] period [***].
(c)Upon Novartis’ reasonable request and for a period not to exceed [***] following the Technology Transfer Date for a Program, Arrowhead will provide such assistance, including making its Personnel reasonably available to Novartis during normal business hours, as is reasonably necessary to support the transition of Development and Medical Affairs activities to Novartis for such Program. Novartis will reimburse Arrowhead for (i) any reasonable Out-of-Pocket Costs incurred in providing such assistance and (ii) Arrowhead’s reasonable costs, at the FTE Rate, incurred in connection with its Personnel’s participation in any such assistance activities, including working group meetings or any other one-on-one meetings with Personnel of Novartis or its designee; in each case (i) and (ii) in accordance with a mutually agreed work plan and budget [***].

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3.3.Transition of NHP MAD Study Activities.
3.3.1.Without limiting Section 3.2.2 above, following the Effective Date, Novartis may elect to, at its sole discretion: (a) sponsor and conduct the NHP MAD Study at a contract research organization designated by Novartis or (b) have Arrowhead sponsor and conduct (or have conducted) the NHP MAD Study at a contract research organization designated by Novartis [***].
3.3.2.In the event that Novartis elects to its sponsor the NHP MAD Study and have the NHP MAD Study transferred to a contract research organization in accordance with Section 3.3.1(a) above [***]. From and after such transition, Novartis shall conduct (or have conducted on its behalf) the NHP MAD Study at its sole cost and expense.
3.3.3.In the event that Novartis elects to have Arrowhead sponsor the NHP MAD Study in accordance with Section 3.3.1(b) above, Novartis shall be responsible for (and shall reimburse Arrowhead for) reasonable and documented costs incurred by Arrowhead in engaging the designated contract research organization for such NHP MAD Study.
3.4.Additional R&D Activities. During the Term, subject to Section 3.6 (Arrowhead Development Costs Reimbursement), on a Program-by-Program basis, Novartis may request through the JSC that Arrowhead perform certain (a) Research or other non-clinical Development activities for the Licensed Compounds and Licensed Products that are the subject of such Program or (b) CMC Activities, in each case ((a) and (b)), as may be reasonably useful to support the filing of an IND with the FDA for the Licensed Compounds and Licensed Product that are the subject of such Program (“Additional R&D Activities”). If the Parties mutually agree through the JSC that Additional R&D Activities for a specific Program are to be performed by Arrowhead, Arrowhead will prepare a written plan that sets forth such Additional R&D Activities for such Program (for each Program, as such plan may be amended in accordance with this Agreement, an “Additional R&D Plan”) and submit such proposed Additional R&D Plan to the JSC to review, discuss, and determine whether to approve. Each Additional R&D Plan will include (and any subsequent update thereof will include) (i) the planned Additional R&D Activities to be conducted by or on behalf of Arrowhead and the timelines of such Additional R&D Activities, (ii) the Manufacturing activities to be conducted by or on behalf of Arrowhead in support of the activities described in the foregoing clauses (a) or (b) (if any), and (c) a budget that sets forth all FTE Costs and Out-of-Pocket Costs to be incurred by or on behalf of Arrowhead in the performance of such Additional R&D Activities under such plan (for each Program, an “Additional R&D Budget”). Either Party may propose (through the JSC) updates to any Additional R&D Plan (including the Additional R&D Budget set forth therein) and the JSC will review, discuss, and determine whether to approve each such update to any Additional R&D Plan, including updates to the Additional R&D Budget therein. For clarity, in the event that the JSC does not approve (or the Parties are unable to come to a unanimous agreement to approve) any Additional R&D Activities, Novartis shall have the right under this Agreement to conduct such Additional R&D Activities on behalf of itself for the Development of the Licensed Products and Arrowhead shall provide reasonable assistance at Novartis’ cost in connection with Novartis’ performance of such activities.
3.5.Development Diligence Obligations.
3.5.1.Arrowhead Development Diligence Obligations. For each Program, Arrowhead will use Commercially Reasonable Efforts to (a) conduct the SNCA Program Research Activities in case of the SNCA Program and the CT Program Research Activities in case of a CT Program, each, in accordance with its applicable Development Plan (including the timelines set forth therein), as may be amended by the Parties through the JSC, and (b) if applicable, to conduct any Additional R&D Activities in accordance with the applicable Additional R&D Plan approved by the JSC (including the timelines set forth therein), as may be amended by the Parties through the JSC. For clarity, and in relation to a specific CT Program, the preceding sentence does not [***]. Arrowhead will have the right to perform any of its obligations under this Agreement through its Affiliates and one or more Subcontractors.

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3.5.2.Novartis Development Diligence Obligations. For the SNCA Program and each CT Program, upon the Technology Transfer Date with respect to such Program, Novartis, either itself or through its Affiliates or Sublicensees, will use Commercially Reasonable Efforts to Develop and seek Regulatory Approval for at least one Licensed Product that is the subject of such Program in each of [***].
3.6.Arrowhead Development Costs Reimbursement. In consideration for Arrowhead’s performance of, if any, the Additional R&D Activities for any Program in accordance with the applicable Additional R&D Plan, Novartis will reimburse Arrowhead for the amount of all FTE Costs and Out-of-Pocket Costs incurred by or on behalf of Arrowhead in the performance of any such Additional R&D Activities from and after the Effective Date for each Program (“Arrowhead Development Costs”) to the extent such Arrowhead Development Costs do not exceed [***] of the amounts set forth in the corresponding Additional R&D Budget set forth in the corresponding Additional R&D Plan (the “Reimbursable Development Costs”). Within [***] following the final day of each Calendar Quarter, Arrowhead will issue to Novartis an invoice for, if any, the amount of the Reimbursable Development Costs for each applicable Program incurred by Arrowhead during such Calendar Quarter, specifying whether such costs are FTE Costs or Out-of-Pocket Costs and setting forth reasonable details regarding the individual costs of activities included in the Additional R&D Activities. Novartis will reimburse Arrowhead for all undisputed amounts set forth in any such invoice within [***] after receipt thereof.
3.7.Novartis Program Costs. For the SNCA Program and each CT Program, from and after the Technology Transfer Date for such applicable Program, Novartis will be responsible for 100% of all costs and expenses incurred by or on behalf of Novartis for the Development of all Licensed Compounds and Licensed Products that are the subject of such applicable Program for the Territory.
3.8.Licensed Products Research and Development Reports.
3.8.1.Arrowhead Development Reports. During the period commencing on the Effective Date and continuing until the dissolution of the JSC, Arrowhead will keep the JSC informed regarding the progress of the SNCA Program Research Activities and the CT Program Research Activities, in each case, for all Licensed Compounds and Licensed Products by providing to the JSC reasonably in advance of each meeting of the JSC (or at a different frequency determined by the JSC) a report (i) summarizing results and describing progress made against timelines in all Development Plans, and the SNCA Program Research Activities and the CT Program Research Activities planned to be undertaken for the applicable corresponding Licensed Compounds and Licensed Products prior to the next meeting of the JSC, and (ii) for all Licensed Compounds and Licensed Products, a reasonable summary of results, information, and data generated from the SNCA Program Research Activities and the CT Program Research Activities, as are applicable, for such Licensed Compounds and Licensed Products (each such report, a “Development Report”); provided, however, that if the JSC meets more often than once per Calendar Quarter, then Arrowhead will only be required to provide one Development Report to the JSC in such Calendar Quarter. In addition, through the Parties’ respective Alliance Managers, Arrowhead will promptly share with Novartis all other material developments and material information that it comes to possess relating to the Research and Development of the Licensed Compounds and Licensed Products conducted by or on behalf of Arrowhead under the applicable Development Plan, including any additional information regarding the Development of the Licensed Products reasonably requested by Novartis from time to time to the extent and in the form readily available to Arrowhead and able to be disclosed to Novartis, provided, however, that Arrowhead will not be required to provide any Arrowhead Excluded Know-How.
3.8.2.Novartis Development Reports. On a Program-by-Program basis, following the assumption of all Development activities for such Program by Novartis in accordance with Section 3.2.1 (Novartis Development and Medical Affairs Responsibility), and until the receipt of Regulatory Approval for the first Licensed Product that is the

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subject of such Program in the United States or any of the Major European Markets, Novartis will provide Arrowhead with a reasonably detailed report (which may be in the form of slides) on [***], summarizing the material Development activities conducted by Novartis and its Affiliates and their respective Sublicensees with respect to the Licensed Compounds and the Licensed Products that are the subject of such Program, including (a) material developments with respect to such Licensed Compounds and Licensed Products, [***], and (b) any Regulatory Approvals received for such Licensed Products in the Territory. All information in such reports will be deemed Novartis’ Confidential Information.
3.9.Scientific Records. Arrowhead (with respect to the SNCA Program Research Activities and the CT Program Research Activities for the applicable Programs) and Novartis (with respect to all other Development activities hereunder for all Programs) will maintain scientific records in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, and, to the extent applicable, in compliance with GLP, GMP, and GCP with respect to activities intended to be submitted in regulatory filings (including INDs), all of which records will fully and accurately reflect all work done and results achieved in the performance of the Development activities and Clinical Trials by or on behalf of such Party with respect to Licensed Products under this Agreement.
4.REGULATORY MATTERS
4.1.Regulatory Responsibilities.
4.1.1.Arrowhead Regulatory Responsibilities. With respect to each Program, at least [***] prior to the anticipated Technology Transfer Date for such Program, the JSC will meet to discuss the status of such Program, including the results of all studies conducted in support thereof.
4.1.2.Novartis Regulatory Responsibilities. With respect to each Licensed SNCA Product and each Licensed CT Product at all times, including prior to and following the Technology Transfer Date for, respectively, the SNCA Program and the applicable CT Program, (a) Novartis (itself or through its Affiliate or Sublicensee) will have sole control over, and decision-making authority with respect to, all regulatory matters in the Territory relating to such applicable Licensed Products, will own and maintain all INDs, MAAs, Regulatory Approvals, other Regulatory Submissions, and related regulatory documents, in the Territory with respect to such applicable Licensed Products (in each case, as applicable), and will be responsible, and act as the sole point of contact, for communications with all Regulatory Authorities in the Territory relating to such applicable Licensed Products; (b) Novartis (itself or through its Affiliate or Sublicensee) will have sole control over, and decision-making authority with respect to, preparing, filing, and maintaining all INDs, MAAs, Regulatory Approvals, other Regulatory Submissions, and related regulatory documents, for such applicable Licensed Products, and, at Novartis’ cost and expense, Arrowhead will provide reasonable support and cooperation for such INDs, MAAs, Regulatory Approvals, other Regulatory Submissions, and related regulatory documents, as requested by Novartis; and (c) Novartis will be responsible, and act as the sole point of contact, for all meetings with all applicable Regulatory Authorities in the Territory related to such applicable Licensed Products.
4.2.Costs of Regulatory Affairs. Novartis will be solely responsible for all costs and expenses incurred by or on behalf of Novartis or its Affiliates associated with preparing, filing, obtaining, and maintaining Regulatory Approvals in the Territory for the Licensed Products.
4.3.Pharmacovigilance Agreement. The Parties shall cooperate with respect to the reporting and handling of safety information involving or relating to the Licensed Products. Prior to the first dosing of the first patient by or on behalf of Novartis in any Clinical Trial with a Licensed Product, or such earlier date as may be required under applicable Law, the Parties will negotiate and execute a pharmacovigilance agreement, on reasonable and customary terms that may

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provide for, among other things, (a) the establishment of a joint safety committee that will oversee each Party’s activities under such pharmacovigilance agreement as a subcommittee of the JSC and (b) guidelines and responsibilities for (i) the receipt, investigation, recording, review, communication, reporting, and exchange between the Parties of Adverse Event reports and other safety information relating to the Licensed Compounds and Licensed Products, (ii) reconciliation procedures to ensure adequate and compliant exchange of safety data, (iii) contact with Regulatory Authorities with respect to the foregoing, and (iv) the maintenance of a global safety database with respect to the Licensed Compounds and Licensed Products, in each case ((i) – (iv)), in accordance with applicable Law (the “Pharmacovigilance Agreement”). The Pharmacovigilance Agreement will contain terms no less stringent than those required by ICH or other applicable guidelines in order to allow the Parties to meet the applicable regulatory and legal requirements regarding the management of safety data. Pending entry into such Pharmacovigilance Agreement, the Parties will, if necessary, implement an interim procedure for exchange of any and all information concerning all Adverse Events related to use of the Licensed Products.
5.MANUFACTURING
5.1.Arrowhead Manufacturing Activities under Development Plans. For the SNCA Program and the SNCA Program Research Activities in accordance with the SNCA Development Plan, (a) Arrowhead will be responsible for the Manufacture and supply of the requirements of the Licensed SNCA Compounds that are used in the performance of such activities until delivery of the CTA Ready Data Package for the SNCA Program, and (b) Novartis will reimburse Arrowhead [***]. Notwithstanding the foregoing, Arrowhead will be responsible for the Manufacture and supply [***] of the requirements of ARO-SNCA SC that are used in Novartis’ performance of the NHP MAD Study. For each CT Program and the CT Program Research Activities in accordance with its corresponding CT Development Plan, (i) if Novartis does not elect to have Arrowhead undertake such activities pursuant to Section 3.1.2(e) (Lead Development Candidate Continuation), Novartis, at its sole cost and expense, will be responsible for the Manufacture and supply to Arrowhead of the requirements of the applicable Licensed Compounds that are used in the performance of such activities until delivery of the CTA Ready Data Package for such applicable Program, or (ii) if Novartis has elected to have Arrowhead undertake such activities pursuant to Section 3.1.2(e) (Lead Development Candidate Continuation), (A) Arrowhead will be responsible for the Manufacture and supply of the requirements of the applicable Licensed Compounds that are used in the performance of such activities until delivery of the CTA Ready Data Package for such applicable Program, and (B) Novartis will reimburse Arrowhead [***].
5.2.Remaining Inventory at Technology Transfer Date. For each Program, promptly following the Technology Transfer Date for such Program (or such earlier date as the Parties may mutually agree), Arrowhead will deliver, or have delivered, to Novartis any and all remaining useable inventory of the Licensed Compounds of such Program that is in Arrowhead’s possession as of such date and which Arrowhead reasonably purchased or Manufactured (or had Manufactured) for meeting Novartis’ requirements in accordance with Section 5.1 (Arrowhead Manufacturing Activities under Development Plans), and Novartis will pay Arrowhead [***].
5.3.Novartis Manufacturing Options. Without limiting Novartis’ right to request and have completed a Manufacturing technology transfer pursuant to Section 5.4 (Manufacturing Technology Transfer), for each Program, Novartis will have the option (a) to have Arrowhead Manufacture and supply to Novartis and its Affiliates and Sublicensees from and after the Technology Transfer Date for such Program, all Licensed Products that are the subject of such Program, as necessary for the continued Development thereof by Novartis or any of its Affiliates or Sublicensees in the Territory at Arrowhead’s Fully Burdened Cost without markup, and (b) to discuss with Arrowhead having Arrowhead Manufacture and supply to Novartis and its Affiliates and Sublicensees, all Licensed Products that are the subject of such Program, for Commercialization thereof by Novartis or any of its Affiliates or its Sublicensees in the Territory at a supply price to be negotiated and agreed in writing by the Parties, in each case ((a) and (b)), of (i) the active pharmaceutical ingredient or drug substance for such Licensed Product (“Drug Substance”) and (ii) if further requested by Novartis, the drug product form of such Licensed

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Product (“Drug Product”). Promptly following (A) Novartis providing Arrowhead written notice of Novartis’ exercise of its option under the foregoing clause (a) or (B) the Parties’ agreement through good faith negotiations that Arrowhead will Manufacture and supply commercial requirements necessary for Commercialization of any of the Licensed Products of a specific Program in the Territory if Novartis elects to exercise its option under the foregoing clause (b), the Parties will negotiate in good faith, respectively, a clinical supply agreement or a commercial supply agreement on reasonable and customary terms for such agreements, and a related quality agreement. For clarity, (1) any clinical supply agreement will specify that all Licensed Products will be provided [***], and (2) whether Arrowhead engages in clinical or commercial Manufacture and supply pursuant to this Section 5.3 (Novartis Manufacturing Options), Novartis will be solely responsible, itself or through an Affiliate or a CMO, for final packaging and labelling of the Drug Product for each of the Licensed Products for the Territory.
5.4.Manufacturing Technology Transfer. With respect to each Program, at any time after the Effective Date, Novartis may request in writing the transfer from Arrowhead or Arrowhead’s CMO to Novartis or any CMO designated by Novartis, copies or samples of all Arrowhead Know-How that is necessary or reasonably useful to enable the Manufacture of the Licensed Compounds and Licensed Products that are the subject of such Program (the “Arrowhead Manufacturing Know-How”). Promptly following any such written request by Novartis (but in any event no later than [***] after such written request), the JMC will prepare, and submit to the JSC to review, discuss, and determine whether to approve, a written Manufacturing technology transfer plan that provides for (i) Arrowhead or Arrowhead’s Third Party CMO transferring copies of relevant documentation, samples of Drug Substance, and copies of other embodiments of such Arrowhead Manufacturing Know-How (including data within reports, notebooks, and electronic files), and (ii) Arrowhead making available its technical Personnel on a reasonable basis and as more specifically specified therein to consult with Novartis with respect to such transferred Arrowhead Manufacturing Know-How (such plan, the “Manufacturing Technology Transfer Plan”). Pursuant to the timelines set forth in the Manufacturing Technology Transfer Plan that is agreed to by the Parties, and in any event no later than [***] thereafter, Arrowhead will work with Novartis to complete the transfer of the Arrowhead Manufacturing Know-How and other activities set forth in the Manufacturing Technology Transfer Plan on the timelines and in accordance with the budget set forth therein. Novartis will reimburse Arrowhead for its Out-of-Pocket Costs, but for clarity not its FTE Costs, incurred in completing such transfer in accordance with the Manufacturing Technology Transfer Plan. Any additional assistance to be provided by Arrowhead in connection with Arrowhead Know-How that has been transferred pursuant to a completed Manufacturing Technology Transfer Plan may be requested by Novartis and provided by Arrowhead pursuant to a separate written agreement between the Parties providing for reasonable compensation to be paid to Arrowhead for providing such additional assistance. Following completion of the transfer of the Arrowhead Manufacturing Know-How and other activities set forth in the applicable Manufacturing Technology Transfer Plan for a Program, Novartis shall be solely responsible for the Manufacture and supply of the Licensed Compounds and Licensed Products for such Program.
6.COMMERCIALIZATION
6.1.Commercialization of the Licensed Products.
6.1.1.Commercialization Diligence Obligations. On a Program-by-Program basis, following receipt by Novartis or its Affiliates or Sublicensees of Marketing Approval for a Licensed Product that is the subject of such Program in the applicable country, Novartis, either itself or through its Affiliates or Sublicensees, will use Commercially Reasonable Efforts to Commercialize at least one Licensed Product that is the subject of such Program in each of: [***].
6.1.2.Commercialization Responsibility. As between the Parties, Novartis will have sole control over and decision-making authority with respect to all Commercialization activities for the Licensed Products in the Territory, at its sole cost and expense.

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6.2.Reporting Obligations. Novartis will report to Arrowhead in writing, [***], summarizing in reasonable detail Novartis’ and its Affiliates’ and its and their Sublicensees’ Commercialization activities for such Licensed Product performed to date (or updating such report for activities performed since the last such report was given hereunder, as applicable). In addition, for each Program, Novartis will provide Arrowhead with written notice of the First Commercial Sale of each Licensed Product of such Program in the first country of the Territory reasonably practicable after such event [***]. All information in such reports will be deemed Novartis’ Confidential Information.
6.3.Recalls, Market Withdrawals, or Corrective Actions. Each Party will use reasonable efforts to notify the other Party promptly, but in no event later than [***], following its determination that any event, incident, or circumstance has occurred that may result in the need for a recall, market suspension, or market withdrawal of a Licensed Product in the Territory and will include in such notice the reasoning behind such determination. Novartis will have the sole right to make the final determination as to whether to voluntarily implement any such recall, market suspension, or market withdrawal in the Territory. Except as otherwise set forth in the applicable supply agreement and its corresponding quality agreement, Novartis will be solely responsible for the execution and all costs and expenses of all recalls, market suspensions, or market withdrawals undertaken pursuant to this Section 6.3 (Recalls, Market Withdrawals, or Corrective Actions), and, at Novartis’ cost and expense, Arrowhead will reasonably cooperate in all such efforts.
7.GOVERNANCE
7.1.Alliance Managers. Promptly following the Effective Date, each Party will designate an individual to facilitate communication and coordination of the Parties’ activities under this Agreement relating to the Development and Manufacture of Licensed Compounds and Licensed Products (each, an “Alliance Manager”). For clarity, an Alliance Manager shall have the right to attend the JSC and all governance committees, and will have no voting right on any committee, unless otherwise agreed in writing by the Parties.
7.2.Joint Steering Committee.
7.2.1.Formation; Composition; Dissolution. Within [***]after the Effective Date, the Parties will establish a committee (the “Joint Steering Committee” or “JSC”) to provide strategic oversight of the Parties’ activities under this Agreement. Each Party will initially appoint [***] representatives to the JSC, with each representative having knowledge and expertise in the Development and Manufacture of compounds and products similar to the Licensed Compounds and Licensed Products and having sufficient decision-making authority and seniority within the applicable Party to provide meaningful input and make decisions arising within the scope of the JSC’s responsibility. The JSC may change its size from time to time by agreement of the Parties, provided that the JSC will consist at all times of an equal number of representatives of each of Arrowhead and Novartis. Each Party may replace its JSC representatives at any time upon written notice to the other Party. The JSC will be chaired by a chairperson designated by [***]. The JSC may invite non-members to participate in the discussions and meetings of the JSC, if necessary, provided that such participants have no voting authority at the meetings of the JSC and are bound under enforceable obligations of confidentiality and non-use no less protective of the Parties’ Confidential Information than those set forth in this Agreement. The JSC chairperson’s responsibilities will include conducting meetings, including, when feasible, ensuring that objectives for each meeting are set and achieved. The Alliance Managers will prepare and circulate meeting agendas and ensure the preparation and approval of minutes. The JSC will dissolve upon later of (a) [***] and (b) [***].
7.2.2.Specific Responsibilities of the JSC. The JSC will have the following responsibilities:
(a)reviewing, discussing, and determining whether to approve the SNCA Development Plan, and any updates thereto as set forth in Section 3.1.1(b) (SNCA Development Plan);

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(b)reviewing, discussing, and determining whether to approve a CT Development Plan, and any updates thereto as set forth in Section 3.1.2(d) (CT Development Plans);
(c)resolving any dispute between the Parties as to the achievement of the Futility Criteria with respect to any CT Program as set forth in Section 3.1.2(c) (Arrowhead CT Program Development Responsibility);
(d)[***];
(e)with respect to any elements of Schedule 1.69 (CTA Ready Data Package Form) expressly marked as to be discussed or pending agreement by the Parties, reviewing and discussing and determining the contents thereof;
(f)resolving any dispute between the Parties as to whether a CTA Ready Data Package for a certain Program is incomplete as set forth in Section 3.2.2(b) (Transition of Research & Development Activities);
(g)(i) reviewing, discussing, and determining whether to approve performance by Arrowhead of Additional R&D Activities for a specific Program, and (ii) if such approval is granted, reviewing, discussing, and determining whether to approve the corresponding Additional R&D Plan, and any updates thereto as set forth in Section 3.3 (Additional R&D Activities);
(h)reviewing, discussing, and determining whether to reduce the frequency of Arrowhead’s reports summarizing Arrowhead’s Development activities under this Agreement as set forth in Section 3.8.1 (Arrowhead Development Reports);
(i)reviewing, discussing, and determining whether to approve the Manufacturing Technology Transfer Plan as set forth in Section 5.4 (Manufacturing Technology Transfer);
(j)reviewing, discussing, and determining how to resolve any issue escalated by, or disputes within, the JMC;
(k)establishing such additional committees, subcommittees, working groups or other directed teams of the JSC as it deems necessary to oversee activities relating to the Licensed Compounds and Licensed Products under this Agreement, including the joint safety committee as described in Section 4.3 (Pharmacovigilance Agreement); and
(l)performing such other functions expressly allocated to the JSC in this Agreement or by the written agreement of the Parties.
7.2.3.Meetings. The JSC will meet [***], unless the Parties agree in writing to a different frequency. The JSC may meet in person, by videoconference, or by teleconference, but at least one meeting of the JSC per Calendar Year will be in person unless the Parties otherwise agree in writing. In-person JSC meetings will be held at locations alternately selected by Arrowhead and by Novartis, or at any other location agreed by the members of the JSC. The first JSC meeting will be held within [***]following the Effective Date. Meetings of the JSC will be effective only if a quorum is present, which quorum will require the presence of at least one representative from each Party. No later than [***] prior to any meeting of the JSC (or such shorter time period as the Parties may agree), the JSC chairperson will work with the Alliance Managers to

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prepare and circulate an agenda for such meeting. Additional topics may be included on such agenda prior to the meeting, and the Party or the committee proposing an item will provide materials to the JSC representatives no later than [***] prior to the JSC meeting to support discussion. The JSC chairperson may also call a special meeting of the JSC (by videoconference, teleconference, or in person) if the JSC chairperson reasonably believes that a significant matter must be addressed prior to the next scheduled meeting, in which event such JSC chairperson will work with the Alliance Managers to provide the members of the JSC, promptly after the decision is made to hold such special JSC meeting, with an agenda for the meeting and materials reasonably adequate to enable an informed decision. The Alliance Managers working with the JSC chairperson will be responsible for preparing reasonably detailed written minutes of JSC meetings that reflect all decisions made and action items identified at such meetings within [***] after each JSC meeting, and endeavor to finalize such minutes within [***] after each JSC meeting.
7.2.4.Decision-Making. The JSC endeavor to reach decisions by consensus, with each Party, through its representative members of the JSC, having one vote. Approvals of the JSC will require the unanimous agreement of the representatives. If the JSC cannot reach unanimous agreement on an issue that comes before the JSC within [***] after the meeting at which such issue was raised and over which the JSC has oversight, then the Parties will refer such issue for resolution in accordance with Section 7.4 (Resolution of Committee Disputes).
7.3.Joint Manufacturing Committee.
7.3.1.Formation; Composition; Dissolution. Within [***] , the Parties will establish a committee to coordinate and oversee Manufacturing activities in connection with the Development of the Licensed Compounds and Licensed Products for the Territory (each, a “Joint Manufacturing Committee” or “JMC”). Each Party will initially appoint [***] representatives to the JMC, with each representative having knowledge and expertise in the performance of Manufacturing activities with respect to compounds and products similar to the applicable Licensed Compounds and Licensed Products, and having sufficient seniority and decision-making authority within the applicable Party to provide meaningful input and make decisions arising within the scope of such JMC’s responsibilities. The JMC may change its size from time to time by agreement of the Parties, provided that the JMC will consist at all times of an equal number of representatives of each of Arrowhead and Novartis. Each Party may replace its JMC representatives at any time upon written notice to the other Party. The JMC may invite non-members to participate in the discussions and meetings of the JMC, provided that such participants have no voting authority at the meetings of the JMC and are bound under enforceable obligations of confidentiality and non-use no less protective of the Parties’ Confidential Information than those set forth in this Agreement. The JMC will be chaired by co-chairpersons designated by Arrowhead and Novartis, respectively, whose responsibilities will include conducting meetings, including, when feasible, ensuring that objectives for each meeting are set and achieved. The JMC will exist for so long as [***].
7.3.2.Specific Responsibilities of the JMC. Subject to any limitations under applicable Law, the JMC will have the following responsibilities:
(a)discuss Manufacturing activities to be performed by or on behalf of Arrowhead under any applicable clinical supply agreement or commercial supply agreement;
(b)preparing the Manufacturing Technology Transfer Plan for discussion, review, and approval by the JSC as set forth in Section 5.4 (Manufacturing Technology Transfer);

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(c)overseeing the transfer of the Arrowhead Manufacturing Know-How and other activities set forth in the Manufacturing Technology Transfer Plan as set forth in Section 5.4 (Manufacturing Technology Transfer); and
(d)performing such other functions expressly allocated to the JMC in this Agreement or by the written agreement of the Parties.
7.3.3.Meetings. The JMC will meet [***], unless the Parties agree in writing to a different frequency, and otherwise as agreed by the Parties with respect to Manufacturing activities-specific matters. The JMC may meet in person, by videoconference, or by teleconference, but at least one meeting of the JMC per Calendar Year will be in person unless the Parties otherwise agree in writing. In-person JMC meetings will be held at locations alternately selected by Arrowhead and by Novartis, or at any other location agreed by the members of the JMC. Meetings of the JMC will be effective only if a quorum is present, which quorum will require the presence of at least one representative of each Party. No later than [***] prior to the first meeting of the JMC in the 2025 stub-Calendar Year and in each Calendar Year thereafter while the JMC exists, the co-chairpersons for the JMC will prepare a communication plan setting forth a schedule of the dates of each meeting for the JMC for that Calendar Year (a “JMC Communication Plan”). No later than [***] prior to any meeting of the JMC (or such shorter time period as the Parties may agree), the co-chairpersons of the JMC will work with the Alliance Managers to prepare and circulate an agenda for such meeting. Additional topics may be included on such agenda, prior to the meeting, and the Party proposing an item will provide materials to the representatives of the JMC no later than [***] prior to the JMC meeting to support discussion. A JMC co-chairperson may also call a special meeting of the JMC (by videoconference, teleconference, or in person) if such JMC co-chairperson reasonably believes that a significant matter must be addressed prior to the next scheduled meeting, in which event such JMC co-chairperson will work with the Alliance Managers to provide the members of the JMC, promptly after the decision is made to hold such special JMC meeting, with an agenda for the meeting and materials reasonably adequate to enable an informed decision. The Alliance Managers and the co-chairperson of the JMC will be responsible for preparing reasonably detailed written minutes of meetings of the JMC that reflect all decisions made and action items identified at such meetings within [***] after such meeting of the JMC, and endeavor to finalize such minutes within [***] after each meeting of the JMC.
7.3.4.Decision-Making. The JMC will endeavor to reach decisions by consensus, with each Party, through its representative members of the JMC, having one vote. Approvals of each respective applicable JMC matter will require the unanimous agreement of the representatives of the JMC. If the JMC cannot reach unanimous agreement on a matter that comes before it within [***]following the meeting at which such issue was raised and over which such JMC has oversight, then the Parties will refer such issue for resolution to the JSC pursuant to Section 7.4.1 (Referral to the JSC).
7.3.5.[***].
7.4.Resolution of Committee Disputes.
7.4.1.Referral to the JSC. If any subcommittee or working group of the JMC or any additional committees or subcommittees formed by the JSC cannot reach consensus on any matter within its decision-making authority within [***] after the meeting at which such failure to reach consensus occurred, then such matter will first be referred for attempted resolution to the applicable committee. If the JMC or any other committee or subcommittee of the JSC cannot reach consensus on any matter within its decision-making authority within [***] after the meeting at which such failure to reach

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consensus occurred, then the matter will be referred for attempted resolution to the JSC.
7.4.2.Referral to Executive Officers. If the JSC cannot reach a consensus decision under Section 7.4.1 (Referral to the JSC), then the matter will be referred to the Executive Officers within [***] after its determination under Section 7.4.1 (Referral to the JSC) that a consensus cannot be reached. If a matter is referred to the Executive Officers under this Section 7.4.2 (Referral to Executive Officers), then the JSC will submit in writing to their respective Executive Officers the respective positions of the Parties. Such Executive Officers will use good faith efforts to resolve such matter promptly, which good faith efforts will include at least one meeting between such Executive Officers within [***] after such chairperson’s submission of their respective positions on such matter to them.
7.4.3.Final Decision-Making Authority. If the Executive Officers are unable to reach unanimous agreement on any such matter within [***] after the meeting between the Executive Officers, then, subject to Section 7.4.4 (Exercise of Decision-Making Authority), the following will apply:
(a)if the escalated matter relates to a dispute over (i) whether the Futility Criteria have been met with respect to a CT Program or (ii) [***], then:
(A)each Party will appoint an independent Third Party expert having at least 15 years of pharmaceutical and biotechnology industry experience and such Third Party experts will appoint a third independent Third Party expert (the “Third Party Experts”) to resolve such matter;
(B)each Party will be entitled, within [***] after the appointment of the final Third Party Expert, to make a written submission to the Third Party Experts explaining the basis for such Party’s position;
(C)the Third Party Experts will render a decision on such matter within [***] after such Third Party Experts’ receipt of the last such written submission by the Parties, which decision (1) will be solely “yes” or “no” with respect to, as applicable, whether the Futility Criteria of such CT Program have been met or [***], and (2) will be final and binding on the Parties; and
(D)each Party will be responsible for its own costs and expenses; provided, however, that the fees of the Third Party Experts will be borne by the Party against which the Third Party Experts decide;
(b)if the escalated matter relates to the day-to-day operational aspects of activities assigned to Arrowhead under a Development Plan, then Arrowhead will have final decision-making authority with respect to such matter;
(c)if the escalated matter relates to approval of (i) Additional R&D Activities to be performed by Arrowhead for a specific Program, (ii) an Additional R&D Plan or (iii) any updates to an Additional R&D Plan, in each case (i)-(iii) where approval of such activities, plan or updates thereto would (A) [***], or (B) [***], then, as applicable, no such Additional R&D Activities will be performed or the then-current Additional R&D Plan will continue to govern

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and control performance of the Additional R&D Activities for the corresponding Program; and
(d)if the escalated matter relates to the establishing of any additional committees, subcommittees, working groups or other directed teams to oversee activities relating to the Licensed Compounds and Licensed Products under this Agreement, such committee, subcommittee, working group or other directed team, as applicable, shall not be established;
(e)subject to Section 7.4.4 (Exercise of Decision-Making Authority), [***].
7.4.4.Exercise of Decision-Making Authority. No exercise of a Party’s decision-making authority on any matters may, without the other Party’s prior written consent, (a) unilaterally waive its own compliance with, modify, or amend the terms or conditions of this Agreement; (b) otherwise conflict with this Agreement; (c) approve any initial Development Plan for the SNCA Program that would [***]; (d) approve any initial Development Plan or any amendment to a Development Plan, in each case, that would [***]; (e) approve any amendment to a Development Plan that would [***]; or (f) result in a material change of the day-to-day use or operational allocation of such Person’s personnel, equipment, and resources.
7.5.General Committee Authority. Each Committee has solely the powers expressly assigned to it in this Article 7 (Governance). No Committee will have any power to amend, modify, or waive the terms or conditions of this Agreement or compliance with the terms and conditions of this Agreement.
8.PAYMENTS
8.1.Upfront Payment. In consideration of the licenses and other rights granted to Novartis hereunder, within [***] after receipt by Novartis of an invoice therefor from Arrowhead, which invoice shall be issued by Arrowhead no earlier than the Effective Date, Novartis will make an one-time, non-refundable and non-creditable upfront payment to Arrowhead of $200,000,000 via wire transfer of immediately available funds to a U.S. bank account that has been designated by Arrowhead prior to the Effective Date (the “Upfront Payment”).
8.2.CT Substitution Fee. Novartis will make a one-time, non-refundable and non-creditable payment to Arrowhead of $[***] for any Proposed Replacement Target that becomes a Collaboration Target under this Agreement pursuant to Novartis’ exercise of its rights under Section 3.1.2(b)(iii) (For Convenience) (the “CT Substitution Fee”), no later than [***] after receipt by Novartis of an undisputed invoice for such CT Substitution Fee, with such invoice to be issued by Arrowhead on or promptly following the date of Arrowhead’s receipt of the Collaboration Target Selection Notice from Novartis for such Proposed Replacement Target pursuant to Section 3.1.2(a)(iii)(B) (Selection of Collaboration Target). For clarity, the CT Substitution Fee will be paid [***].
8.3.Milestone Payments.
8.3.1.CT Programs Research Milestones. On a CT Program-by-CT Program basis, upon the LDC Nomination Date for such CT Program and Novartis’ confirmation that Arrowhead is to continue with the CT Program Research Activities to prepare the CTA Ready Data Package for the Lead Development Candidate as set forth in Section 3.1.2(e) (collectively, a “CTP Research Milestone Event”), Novartis will pay to Arrowhead a one-time, non-refundable, and non-creditable milestone payment of [***] (each a “CTP Research Milestone Payment”) no later than [***] after receipt by Novartis of an invoice for such corresponding CTP Research Milestone Payment. For the avoidance of doubt, if an LDC Nomination Date occurs with respect to all CT Programs and Novartis confirms that Arrowhead is to continue with the CT Program Research Activities to prepare the CTA Ready Data Package for all such Lead Development Candidates, then the CTP Research Milestone Payments payable by

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Novartis under this Section 8.3.1 (CT Programs Research Milestones) will be a maximum of [***].
8.3.2.Regulatory Milestones. On a Program-by-Program basis, Novartis will pay to Arrowhead one-time, non-refundable, and non-creditable milestone payments in accordance with Table 8.3.2 (Regulatory Milestones) below (each a “Regulatory Milestone Payment”) upon the first achievement by Novartis or its Affiliates or its or their Sublicensees of each of the applicable regulatory milestone events for the applicable Program as set forth in Table 8.3.2 (Regulatory Milestones) below (each a “Regulatory Milestone Event”) for the first Licensed Product that is the subject of such applicable Program to achieve such applicable Regulatory Milestone Event. For the avoidance of doubt, if Novartis or its Affiliates or their respective Sublicensees achieve all Regulatory Milestone Events with respect to (a) all Programs, then the Regulatory Milestone Payments payable by Novartis under this Section 8.3.2 (Regulatory Milestones) will be a maximum of $[***], (b) all CT Programs, then the Regulatory Milestone Payments payable by Novartis under this Section 8.3.2 (Regulatory Milestones) will be a maximum of $[***], (c) the SNCA Program, then the Regulatory Milestone Payments payable by Novartis under this Section 8.3.2 (Regulatory Milestones) with respect to the SNCA Program will be a maximum of $[***], and (d) a CT Program, then the Regulatory Milestone Payments payable by Novartis under this Section 8.3.2 (Regulatory Milestones) with respect to such CT Program will be a maximum of $[***].

Table 8.3.2–Regulatory Milestones
Regulatory Milestone Event	Regulatory Milestone Payment
	SNCA Program	Each CT Program
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

[***].
Novartis will notify Arrowhead in writing of the achievement of a Regulatory Milestone Event no later than [***] after its occurrence or, if achieved by an Affiliate or a Sublicensee, after Novartis becoming aware of the achievement thereof, and pay to Arrowhead the corresponding Regulatory Milestone Payment no later than [***] after receipt by Novartis of an invoice from Arrowhead for such corresponding Regulatory Milestone Payment.
8.3.3.Sales Milestones.
On a Program-by-Program and Licensed Product-by-Licensed Product basis, Novartis will make non-refundable and non-creditable milestone payments to Arrowhead in accordance with Table 8.3.3 (Sales Milestones) (each a “Sales Milestone Payment”) upon the first achievement by Novartis or its Affiliates or its or their Sublicensees of each

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of the sales milestone events set forth in Table 8.3.3 (Sales Milestones) below for each such Licensed Product of such Program (each a “Sales Milestone Event”) with respect to the aggregate annual Net Sales of each such Licensed Product in the Territory. For the avoidance of doubt, if Novartis or its Affiliates or their respective Sublicensees achieve all Sales Milestone Events with respect to (a) a Licensed SNCA Product of the SNCA Program, then the Sales Milestone Payments payable by Novartis under this Section 8.3.3 (Sales Milestones) for such Licensed SNCA Product will be a maximum of $[***], and (b) a Licensed CT Product of a CT Program, then the Sales Milestone Payments payable by Novartis under this Section 8.3.3 (Sales Milestones) for such Licensed CT Product will be a maximum of $[***].

Table 8.3.3 –Sales Milestones
Sales Milestone Event	Sales Milestone Payment
	SNCA Program	Each CT Program
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

Novartis will notify Arrowhead in writing of the achievement of a Sales Milestone Event by Novartis or any of its Affiliates or any of its or their Sublicensees no later than [***] after the end of the Calendar Year in which such Sales Milestone Payment is payable under this Section 8.3.3 (Sales Milestones), and pay to Arrowhead the corresponding Sales Milestone Payment no later than [***] after receipt by Novartis of an invoice for such Sales Milestone Event.
[***]
For clarity, the Sales Milestone Payments will be due for each Licensed Product that is the subject of a specific Program, but in no event will any Sales Milestone Event be due more than one time for each such Licensed Product. [***]
8.4.Royalties. On a Program-by-Program, Licensed Product-by-Licensed Product and country-by-country basis, during the Royalty Term for such Licensed Product that is the subject of such Program in such country in the Territory, Novartis will pay to Arrowhead nonrefundable, non-creditable royalty payments calculated by multiplying the applicable royalty rates set forth in Table 8.4 (Royalty Payments) below by the corresponding amount of incremental Net Sales [***] in the Territory (subject to, if any, applicable permitted reduction pursuant to Section 8.5 (Royalty Reductions)) by Novartis, its Affiliates, or their respective Sublicensees during the applicable Calendar Year (such payments, “Royalties”).

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Table 8.4 – Royalty Payments
Aggregate annual Net Sales [***] in a given Calendar Year during the Royalty Term	Royalty Rate
	SNCA Program	Each CT Program
The portion of annual Net Sales [***] less than $[***]	[***]%	[***]%
The portion of annual Net Sales [***] greater than or equal to $[***]and less than $[***]	[***]%	[***]%
The portion of annual Net Sales [***] greater than or equal to $[***]and less than $[***]	[***]%	[***]%
The portion of annual Net Sales [***] greater than or equal to $[***]and less than $[***]	[***]%	[***]%
The portion of annual Net Sales [***] greater than or equal to $[***]	[***]%	[***]%

For clarity, royalties shall be payable only once with respect to the same unit of Licensed Product of a Program.

[***].

Following the expiration of the Royalty Term on a Licensed Product-by-Licensed Product and country-by-country basis, Novartis’ and its Affiliates’ licenses under Section 2.1 (License Grants to Novartis) with respect to such Licensed Product in such country shall continue in effect, but become fully paid-up, royalty-free, transferable (in accordance with Section 16.1 (Assignment)), perpetual and irrevocable.

8.5.Royalty Reductions.
8.5.1.Reduction for No Valid Claim. Subject to Section 8.5.7 (Minimum Floor), on a Licensed Product-by-Licensed Product and country-by-country basis, if, within any time period during the Royalty Term for such Licensed Product in such country, such Licensed Product is not Covered by a Valid Claim of [***], the Net Sales of such Licensed Product in such country used to calculate Royalties due for such Licensed Product in such country in accordance with Section 8.4 (Royalties) will be reduced by [***] during such time period.
8.5.2.Reduction for Generic Competition. Subject to Section 8.5.7 (Minimum Floor), on a Licensed Product-by-Licensed Product and country-by-country basis, if, during the Royalty Term for such Licensed Product in such country, one or more Generic Products with respect to such Licensed Product is sold in such country in a given Calendar Quarter (the date of such first sale of a given Generic Product, such Generic Product’s “Generic Entry Date”), then if, in any given Calendar Quarter after the first Generic Entry Date in such country, there has been a reduction in Net Sales of such Licensed Product in such country in such Calendar Quarter of more than [***] as compared to the averaged Net Sales of such Licensed Product in such country over the [***] immediately preceding the first Generic Entry Date in such country, then, commencing in the first full Calendar Quarter following such Calendar Quarter, the Net Sales of such Licensed Product in such country used to calculate Royalties due for

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such Licensed Product in such country in accordance with Section 8.4 (Royalties) will be reduced by [***].
8.5.3.Third Party Payments. Subject to Section 8.5.7 (Minimum Floor), in the event that, during the Royalty Term for a Licensed Product in a country, Novartis makes any [***] pursuant to or in connection with an agreement by Novartis with such Third Party as set forth in Section 2.9.2(a) (Program-Specific Third Party Rights) or to Arrowhead for such Third Party pursuant to or in connection with a Platform Third Party Agreement as set forth in Section 2.9.2(b)(iii) (Platform Third Party Rights), in each case, under which Novartis is granted rights by license or sublicense to any [***] of such Party in such country [***] owned or otherwise controlled by such Third Party that are [***] for the Development, Manufacture, or Commercialization of such Licensed Product in such country and where such payments are directly related to Novartis being granted such rights, Novartis may credit [***] of such payments actually paid by Novartis to such Third Party or to Arrowhead for such Third Party pursuant to the terms of, respectively, such agreement or such Platform Third Party Agreement to the extent reasonably allocable to such rights in such country against any Royalties payable for such Licensed Product in such country by Novartis to Arrowhead under Section 8.4 (Royalties).
8.5.4.[***].
8.5.5.[***].
8.5.6.[***].
8.5.7.Minimum Floor; Carry Forward.
(a)CT Programs. Solely with respect to Royalties owed for a Licensed CT Product, in no event will such Royalties due and payable by Novartis to Arrowhead under Section 8.4 (Royalties) in a given Calendar Quarter for a given Licensed CT Product in the Territory in aggregate be reduced to less than [***] of the amount that would otherwise be payable to Arrowhead in respect of such Royalties in such Calendar Quarter for such Licensed CT Product in the Territory as a result of the reductions permitted pursuant to Section 8.5.1 (Reduction for No Valid Claim), Section 8.5.2 (Reduction for Generic Competition), Section 8.5.3 (Third Party Payments) [***].
(b)SNCA Program. Solely with respect to Royalties owed for a Licensed SNCA Product, the following provisions shall apply.
(i)If one or more of the reductions permitted under Section 8.5.1 (Reduction for No Valid Claim), Section 8.5.2 (Reduction for Generic Competition), Section 8.5.3 (Third Party Payments) [***].
(ii)[***].
8.6.Other Amounts Payable. With respect to any amounts owed under this Agreement by one Party to the other for which no other invoicing and payment procedure is specified in this Agreement, within [***] after the end of each Calendar Quarter each Party will provide an invoice, together with reasonable supporting documentation, to the other Party for such amounts owed in respect of such Calendar Quarter. The owing Party will pay any undisputed amounts within [***] after

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receipt of the invoice and will pay any disputed amounts owed by such Party within [***] after resolution of the Dispute.
8.7.Payment Terms.
8.7.1.Manner of Payment. All payments to be made between the Parties under this Agreement will be made in Dollars and will be paid by wire transfer in immediately available funds to a bank account designated by the receiving Party; provided that in no event will Novartis be obligated to make payments under this Agreement to any Affiliate of Arrowhead that is organized in any jurisdiction outside of the U.S. without Novartis’ prior written consent.
8.7.2.Reports and Royalty Payments. With respect to each Calendar Quarter during which Royalties are due and payable by Novartis to Arrowhead, within [***] after the end of such Calendar Quarter, Novartis will submit to Arrowhead a written report including the following information listed by Licensed Product and by country or other jurisdiction of sale in the Territory: [***] and Novartis will make any such payments within [***] after receipt of the applicable invoice.
8.7.3.Records and Audits. Each Party will keep, and will cause its Affiliates and its Sublicensees to keep, complete, true, and accurate books and records in accordance with its Accounting Standards in relation to this Agreement, including in relation to (a) in the case of Novartis, all Net Sales, Royalties, and Sale Milestone Payments (the “Novartis Records”) and (b) in the case of Arrowhead, all costs and expenses incurred in connection with the performance of Manufacturing activities and any other amounts to be reimbursed by Novartis under this Agreement (the “Arrowhead Records”). Each Party will keep, and will cause its Affiliates and its Sublicensees to keep, such books and records until the later of (i) [***] and (ii) [***]. Either Party (the “Auditing Party”) may, upon written request, cause an internationally-recognized independent accounting firm (the “Auditor”) that is reasonably acceptable to the other Party (the “Audited Party”) to inspect the relevant records of the Audited Party and its Affiliates and Sublicensees to verify the payments made by the Audited Party and the related reports, statements and books of accounts, as applicable. Before beginning its audit, the Auditor will execute an undertaking reasonably acceptable to the Audited Party by which the Auditor agrees to keep confidential all information reviewed during the audit. The Auditor shall have the right to disclose to the Auditing Party only its conclusions regarding any payments under this Agreement. The Audited Party and its Affiliates and Sublicensees will make their records available for inspection by the Auditor during regular business hours upon receipt of reasonable advance notice from the Auditing Party. The Auditor will review such records solely to verify the accuracy of (A) in the case of Novartis as the Audited Party, the Novartis Records and the payments owed to Arrowhead under the financial terms of this Agreement and (B) in the case of Arrowhead as the Audited Party, the Arrowhead Records and all costs and expenses reported to have been incurred in connection with its performance of the Manufacturing activities under this Agreement. Each Party will not exercise such inspection right [***]. In addition, the Auditing Party will only be entitled to audit the books and records of the Audited Party, its Affiliates and its Sublicensees from the [***] prior to the Calendar Year in which the Auditing Party notifies the Audited Party of such audit request. For clarity, with respect to Arrowhead’s rights and Novartis’ obligations towards Novartis’ Sublicensees pursuant to this Section 8.7.3 (Records and Audits), Arrowhead will have the right solely to cause Novartis to audit its applicable Sublicensee and such right will further be subject to the terms and conditions of Novartis’ agreement with such Sublicensee. Notwithstanding any provision to the contrary in Article 9 (Confidentiality and Publication), the Auditing Party agrees to hold in strict confidence all information received and all information learned in the course of any audit or inspection, except to the extent necessary for the Auditing Party to enforce its rights under this Agreement or to the extent required to comply with any applicable Law, regulation, or judicial order. The Auditor will provide to the Audited

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Party its audit report and basis for determination of the accuracy of payments under this Agreement at the time such report is provided to the Auditing Party before it is considered final; provided, however, that, at least [***] prior to the provision of such report, the Auditor shall provide its draft report and basis for any determination to the Audited Party to verify the exclusion of any Confidential Information not necessary to such determination and to allow for the reasonable review and provision of comments by the Audited Party. [***]. If the final result of the inspection reveals an undisputed underpayment or overpayment by the Audited Party, then the underpaid or overpaid amount will be settled promptly [***]. The Auditing Party will pay for such inspections, as well as its expenses associated with enforcing its rights with respect to any payments hereunder; provided, however, that, if the final results of such audit reveal an overpayment or underpayment of more than [***]% of the total payments due hereunder for the audited period, then the fees and expenses charged by the Auditor will be paid by the Audited Party.
8.7.4.Currency Exchange. The rate of exchange to be used in computing the amount of currency equivalent in Dollars owed to a Party under this Agreement will be (a) for Arrowhead, the monthly average exchange rate between each currency of origin and Dollars as reported by The Wall Street Journal, East Coast Edition or an equivalent resource as agreed by the Parties, and (b) for Novartis, made by using Novartis’ then-current standard exchange rate methodology as applied in its external reporting for the conversion of foreign currency sales into Dollars.
8.7.5.Taxes.
(a)Withholding Taxes. The amounts payable pursuant to this Agreement (“Payments”) will not be reduced on account of any Taxes unless required by Law. The Parties acknowledge and agree that no Taxes are expected to be deducted or withheld from the Payments. If Novartis, as a result of a change in Law after the Effective Date is required to deduct or withhold from any Payment under any applicable Tax Law, including extra-territorial taxation (“Withholding Taxes”), Novartis will promptly (but no later than [***] ) notify Arrowhead in writing of the potential for Withholding Taxes and the basis therefor, and cooperate with Arrowhead in good faith so as to reduce or eliminate any potential obligation for such withholding of Taxes to the greatest extent possible, including with respect to obtaining the benefit of any present or future treaty against double Taxation or refund or reduction in such Taxes. Subject to Section 8.7.5(c) (Assignments and Transfers), Novartis will deduct and withhold from the Payments any Taxes that it is required by Law to deduct or withhold and will properly remit such Taxes to the appropriate Governmental Authority. Novartis will provide Arrowhead with reasonable evidence of the proper payment of any withholding Taxes applicable to the Payments, and any receipts or certifications provided by or to a Governmental Authority, when and if available. If Withholding Taxes are paid to a Governmental Authority, then Novartis will provide reasonable assistance to Arrowhead to obtain a refund of such Withholding Taxes, or obtain a credit with respect to Taxes paid, to the extent that such a refund or credit is available under applicable Law. If no Withholding Tax deduction has been made on the payments to Arrowhead or its Affiliates under this Agreement, but Governmental Authorities subsequently take the position that a Withholding Tax deduction should have been made, including extra-territorial taxation, Arrowhead shall provide, at Novartis’ expense, all reasonable support to Novartis to obtain relief or reduction of withholding under the applicable Tax Law, including but not limited to the submission or issuance of requisite forms and information. Any refunds of Withholding Taxes that are granted to Arrowhead by the competent tax authority and which would cause Arrowhead

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to receive payments in excess of that which Novartis would owe under this Agreement, including related interest, shall be paid (net of expenses) to Novartis by Arrowhead.
(b)Cooperation. The Parties will use reasonable efforts to provide each other with information required by a Party for the purpose of filing applicable tax returns or reducing or eliminating Withholding Taxes.
(c)Assignments and Transfers. If a Party that owes a Payment under this Agreement is required by Law to withhold taxes in respect of any Payment, and if such withholding obligation arises as a result of any action taken by such Party or its Affiliate or successor or assignee, including an assignment of this Agreement as permitted under Section 16.1 (Assignment) of this Agreement, a change in tax residency of such Party, or payments arise or are deemed to arise through a branch of such Party then any applicable Payments for which the recipient Party is, in the good faith discretion of the recipient Party’s tax counsel or accountants (following reasonable discussions with the paying Party or its representatives), not able to recover or credit such withheld amount in the taxable year of such payment will be increased to take into account such Withholding Taxes as may be necessary so that, after making all required Tax withholdings and deductions (including Tax withholdings and deductions on amounts payable under this Section 8.7.5 (Taxes)), the payee receives an amount equal to the sum it would have received had no such increased withholding been made.
(d)Transfer Tax. All transfer, documentary, sales, use, stamp, registration, and other such Taxes, and any conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with consummation of the transactions contemplated hereby, if any, will be borne and paid by Novartis. Novartis will prepare and timely file all tax returns required to be filed in respect of any such Taxes.
(e)Indirect Taxes. All amounts expressed to be payable pursuant to this Agreement by Novartis to Arrowhead which (in whole or in part) constitute the consideration for any supply for the purposes of any value-added, sales, use, excise or similar Tax (“Indirect Taxes”) will be exclusive of any Indirect Taxes. If Indirect Taxes are or become chargeable on any supply for Indirect Tax purposes made by Arrowhead to Novartis pursuant to this Agreement and Arrowhead is required to account to the relevant tax authority for the Indirect Tax, Novartis must pay to Arrowhead (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the Indirect Taxes (and Arrowhead must promptly provide an appropriate Indirect Taxes invoice to Novartis).
8.7.6.Blocked Payments. If, by reason of Law in any country, it becomes impossible or illegal for a Party to transfer, or have transferred on its behalf, any payment owed to the other Party hereunder, then such Party will (a) promptly notify the other Party of the conditions preventing such transfer and (b) deposit such payment in local currency in the relevant country to the credit of the other Party in a recognized banking institution designated by the other Party or, if none is designated by the other Party within a period of [***], in a recognized banking institution selected by the transferring Party, as the case may be, and identified in a written notice given to the other Party.
8.7.7.Interest Due. If a Party does not receive payment of any sum due to it on or before the due date, simple interest will thereafter accrue on the sum due to such Party until

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the date of payment at the per annum rate equal to [***]. In relation to payments disputed in good faith, interest under this Section 8.7.7 (Interest Due) is payable only after the dispute is resolved, on sums found or agreed to be due, from the due date.
9.CONFIDENTIALITY AND PUBLICATION
9.1.Confidential Information. The existence and terms of this Agreement are the Confidential Information of each Party, and each Party will be deemed a Receiving Party with respect thereto. (a) Unpublished patent applications within the Licensed Product-Specific Patent Rights and Arrowhead Know-How that is specific to the composition of matter, form, formulation, or a method of treatment with, or use or manufacture of a Licensed Compound or a Licensed Product (“Product-Specific Know-How”), in each case, will be the Confidential Information of both Parties; (b) except as set forth in clause (a) or clause (e) of this Section 9.1 (Confidential Information), all Arrowhead Know-How that is neither Product-Specific Know-How nor Joint Arising Know-How will be Confidential Information of Arrowhead; (c) except as set forth in clause (e) of this Section 9.1 (Confidential Information), all Novartis Arising Know-How and all reports delivered by Novartis to Arrowhead hereunder, in each case, will be Confidential Information of Novartis, provided that Novartis will maintain all Novartis Arising Know-How that (i) solely relates to the composition of matter, formulation, form, or a method of use or treatment, delivery, or Manufacture of a Licensed Compound or Licensed Product and (ii) is necessary or reasonably useful to Develop, Manufacture, Commercialize, and otherwise Exploit such Licensed Compound or Licensed Product, in confidence and not disclose such Know-How to any Third Party for so long as such Know-How remains Confidential Information of Novartis, except as permitted under Section 9.2 (Non-Disclosure and Non-Use Obligation), Section 9.4 (Permitted Disclosures), or Section 9.8 (Publication); (d) all Know-How within the Joint Arising Know-How will be Confidential Information of both Parties, regardless of which Party initially generated or disclosed the relevant Joint Arising Know-How to the other Party in connection with this Agreement; and (e) all information exchanged between the Parties regarding the Prosecution and Maintenance, defense, and enforcement of the Patent Rights under Article 12 (Intellectual Property) will be the Confidential Information of both Parties. All information disclosed by a Party pursuant to the Confidentiality Agreement is deemed the Confidential Information of such Party pursuant to this Agreement. [***]/
9.2.Non-Disclosure and Non-Use Obligation. Except as otherwise expressly set forth in this Article 9 (Confidentiality and Publication), the Receiving Party will, during the Term and for a period of [***] thereafter, keep the Confidential Information of the Disclosing Party confidential using at least the same degree of care with which the Receiving Party holds its own Confidential Information (but in no event less than a reasonable degree of care) and will not (a) disclose such Confidential Information to any Person without the prior written approval of the Disclosing Party, except, solely to the extent necessary to exercise its rights or perform its obligations under this Agreement, to its employees, Affiliates, Sublicensees, and Subcontractors, consultants, or agents who have a need to know such Confidential Information, all of whom will be similarly bound by confidentiality, non-disclosure, and non-use provisions at least as restrictive or protective of the Parties as those set forth in this Agreement and for whom the Disclosing Party will be responsible, or (b) use such Confidential Information for any purpose other than for the purposes contemplated by this Agreement. The Receiving Party will cause the foregoing Persons to whom Confidential Information is disclosed pursuant to clause (a) of this Section 9.2 (Non-Disclosure and Non-Use Obligation) to comply with the restrictions on use and disclosure set forth in this Section 9.2 (Non-Disclosure and Non-Use Obligation) and will be responsible for ensuring that such Persons maintain the Disclosing Party’s Confidential Information in accordance with this Article 9 (Confidentiality and Publication). Each Party will promptly notify the other Party of any misuse or unauthorized disclosure of the other Party’s Confidential Information by it or by those Persons to whom it disclosed Confidential Information pursuant to clause (a) of this Section 9.2 (Non-Disclosure and Non-Use Obligation).
9.3.Exemptions. Information of a Disclosing Party will not be Confidential Information of such Disclosing Party to the extent that the Receiving Party can demonstrate through competent evidence that such information: (a) is already in the possession of the Receiving Party at the time

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of its receipt from the Disclosing Party and not through a prior disclosure by or on behalf of the Disclosing Party; (b) is generally available to the public before its receipt from the Disclosing Party; (c) became generally available to the public or otherwise part of the public domain after its disclosure by the Disclosing Party and other than through any act or omission of the Receiving Party or any of its Affiliates or representatives in breach of this Agreement, including pursuant to Section 9.8 (Publications); (d) is subsequently disclosed to the Receiving Party or any of its Affiliates without obligation of confidentiality by a Third Party who may rightfully do so and is not under a conflicting obligation of confidentiality to the Disclosing Party; or (e) other than any Arising Know-How, is developed independently by employees, Subcontractors, consultants, or agents of the Receiving Party or any of its Affiliates without use of or reliance upon the Disclosing Party’s Confidential Information. No combination of features or disclosures will be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the Receiving Party unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the Receiving Party. Specific aspects or details of Confidential Information will not be deemed to be within the public domain or in the possession of the Receiving Party merely because the Confidential Information is encompassed by more general information in the public domain or in the possession of the Receiving Party.
9.4.Permitted Disclosures. In addition to the exceptions contained in Section 9.2 (Non-Disclosure and Non-Use Obligation), the Receiving Party may disclose Confidential Information of the Disclosing Party to the extent (and solely to the extent) that such disclosure is reasonably necessary in the following instances:
9.4.1.(a) the Prosecution and Maintenance of Patent Rights as contemplated under Article 12 (Intellectual Property); or (b) Regulatory Submissions and other filings with Governmental Authorities (including Regulatory Authorities), as necessary for the Exploitation of a Licensed Product; provided that the Receiving Party will take all reasonable measures to ensure the confidential treatment of such Confidential Information to the extent permitted under applicable Law;
9.4.2.to actual or bona fide potential [***], solely for the purpose of evaluating or carrying out an actual or potential [***]; provided that, in each such case, (a) such Persons are bound by obligations of confidentiality, non-disclosure, and non-use provisions at least as restrictive or protective of the Parties as those set forth in this Agreement or otherwise customary for such type and scope of disclosure, (b) any such disclosure is limited to the maximum extent practicable for the particular context in which it is being disclosed, and (c) that the term of such confidentiality obligation must be consistent with industry standards;
9.4.3.if required by Law, including as may be required in connection with any filings made with, or by the disclosure policies of a major stock exchange, in which case the terms of such disclosures will be governed by Section 9.5 (Confidential Treatment);
9.4.4.to prosecute or defend litigation so long as there is [***] prior written notice given by the Receiving Party before filing, and to enforce Patent Rights in connection with the Receiving Party’s rights and obligations pursuant to this Agreement; provided that the Party seeking to disclose the Confidential Information of the other Party: (a) use reasonable efforts to inform the other Party prior to making any such disclosures and reasonably cooperate with the other Party in seeking a protective order or other appropriate remedy (including redaction), and (b) whenever possible, request confidential treatment of such information in accordance with Section 9.5 (Confidential Treatment); and
9.4.5.to any Third Party to the extent a Party is required to do so pursuant to the terms and conditions of an in-license agreement with such Third Party relating to the intellectual property rights sublicensed to the other Party hereunder, provided that any such Third Party receiving Confidential Information are bound by obligations of confidentiality,

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non-disclosure, and non-use provisions at least as restrictive or protective of the Parties as those set forth in this Agreement or otherwise customary for such type and scope of disclosure.
If and whenever any Confidential Information is disclosed in accordance with this Section 9.4 (Permitted Disclosures), such disclosure will not cause any such information to cease to be Confidential Information except to the extent that such disclosure results in a public disclosure of such information (other than by breach of this Agreement).
9.5.Confidential Treatment. To the extent allowed by applicable Law, each Party will promptly inform the other Party of the disclosure that is being sought (and to the extent possible, as early as possible and at least [***] notice) in order to provide the other Party an opportunity to challenge or limit the disclosure and will reasonably cooperate with the other Party to do so. In the event that no such protective order or other remedy is obtained, or the Disclosing Party waives compliance with certain terms of this Article 9 (Confidentiality and Publication), then the Receiving Party will furnish only that portion of Confidential Information that the Receiving Party is advised by counsel is legally required to be disclosed. Notwithstanding Section 9.2 (Non-Disclosure and Non-Use Obligation), Confidential Information that is permitted or required to be disclosed will remain otherwise subject to the confidentiality and non-use provisions of Section 9.2 (Non-Disclosure and Non-Use Obligation). Notwithstanding the foregoing, if either Party concludes based on the reasonable opinion of counsel that a copy of this Agreement must be filed with the United States Securities and Exchange Commission or similar regulatory agency in a country other than the United States, such Party will, within a reasonable time prior to any such filing (and to the extent possible at least [***] prior to any such filing), provide the other Party with a copy of this Agreement showing any provisions hereof as to which such Party proposes to request confidential treatment, and the Parties will coordinate with each other and will use good faith efforts to mutually agree on the redaction of certain provisions of this Agreement (together with all exhibits and schedules) before filing such copy of this Agreement, provided that notwithstanding the foregoing, the filing Party will retain final decision-making authority over the redactions to be made in its filed copy of this Agreement.
9.6.Relationship to Confidentiality Agreement. This Agreement supersedes the Confidentiality Agreement; provided, however, that all “Confidential Information” disclosed or received by the Parties and their Affiliates thereunder will be deemed the Confidential Information of the originally Disclosing Party hereunder and will be subject to the terms and conditions of this Agreement.
9.7.Use of Name and Logo. Subject to Section 9.8.2 (Announcements), neither Arrowhead nor Novartis will use the other Party’s or its Affiliates’ name or logo in any label, press release, or product advertising, or for any other promotional purpose, without first obtaining the other Party’s written consent.
9.8.Publications.
9.8.1.Coordination. During the Term, Arrowhead and Novartis will, from time to time and at the request of the other Party, discuss the general information content relating to this Agreement that may be publicly disclosed; provided that, without limitation of Arrowhead’s rights under Section 9.8.3 (Publications Rights), Novartis will have no obligation to consult with Arrowhead with respect to public announcement or publications concerning Novartis’ Exploitation of any Licensed Product that does not reference Arrowhead, or disclose any of Arrowhead’s Confidential Information or the Arrowhead Platform.
9.8.2.Announcements. Except as may be expressly permitted under Section 9.8.1 (Coordination), Section 9.8.3 (Publications Rights), Section 9.4 (Permitted Disclosures) or this Section 9.8.2 (Announcements), during the Term, neither Party will make any public announcement regarding this Agreement without the prior written approval of the other Party, except for either Party’s references to the other as the licensor or licensee (as applicable) or a collaboration partner under this Agreement. On

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or following the Execution Date, Arrowhead will issue a press release in substantially the form set forth on Schedule 9.8.2 (Press Releases). After the issuance of such press release or other permitted public disclosure by a Party, either Party may make subsequent public disclosures reiterating such information without having to obtain the other Party’s prior consent and approval so long as the information in such press release or other public announcement remains true, correct, and the most current information with respect to the subject matters set forth therein. Further, Arrowhead will be permitted to issue press releases indicating the achievement of any Milestone Event and the amount of any Milestone Payment, with Novartis having the right to review and provide reasonable comment on (but not approve) any such press release being prior to issuance by or behalf of Arrowhead.
9.8.3.Publication Rights. During the Term, Novartis may, in its sole discretion, publish results of all Clinical Trials and other Development activities conducted with respect to any Licensed Compound or Licensed Product, provided that no publication will include any Confidential Information of Arrowhead, other than the Product-Specific Know-How, without Arrowhead’s prior written consent, not to be unreasonably withheld, conditioned, or delayed. Arrowhead will have no such right to publish the results of Clinical Trials or other Development activities conducted with respect to any Licensed Compound or Licensed Product. Regardless of and without limitation of its foregoing consent right, Arrowhead will have the right to review all proposed publications prior to Novartis’ submission of such publication, in accordance with the procedures set forth in this Section 9.8.3 (Publications Rights). If Novartis intends to make any publication or presentation related to any Clinical Trials or other Development activities conducted with respect to any Licensed Compound or Licensed Product, then Novartis will first provide Arrowhead with a copy of the applicable proposed abstract, manuscript, or presentation no less than [***] ([***] in the case of abstracts) prior to its intended submission for publication. Arrowhead will respond in writing promptly and in no event later than [***] ([***] in the case of abstracts) after receipt of the proposed material with any concerns regarding the disclosure of any information or subject matter that, in Arrowhead’s reasonable discretion would present issues as to patentability of the relevant subject matter or requesting the removal of any of Arrowhead’s Confidential Information (other than the Product-Specific Know-How). In the event of any concern raised regarding protection of intellectual property rights of Arrowhead, Novartis will not submit such publication or to make such presentation that contains such information until Arrowhead is given a reasonable period of time, and in no event more than [***] (or such other period as may be mutually agreed by the Parties in writing), to seek patent or other intellectual property protections in accordance with the terms of this Agreement covering any material in such publication or presentation that it believes is protectable. Subject to Section 9.4 (Permitted Disclosures), Novartis will remove any Confidential Information of Arrowhead (other than the Product-Specific Know-How) for which Arrowhead requests such removal from any such proposed publication or presentation. Novartis will use reasonable efforts to provide Arrowhead with a copy of each such publication or presentation within [***] after the date of its submission, and in any event Novartis will provide Arrowhead with a copy of each such publication or presentation within [***] after Arrowhead’s written request for such copy (if not previously provided). Without limiting the foregoing, Novartis will acknowledge the contributions of Arrowhead and the employees of Arrowhead in any such publication or presentation, as scientifically appropriate.
9.8.4.Clinical Trial Transparency. Both Parties agree to collaborate to maintain compliance with all Laws related to Clinical Trial transparency that may apply to either the sponsor of any Clinical Trial or the owner of any Regulatory Approval, all as related to any Licensed Product. The Parties will cooperate to maintain Clinical Trial transparency consistent with each sponsor’s Clinical Trial registration, summary result,

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and data sharing transparency policies and will support disclosure of Confidential Information as needed based on the needs of the sponsors of the study or the Regulatory Approval holder with respect to any Licensed Product.
10.REPRESENTATIONS, WARRANTIES AND COVENANTS
10.1.Mutual Representations and Warranties. Each Party represents and warrants to the other Party, as of the Execution Date, and as of the Effective Date (as though then made), that:
10.1.1.such Party is a corporation duly organized, validly existing, and in good standing under the Laws of its jurisdiction of incorporation or formation;
10.1.2.such Party has all requisite corporate power and corporate authority to enter into this Agreement and to carry out its obligations under this Agreement;
10.1.3.all requisite corporate action on the part of such Party and its directors and stockholders required by Law for the authorization, execution, and delivery by such Party of this Agreement, and the performance of all obligations of such Party under this Agreement, has been taken;
10.1.4.the execution, delivery, and performance of this Agreement, and compliance with the provisions of this Agreement, by such Party do not and will not: (a) violate any provision of Law or any ruling, writ, injunction, order, permit, judgment, or decree of any Governmental Authority; (b) constitute a breach of, or default under (or an event that, with notice or lapse of time or both, would become a default under) or conflict with, or give rise to any right of termination, cancellation or acceleration of, any agreement, arrangement or instrument, whether written or oral, by which such Party or any of its assets are bound; or (c) violate or conflict with any of the provisions of such Party’s organizational documents (including any articles or memoranda of organization or association, charter, bylaws, or similar documents);
10.1.5.such Party has not entered into any agreement with any Third Party that is in conflict with the rights granted to the other Party under this Agreement, and has not taken any action that would prevent it from granting the rights granted to the other Party under this Agreement, or that would otherwise conflict with or adversely affect the other Party’s rights under this Agreement;
10.1.6.no consent, approval, authorization, or other order of, or filing with, or notice to, any Governmental Authority or other Third Party is required to be obtained or made by such Party in connection with the authorization, execution, and delivery by such Party of this Agreement, except as required pursuant to the HSR Act and any other applicable Antitrust Laws; and
10.1.7.this Agreement has been duly executed and delivered on behalf of such Party and is a legal and valid obligation binding upon it and is enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, and other similar laws affecting creditors’ rights generally and by general principles of equity.
10.2.Additional Representations and Warranties by Arrowhead. Arrowhead represents and warrants to Novartis, except as set forth on Schedule 10.2 (Exceptions to the Representations and Warranties by Arrowhead), which schedule may be updated as of the Effective Date pursuant to Section 14.1 (Effective Date), as of the Execution Date and (following the Antitrust Clearance Date) as of the Effective Date (for clarity, subject to Section 14.3 (Outside Date)):
10.2.1.Arrowhead Patent Rights. (a) Schedule 1.146 (Licensed Product-Specific Patent Rights) and Schedule 1.34 (Arrowhead Platform Patent Rights) set forth a complete and accurate list of all Arrowhead Patent Rights issued or pending as of the Execution

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Date or the Effective Date, as applicable, and (b) the Arrowhead Patent Rights existing as of the Execution Date or the Effective Date, as applicable, constitute all of the Patent Rights owned or in-licensed by Arrowhead or any of its Affiliates as of such respective date that are necessary or reasonably useful for the Development, Manufacture, Commercialization, or other Exploitation, each as contemplated by Arrowhead or any of its Affiliates as of the Execution Date or the Effective Date, as applicable, of ARO-SNCA SC as it exists as of the Execution Date or the Effective Date, as applicable, in the Field in the Territory.
10.2.2.Licensed SNCA Compounds and Licensed SNCA Compounds. The Licensed SNCA Compounds and Licensed SNCA Products include all compounds and products owned or in-licensed by Arrowhead or any of its Affiliates as of the Execution Date or the Effective Date, as applicable, that are Directed To SNCA.
10.2.3.Arrowhead Technology. Arrowhead has (a) legal or beneficial title and sole ownership of, or a non-exclusive or exclusive right to use, all Arrowhead Technology existing as of the Execution Date or the Effective Date, as applicable, except as set forth on Schedule 10.2 (Exceptions to the Representations and Warranties by Arrowhead), free and clear of all mortgages, pledges, liens, encumbrances, security interests, or claims of any kind, including claims by any Governmental Authority or academic or non-profit institution; and (b) authority to grant to Novartis and its Affiliates the licenses set forth in Section 2.1 (License Grants to Novartis) under the Arrowhead Technology. Arrowhead has not granted any license or other interest to any Third Party under the Arrowhead Technology that conflicts with the licenses granted to Novartis and its Affiliates hereunder. [***].
10.2.4.Ownership of Arrowhead Technology. With respect to all Arrowhead Technology existing as of the Execution Date or the Effective Date, as applicable, that is owned or purported to be owned by Arrowhead (a) Arrowhead and its Affiliates have obtained from all employees and independent contractors who participated in the invention or authorship thereof, assignments of all ownership rights of such employees and independent contractors in such Arrowhead Technology, either pursuant to written agreement or by operation of Law; (b) all of Arrowhead’s and its Affiliates’ employees, officers, contractors, and consultants have executed agreements or have existing obligations under Law requiring assignment to Arrowhead or its Affiliate, as applicable, of all rights, title, and interests in and to their inventions made during the course of and as the result of this Agreement; and (c) no officer or employee of Arrowhead or any of its Affiliates is subject to any agreement with any other Third Party that requires such officer or employee to assign any interest in any Arrowhead Technology to such Third Party.
10.2.5.Prosecution of Arrowhead Patent Rights. The owned-Arrowhead Patent Rights, the in-licensed Arrowhead Patent Rights for which Arrowhead controls prosecution, and, to Arrowhead’s knowledge, the in-licensed Arrowhead Patent Rights for which a Third Party controls prosecution, in each case, existing as of the Execution Date or the Effective Date, as applicable, are being diligently prosecuted in the respective patent offices in accordance with Law, and Arrowhead and its Affiliates have presented all references, documents, or information for which it and the inventors had a duty to disclose under Law, including 37 C.F.R. §1.56 or its foreign equivalent, to the relevant patent examiners at the relevant patent offices for each such Arrowhead Patent Right.
10.2.6.Validity and Enforceability. With respect to owned-Arrowhead Patent Rights, the in-licensed Arrowhead Patent Rights for which Arrowhead controls prosecution, and, to Arrowhead’s knowledge, the in-licensed Arrowhead Patent Rights for which a Third Party controls prosecution, in each case, existing as of the Execution Date or the Effective Date, as applicable, there is no opposition, nullity action, interference, inter

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partes reexamination, inter partes review, post-grant review, derivation proceeding, or other proceeding pending or, to Arrowhead’s knowledge, threatened in writing (but excluding office actions or similar communications issued by the United States Patent and Trademark Office or any analogous foreign Governmental Authority (collectively, “Patent Offices”) in the ordinary course of Prosecution and Maintenance of any patent application) that challenge the ownership, scope, duration, validity, enforceability, or priority of any such Arrowhead Patent Right owned or purported to be owned by Arrowhead. To Arrowhead’s knowledge, the Arrowhead Patent Rights that have issued are subsisting, valid, and enforceable, and Arrowhead does not have knowledge of any fact or circumstance that would cause Arrowhead to reasonably conclude that any issued Arrowhead Patent Right is, or will be upon issuance, invalid, or unenforceable.
10.2.7.Inventorship. Inventorship of each owned-Arrowhead Patent Right and, to Arrowhead’s knowledge, each in-licensed Arrowhead Patent Right, in each case, existing as of the Execution Date or the Effective Date, as applicable, is properly identified on each patent and patent application. To Arrowhead’s knowledge, there is no dispute with respect to inventorship of any Arrowhead Patent Rights.
10.2.8.Good Standing. All official fees, maintenance fees, and annuities for any pending or issued owned-Arrowhead Patent Rights, in-licensed Arrowhead Patent Rights for which Arrowhead controls prosecution and maintenance, and, to Arrowhead’s knowledge, in-licensed Arrowhead Patent Rights for which a Third Party controls prosecution and maintenance, in each case, existing as of the Execution Date or the Effective Date, as applicable, have been paid when due, and all administrative procedures with Governmental Authorities have been completed for such Arrowhead Patent Rights such that such Patent Rights are subsisting and in good standing.
10.2.9.Government Funding. No government funding, facilities of a university, college, or other educational institution or research center was used in the development of any owned-Arrowhead Patent Rights or, to Arrowhead’s knowledge, in-licensed Arrowhead Patent Rights. No Person who was involved in, or who contributed to, the creation or development of any owned-Arrowhead Patent Rights or, to Arrowhead’s knowledge, any in-licensed Arrowhead Patent Rights, has performed services for the government or any university, college, or other educational institution or research center in a manner that would affect Arrowhead’s rights in the Arrowhead Patent Rights.
10.2.10.No Claims. There is (a) no claim, judgment, or settlement against or owed by Arrowhead or any of its Affiliates and (b) no pending or, to Arrowhead’s knowledge, threatened claim or litigation, in each case ((a) and (b)), related to the Arrowhead Technology or ARO-SNCA SC.
10.2.11.Notice of Infringement or Misappropriation. Neither Arrowhead nor any of its Affiliates have received any written notice or written threat from any Third Party asserting or alleging that any Development, Manufacture, Commercialization, or other Exploitation, each as contemplated by Arrowhead or any of its Affiliates prior to the Execution Date or prior to the Effective Date, of ARO-SNCA SC as it exists as of the Execution Date or the Effective Date, as applicable, infringed, misappropriated, or otherwise violated any valid and enforceable Patent Right or Know-How of a Third Party.
10.2.12.Third Party Technology. To Arrowhead’s knowledge, the Development, Manufacture, Commercialization, and other Exploitation, each as contemplated by Arrowhead or any of its Affiliates of ARO-SNCA SC as it exists as of the Execution Date or the Effective Date, as applicable, in the Field in the Territory does not infringe,

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misappropriate, or otherwise violate any valid and enforceable Patent Right or Know-How of any Third Party.
10.2.13.Third Party Infringement. To Arrowhead’s knowledge, no Third Party is infringing, misappropriating, or otherwise violating, or threatening to infringe, misappropriate, or otherwise violate the Arrowhead Technology.
10.2.14.Confidentiality of Trade Secrets. Arrowhead and its Affiliates have taken commercially reasonable measures consistent with industry practices to protect the secrecy, confidentiality, and value of all Arrowhead Know-How that constitutes trade secrets under Law (including requiring all employees, consultants, and independent contractors to execute binding and enforceable agreements requiring all such employees, consultants, and independent contractors to maintain the confidentiality of such Arrowhead Know-How).
10.2.15.Third Party Agreements. Except for the Pre-Existing Third Party Agreements, there are no Third Party agreements pursuant to which Arrowhead Controls any of the Arrowhead Technology.
10.2.16.Pre-Existing Third Party Agreements. Schedule 1.200 (Pre-Existing Third Party Agreements) contains a true and complete list of all agreements constituting the Pre-Existing Third Party Agreements existing as of the Execution Date or the Effective Date, as applicable, and Arrowhead has provided Novartis with an accurate copy of each Pre-Existing Third Party Agreement. Each Pre-Existing Third Party Agreement is in full force and effect. No written notice of default or termination has been received or given under any Pre-Existing Third Party Agreement, and, to Arrowhead’s knowledge, there is no act or omission by Arrowhead or any of its Affiliates that would provide a right to terminate any Pre-Existing Third Party Agreement.
10.2.17.[***]
10.2.18.Compliance with Laws. Arrowhead and its Affiliates have conducted, and, to Arrowhead’s knowledge, their respective contractors and consultants have conducted, the Development and Manufacture of ARO-SNCA SC as it exists as of the Execution Date or the Effective Date, as applicable, [***] with all applicable Laws, including as applicable GLP, GCP, and GMP, labor and employment and any applicable anti-corruption or anti-bribery laws or regulations of any Governmental Authority with jurisdiction over such Development and Manufacture. Neither Arrowhead nor its Affiliates, nor, to Arrowhead’s knowledge, any of their employees, officers, subcontractors, or consultants who have rendered services relating to the Arrowhead Technology or ARO-SNCA SC as it exists as of the Execution Date or the Effective Date, as applicable, (a) has ever been Debarred or is subject to debarment or convicted of a crime for which an entity or person could be Debarred, (b) has ever been under indictment for a crime for which a person or entity could be Debarred, or (c) is a Sanctioned Person.
10.2.19.Disclosure. Arrowhead has made available to Novartis true, correct and complete copies or originals of all material information relating to the Development, Manufacture and Commercialization of ARO-SNCA SC in the Field in the Territory, each as conducted by or on behalf of Arrowhead or any of its Affiliates as of the Execution Date or the Effective Date, as applicable [***].
10.3.[***].
10.4.[***].

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10.5.Warranty Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, TO THE OTHER PARTY WITH RESPECT TO ANY PATENT RIGHTS, KNOW-HOW, MATERIALS, COMPOUND, PRODUCT, GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, OR NONINFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING. EACH PARTY HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY THAT THE EXPLOITATION OF ANY LICENSED COMPOUND OR LICENSED PRODUCT PURSUANT TO THIS AGREEMENT WILL BE SUCCESSFUL.
10.6.Certain Covenants.
10.6.1.Compliance. Each Party and its Affiliates, Sublicensees, and Subcontractors will conduct the Exploitation of the Licensed Compounds and the Licensed Products in a good scientific manner and materially in accordance with all applicable Laws, including, as applicable, GLP, GCP, and GMP or regulations of any Governmental Authority with jurisdiction over the activities performed by or on behalf of such Party or its Affiliates, Sublicensees or Subcontractors in furtherance of such obligations. In addition, if a Party is or becomes subject to a legal obligation to a Governmental Authority (such as a corporate integrity agreement or settlement agreement with a Governmental Authority), then the other Party will perform such activities as may be reasonably requested by the obligated Party to enable such Party to comply with its legal obligation to such Governmental Authority with respect to the Licensed Products.
10.6.2.No Debarment. Neither Party will use or permit its Affiliates, Sublicensees, or Subcontractors to use, in any capacity in connection with the performance of its obligations under this Agreement, any Person that has been Debarred pursuant to Section 306 of the FD&C Act, as amended, or that is the subject of a conviction described in such section. Each Party agrees to inform the other Party in writing immediately if it or any Person that is performing activities under this Agreement is Debarred or is subject to debarment or is the subject of a conviction described in Section 306 of the FD&C Act, or if any action, suit, claim, investigation, or legal or administrative proceeding (a) has been filed and is pending or (b) is threatened in writing relating to the debarment or conviction of such notifying Party or, to such Party’s knowledge, any Person or entity used in any capacity by such Party or any of its Affiliates with respect to this Agreement or the performance of its other obligations under this Agreement. Such notifying Party will use reasonable efforts to include in any agreement with any Person or entity used in any capacity by such Party or any of its Affiliates with respect to this Agreement or the performance of its other obligations under this Agreement an obligation to provide notice to such Party of the matters described in this Section 10.6.2 (No Debarment).
10.6.3.No Bribery. In exercising its rights and performing its obligations under this Agreement, each Party will (and will ensure that its Affiliates and its and their employees, directors, officers, sublicensees, subcontractors and agents will) (a) not promise, offer, pay, cause to pay, accept payment, induce payment or take any action that could be considered a bribe; (b) comply with all applicable Laws including those related to bribery and corruption (such as the U.S. Foreign Corrupt Practices Act and UK Bribery Act); (c) comply with industry standards; (d) comply with all policies and guidelines (and any updates to the same) referenced or included in this Agreement or otherwise provided in written form (including electronically) during the Term to such Party by the other Party; and (e) ensure it has an appropriate (with respect to its size, scope of operations and nature of business activities) and effective ethics, risk and compliance organization and systems/policies in place designed to promote ethical business practices.

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10.6.4.[***]; Encumbrances. [***]. Neither Arrowhead nor any of its Affiliates will permit, nor allow to be levied, any lien, encumbrance, charge, mortgage, liability, or security interest on any Arrowhead Technology in a manner that would reasonably be expected to adversely affect the rights granted to Novartis under this Agreement.
10.6.5.Intellectual Property. [***] Each Party will make any and all payments owing by such Party or any of its Affiliates to any inventor of, in the case of Arrowhead and its Affiliates, any Arrowhead Technology and, in the case of Novartis and its Affiliates, any Novartis Licensed Technology, in each case, that is required in connection with the creation or exploitation of or transfer of rights thereto; [***].
10.6.6.No Conflicts. During the Term, Arrowhead will not enter into any agreement with any Third Party that is in conflict with or could otherwise adversely affect the rights granted to Novartis under this Agreement and will not take any action that would prevent it from granting the rights granted to Novartis under this Agreement or that would otherwise materially conflict with or adversely affect the rights granted to Novartis under this Agreement; provided, however, that the foregoing will not prevent Arrowhead from entering into any collaboration, license, or other arrangement with a Third Party that includes Arrowhead using its platforms and other proprietary technology to Research, Develop, Manufacture, Commercialize, or otherwise Exploit compounds and products Directed To any CNS Target or any Cardiomyocyte Target, in each case, that is not a Collaboration Target under a CT Program. During the Term, each Party will not, and will cause its Affiliates not to, enter into any agreement (or amend any agreement that such Party or its Affiliate is a party to as of the Effective Date) granting any license or other right in, to or under (a) such Party’s interest in the Joint Arising Technology and (b) if such Party is Novartis, the Novartis Arising Technology, in each case ((a) and (b)), that would prevent it from granting the rights granted to the other Party under this Agreement or that would otherwise conflict with or adversely affect the rights granted to the other Party under this Agreement. Arrowhead will not, and will cause its Affiliates not to, enter into any agreement that would impose additional obligations or liabilities on Novartis without Novartis’ prior written consent.
10.6.7.Export Controls. Novartis will not, and will ensure that its Affiliates and Sublicensees will not, export, transfer, or sell any Licensed Product (a) to any country or territory that is subject to comprehensive economic sanctions administered by OFAC, (b) to any other country or territory in which such activity would violate applicable Laws in the U.S., (c) to any Restricted Party, or (d) in such a manner that would violate the Global Trade Control Laws.
10.6.8.[***].
10.6.9.No Reverse Engineering. Novartis will not, and will ensure that its Affiliates and Novartis’ and any of its Affiliates’ Subcontractors and Sublicensees will not, reverse engineer, sequence, analyze, disassemble, modify or create derivative works of the [***].
10.6.10.SCA. During the Term [***], Novartis will not, and will ensure that its Affiliates and Novartis’ and any of its Affiliates’ Sublicensees will not [***].
10.6.11.Pre-Existing Third Party Agreements.
(a)Arrowhead and its Affiliates will (i) not breach or be in default under any of its obligations under any Pre-Existing Third Party Agreement, in either case, in a manner that would reasonably be expected to give the applicable counterparty

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thereto a right to terminate or otherwise alter (in a manner materially adverse to Novartis or any of its Affiliates or their respective Sublicensees) such Pre-Existing Third Party Agreement or otherwise diminish the scope or exclusivity of the sublicenses granted to Novartis under applicable Arrowhead Technology, (ii) satisfy all of its obligations under each Pre-Existing Third Party Agreements, including any obligations arising due to the execution of, or activities under, this Agreement, the breach of which would give the applicable counterparty thereto a right to terminate such Pre-Existing Third Party Agreement, (iii) not do any other act or make any other omission that could give rise to a termination right of any other party to any Pre-Existing Third Party Agreement, and (iv) not terminate any Pre-Existing Third Party Agreement, or amend or waive any provision thereof without Novartis’ prior written consent, which consent will not be unreasonably withheld, conditioned or delayed.
(b)To the extent that the licensor in any Pre-Existing Third Party Agreement has retained any right to enforce, defend, prosecute, or maintain any Arrowhead Technology or otherwise be involved in such activities pursuant to the Pre-Existing Third Party Agreement, Arrowhead and its Affiliates will use commercially reasonable efforts to cause such licensor to take actions (or refrain from taking action, as applicable) consistent with Article 12 (Intellectual Property).
(c)Arrowhead and its Affiliates will furnish Novartis with copies of all notices and correspondences that Arrowhead or any of its Affiliates receives in connection with any Pre-Existing Third Party Agreement the subject matter of which would materially and adversely affect Novartis’ rights or obligations under this Agreement within a reasonable period following Arrowhead’s or its Affiliates’ receipt of the same.
11.INDEMNIFICATION; LIMITATION OF LIABILITY; INSURANCE
11.1.Indemnification by Arrowhead. Arrowhead will indemnify, hold harmless, and defend Novartis, its Affiliates, and their respective directors, officers, employees, and agents (“Novartis Indemnitees”) from and against any and all losses, liabilities, damages, costs, fees, and expenses (including reasonable attorneys’ fees and litigation expenses) (collectively, “Losses”) incurred from any claims, suits, proceedings, or causes of action brought by a Third Party (collectively, “Claims”) against such Novartis Indemnitees to the extent arising out of or resulting from:
11.1.1.any breach of any representation or warranty made by Arrowhead in this Agreement, or any breach or violation of any covenant or agreement of Arrowhead in this Agreement;
11.1.2.the gross negligence or willful misconduct by or of Arrowhead or any of its Affiliates, or any of their respective directors, officers, employees, or agents in the performance of Arrowhead’s obligations or exercise of its rights under this Agreement; or
11.1.3.the Exploitation of any Licensed Compound or Licensed Product, in each case, by or on behalf of Arrowhead or any of its Affiliates (excluding such conduct by or on behalf of Novartis or its Affiliates and its Sublicensees as licensees or sublicensees of Arrowhead hereunder), including the conduct of the SNCA Program Research Activities and the CT Program Research Activities.
Notwithstanding the foregoing, Arrowhead will have no obligation to indemnify the Novartis Indemnitees to the extent that the Losses arise out of or result from matters described under Section 11.2 (Indemnification by Novartis).

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11.2.Indemnification by Novartis. Novartis will indemnify, hold harmless, and defend Arrowhead, its Affiliates, and their respective directors, officers, employees, and agents (“Arrowhead Indemnitees”) from and against any and all Losses incurred from any Claims against such Arrowhead Indemnitees to the extent arising out of or resulting from:
11.2.1.any breach of any representation or warranty made by Novartis in this Agreement, or any breach or violation of any covenant or agreement of Novartis in this Agreement;
11.2.2.the gross negligence or willful misconduct by or of Novartis or any of its Affiliates or Sublicensees, or any of their respective directors, officers, employees, or agents in the performance of Novartis’ obligations or exercise of its rights under this Agreement; or
11.2.3.the Exploitation of any Licensed Compound or Licensed Product, in each case, by or on behalf of Novartis or any of its Affiliates or Sublicensees.
Notwithstanding the foregoing, Novartis will have no obligation to indemnify the Arrowhead Indemnitees to the extent that the Losses arise out of or result from matters described under Section 11.1 (Indemnification by Arrowhead).
11.3.Indemnification Procedure.
11.3.1.Notice. The Party entitled to indemnification under this Article 11 (Indemnification; Limitation of Liability; Insurance) (an “Indemnified Party”) will notify the Party responsible for such indemnification (the “Indemnifying Party”) in writing promptly (and in any event no later than [***]) upon being notified of or having knowledge of any claim or claims asserted or threatened against the Indemnified Party that could give rise to a right of indemnification under this Agreement; provided that the failure to give such notice will not relieve the Indemnifying Party of its indemnity obligation hereunder except to the extent that such failure materially prejudices the Indemnifying Party.
11.3.2.Indemnifying Party’s Right to Defend. Within [***] after receipt of notice from the Indemnified Party of the claim, the Indemnifying Party will have the right to defend, at its sole cost and expense and with counsel reasonably selected by the Indemnifying Party, any such claim by all appropriate proceedings and, if it elects to do so, will provide written notice of such election to the Indemnified Party within such [***]- period; provided that the Indemnifying Party may not enter into any compromise or settlement, unless (a) such compromise or settlement (i) imposes only a monetary obligation on the Indemnifying Party and includes as an unconditional term thereof the giving by each claimant or plaintiff of the Indemnified Party a release from all liability in respect of such claim, (ii) admits no liability, wrongdoing, or other admission against interest on the part of the Indemnified Party, and (iii) would not have an adverse effect on the Indemnified Party’s interests (including any rights under this Agreement or the scope or enforceability of the Patent Rights, Know-How and other intellectual property licensed hereunder); or (b) the Indemnified Party consents to such compromise or settlement, which consent will not be unreasonably withheld, conditioned or delayed unless such compromise or settlement involves (i) any admission of legal wrongdoing by the Indemnified Party, (ii) any payment by the Indemnified Party that is not indemnified under this Agreement, or (iii) the imposition of any equitable relief against the Indemnified Party (in which case, (i) through (iii), the Indemnified Party may withhold its consent to such settlement in its sole discretion).
11.3.3.Indemnified Party’s Right to Defend. If the Indemnifying Party does not elect to assume control of the defense of a claim by written notice to the Indemnified Party in accordance with Section 11.3.2 (Indemnifying Party’s Right to Defend), then the Indemnified Party will have the right, at the expense of the Indemnifying Party, with

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written notice to the Indemnifying Party of its intent to do so, to undertake the defense of such claim for the account of the Indemnifying Party (with counsel reasonably selected by the Indemnified Party); provided that the Indemnified Party will keep the Indemnifying Party apprised of all material developments with respect to such claim. The Indemnified Party may not enter into any compromise or settlement without the prior written consent of the Indemnifying Party, such consent not to be unreasonably withheld, conditioned, or delayed.
11.3.4.Cooperation. The Indemnified Party will cooperate with the Indemnifying Party and may participate in, but not control, any defense or settlement of any claim controlled by the Indemnifying Party pursuant to this Section 11.3 (Indemnification Procedure) and will bear its own costs and expenses with respect to such participation; provided that the Indemnifying Party will bear such costs and expenses if counsel for the Indemnifying Party reasonably determines that such counsel may not properly represent both the Indemnifying Party and the Indemnified Party.
11.4.Limitation of Liability. NEITHER PARTY WILL BE LIABLE FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES ARISING OUT OF THIS AGREEMENT, OR THE EXERCISE OF ITS RIGHTS OR THE PERFORMANCE OF ITS OBLIGATIONS HEREUNDER, OR ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, OR LOST PROFITS, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES, EXCEPT FOR DAMAGES THAT ARISE AS A RESULT OF (A) THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF A PARTY UNDER SECTION 11.1 (INDEMNIFICATION BY ARROWHEAD) OR SECTION 11.2 (INDEMNIFICATION BY NOVARTIS); (B) A PARTY’S GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR FRAUD, OR (C) A BREACH OF ARTICLE 9 (CONFIDENTIALITY AND PUBLICATION).
11.5.Insurance. Each Party will, at its own expense, procure and maintain during the Term and for a period of [***] thereafter, insurance policies, including product liability insurance when applicable, adequate to cover its obligations hereunder and that are consistent with normal business practices of prudent companies similarly situated. Such insurance will not be construed to create a limit of a Party’s liability with respect to its indemnification obligations under this Article 11 (Indemnification; Limitation of Liability; Insurance). Each Party will provide the other Party with written evidence of such insurance upon request. Each Party will provide the other Party with prompt written notice of cancellation, non-renewal, or material change in such insurance that could materially adversely affect the rights of such other Party hereunder and will provide such notice within [***] after any such cancellation, non-renewal, or material change. Notwithstanding any provision to the contrary in this Agreement, Novartis may self-insure, in whole or in part, the foregoing described insurance requirements.
12.INTELLECTUAL PROPERTY
12.1.Background Technology. Notwithstanding any other provision of this Agreement to the contrary, neither Arrowhead nor any of its Affiliates is or shall be at any time, including prior to, on or after expiration or termination of this Agreement, granted any license, interest, access to, disclosure of, or other right with respect to Novartis Background Technology.
12.2.Inventions.
12.2.1.Inventorship. Inventorship of Arising Know-How and Arising Patent Rights will be determined in accordance with United States patent Laws.
12.2.2.Ownership of Arising Know-How and Arising Patent Rights.
(a)Arrowhead. Subject to the rights or licenses granted by Arrowhead to Novartis under this Agreement, as between the Parties, Arrowhead will own and retain all rights, title, and interest in and to any and all: (i) (A) Arising Know-How, regardless of inventorship, that is solely related to the Delivery Ligand [***] (the “Arising Delivery Ligand Know-How”) and (B) Arising

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Know-How that is conceived, discovered, developed or otherwise made solely by or on behalf of one or more Personnel of Arrowhead (or any of its Affiliates, (sub)licensees or Subcontractors), but excluding any Arising Delivery Ligand Know-How and Joint Arising Know-How (the Arising Delivery Ligand Know-How and (i)(B), together, the “Arrowhead Arising Know-How”), and (ii) (A) Arising Patent Rights, regardless of inventorship, that Cover solely any Arising Delivery Ligand Know-How (the “Arising Delivery Ligand Patent Rights”) and (B) Arising Patent Rights that Cover solely any Arrowhead Arising Know-How set forth in the foregoing clause (i)(B) (together (ii)(A) and (ii)(B), the “Arrowhead Arising Patent Rights”). Novartis hereby assigns and agrees to assign to Arrowhead all rights, title, and interest in and to any Arising Delivery Ligand Know-How that is conceived, discovered, developed, or otherwise made under any of the Transaction Agreements by or on behalf of: (1) one or more Personnel of Novartis (or any of its Affiliates, Sublicensees, or Subcontractors), or (2) one or more Personnel of Novartis (or any of its Affiliates, Sublicensees, or Subcontractors), on the one hand, and one or more Personnel of Arrowhead (or any of its Affiliates, (sub)licensees, or Subcontractors), on the other hand.
(b)Novartis. Subject to the rights or licenses granted by Novartis to Arrowhead under this Agreement, as between the Parties, Novartis will own and retain all rights, title, and interest in and to any and all (i) Arising Know-How that is conceived, discovered, developed, or otherwise made solely by or on behalf of one or more Personnel of Novartis (or any of its Affiliates, Sublicensees or Subcontractors) but excluding any Arising Delivery Ligand Know-How and Joint Arising Know-How (the “Novartis Arising Know-How”), and (ii) Arising Patent Rights that Cover solely any Novartis Arising Know-How set forth in the foregoing clause (i) (the “Novartis Arising Patent Rights”, and together with the Novartis Arising Know-How, the “Novartis Arising Technology”). [***].
(c)Joint. Subject to any rights or licenses expressly granted by one Party to the other Party under this Agreement, as between the Parties, the Parties will jointly own, on an equal and undivided basis, all rights, title, and interest in and to any and all: (i) Arising Know-How that is conceived, discovered, developed, or otherwise made by or on behalf of one or more Personnel of Arrowhead (or any of its Affiliates, (sub)licensees, or Subcontractors), on the one hand, and one or more Personnel of Novartis (or any of its Affiliates, Sublicensees, or Subcontractors), on the other hand, but excluding any Arising Delivery Ligand Know-How (the “Joint Arising Know-How”), and (ii) Arising Patent Rights that Cover solely any Joint Arising Know-How set forth in the foregoing clause (i) (the “Joint Arising Patent Rights”) (collectively the Joint Arising Know-How and the Joint Arising Patent Rights, the “Joint Arising Technology”). Subject to the rights or licenses granted to the other Party under this Agreement, each Party will be entitled to practice, license, assign, and otherwise practice under the Joint Arising Technology without the duty of accounting or seeking consent from the other Party, and where consent is required, such consent is hereby given. Each Party, for itself and on behalf of its Affiliates, hereby assigns and agrees to assign, to the other Party an equal and undivided joint ownership interest in and to all Joint Arising Technology, to be held in accordance with this Section 12.2.2(c) (Joint).
12.2.3.Disclosure. Each Party will promptly disclose to the other Party all invention disclosures or other similar documents relating to Arising Know-How conceived, invented, developed, or otherwise made by or on behalf of such Party (or its Affiliates, Sublicensees (or in the case of Arrowhead (sub)licensees), or Subcontractors)

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hereunder during the Term that is necessary or reasonably useful to Research, Develop, Manufacture, Commercialize, or otherwise Exploit one or more Licensed Compounds or Licensed Products in the Field in the Territory, and all invention disclosures or other similar documents submitted to such Party by its or its Affiliates’ employees, agents, or independent contractors relating to such Arising Know-How, and will also respond promptly to reasonable requests from the other Party for additional information relating to such disclosures, documents, or applications.
12.2.4.Personnel Obligations. Each employee, agent, or independent contractor of a Party or its respective Affiliates performing work under this Agreement will, prior to commencing such work, be bound by written invention assignment obligations, including: (a) promptly reporting any invention, discovery, or other intellectual property right; (b) presently assigning to the applicable Party or Affiliate all of his or her rights, title, and interests in and to any invention, discovery, or other intellectual property; (c) cooperating in the preparation, filing, prosecution, maintenance, and enforcement of any patent and patent application; and (d) performing all acts and signing, executing, acknowledging, and delivering any and all documents required for effecting the obligations and purposes of this Agreement. It is understood and agreed that such invention assignment agreement need not reference or be specific to this Agreement. Each Party will be solely responsible for any payments to inventors with an obligation to assign, or who do assign, their rights, title, and interests in and to any Arising Know-How and Arising Patent Rights to such Party. Arrowhead will be solely responsible for payments to inventors of any other Arrowhead Patent Rights.
12.3.Prosecution and Maintenance of Patent Rights. The Parties will conduct the Prosecution and Maintenance of the applicable Patent Rights in accordance with this Section 12.3 (Prosecution and Maintenance of Patent Rights).
12.3.1.Novartis Right to Prosecute Patent Rights.
(a)On a Program-by-Program basis, with respect to the SNCA Program and each CT Program, beginning on the earlier of (i) the applicable Technology Transfer Date for such Program, and (ii) the date a non-provisional patent application (including an international patent application under the PCT) for a Licensed Product-Specific Patent Right, Novartis Arising LC/LP Patent Right, or Joint Arising Patent Right related to such Program is first filed, as between the Parties, Novartis will have the first right (but not the obligation) to Prosecute and Maintain all Licensed Product-Specific Patent Rights, Novartis Arising LC/LP Patent Rights, and Joint Arising Patent Rights in the Territory of such Program (such Patent Rights, collectively, the “Novartis Prosecuted Patent Rights”), using patent counsel of its choice and, with respect to the Licensed Product-Specific Patent Rights and the Joint Arising Patent Rights, reasonably acceptable to Arrowhead. Novartis will bear all Patent Costs incurred by Novartis for the Prosecution and Maintenance of the Novartis Prosecuted Patent Rights. Novartis will provide Arrowhead with material communications from any Patent Office in the Territory regarding the Novartis Prosecuted Patent Rights, as well as a reasonable opportunity to review and comment on (A) drafts of any material filings, (B) drafts of any patent applications related to such Program, and (C) responses to be made to such Patent Offices in advance of submitting such filings, applications, or responses. Novartis will consider Arrowhead’s comments regarding such communications and drafts in good faith. In addition, Novartis will provide Arrowhead with copies of all such final filings, applications and responses made to any Patent Office with respect to the Novartis Prosecuted Patent Rights in a timely manner following submission thereof. Arrowhead will provide, at Novartis’ cost and expense, all assistance reasonably requested by Novartis in Novartis’ Prosecution and Maintenance of the Licensed Product-

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Specific Patent Rights and the Joint Arising Patent Rights related to a specific Program (including by executing all requested documents and providing additional information with respect to the applicable Patent Rights). At its sole cost and expense, Novartis will have the sole right to Prosecute and Maintain all Novartis Arising Patent Rights that are not Novartis Arising LC/LP Patent Rights.
(b)If Novartis determines in its sole discretion to abandon or not to Prosecute and Maintain any Novartis Prosecuted Patent Right, then Novartis will provide Arrowhead with written notice promptly after such determination to allow Arrowhead a reasonable period of time to determine, on a country-by-country basis, in its sole discretion, its interest in assuming Prosecuting and Maintaining such Patent Right in the Territory (which notice by Novartis will be given no later than [***] prior to the final deadline for any pending action or response that may be due with respect to such Patent Right with the applicable Patent Office). If Arrowhead provides written notice to Novartis expressing its interest in assuming Prosecuting and Maintaining such Patent Right, then, with respect to such Patent Right in such country in the Territory, (i) Arrowhead may, in its sole discretion and at Arrowhead’s cost and expense, Prosecute and Maintain or abandon such Patent Right, and (ii) Novartis will promptly: (A) provide to Arrowhead or counsel designated by Arrowhead the file histories for, and correspondence with existing patent counsels related to, such Patent Right; (B) provide to Arrowhead a report detailing the status of such Patent Right as of the applicable date of such notice by Novartis; and (C) at Arrowhead’s cost and expense, provide all assistance reasonably requested by Arrowhead in Arrowhead’s Prosecution and Maintenance of the applicable Patent Rights (including by executing all requested documents and providing additional information with respect to the applicable Patent Rights).
12.3.2.Arrowhead Right to Prosecute Patent Rights.
(a)Beginning on the Effective Date, as between the Parties, Arrowhead will (i) have the first right (but not the obligation) to Prosecute and Maintain all Arrowhead Platform Patent Rights, (ii) on a Program-by-Program basis, until the earlier of (A) the applicable Technology Transfer Date for such Program, or (B) the date a non-provisional patent application (including an international patent application under the PCT) for a Licensed Product-Specific Patent Right or Joint Arising Patent Right of such Program is first filed, have the first right (but not the obligation) to Prosecute and Maintain all Licensed Product-Specific Patent Rights and Joint Arising Patent Rights in the Territory related to such Program (such Patent Rights in clauses (i) and (ii), collectively, the “Arrowhead Prosecuted Patent Rights”), and (iii) have the sole right (but not the obligation) to Prosecute and Maintain all Arising Delivery Ligand Patent Rights, in each case ((i) – (iii)) in the Territory using outside patent counsel of its choice. Arrowhead will bear all Patent Costs incurred for the Prosecution and Maintenance of such Patent Rights. Arrowhead will keep Novartis reasonably informed of all material matters relating to the Prosecution and Maintenance of the Arrowhead Prosecuted Patent Rights, including providing Novartis with all material communications from any Patent Office in the Territory regarding the Arrowhead Prosecuted Patent Rights, as well as a reasonable opportunity to review and comment on (1) drafts of any material filings, (2) drafts of any patent applications related to such Program, and (3) responses to be made to such Patent Offices in advance of submitting such filings, applications, or responses. Arrowhead will consider in good faith Novartis’ comments with respect to strategies for Prosecution and Maintenance of the Arrowhead Prosecuted Patent Rights. In addition,

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Arrowhead will provide Novartis with copies of all such final filings, applications, and responses made to any Patent Office with respect to the Arrowhead Prosecuted Patent Rights in a timely manner following submission thereof. Arrowhead will provide to Novartis promptly after the Effective Date a report detailing the status of the Arrowhead Prosecuted Patent Rights.
(b)If Arrowhead determines in its sole discretion to abandon or not to Prosecute and Maintain any Arrowhead Prosecuted Patent Right, then Arrowhead will provide Novartis with written notice promptly after such determination with respect to the Arrowhead Prosecuted Patent Rights, Novartis will determine, on a country-by-country basis, in its sole discretion, its interest in Prosecuting and Maintaining such Patent Right in the Territory (which notice by Arrowhead will be given no later than [***] prior to the final deadline for any pending action or response that may be due with respect to such Patent Right with the applicable Patent Office). If Novartis provides written notice to Arrowhead expressing its interest in Prosecuting and Maintaining such Patent Right, then, with respect to such Patent Right in such country in the Territory, (i) Novartis may, in its sole discretion and at Novartis’ cost and expense, Prosecute and Maintain or abandon such Patent Right, and (ii) Arrowhead will promptly: (A) provide to Novartis or counsel designated by Novartis the file histories for, and correspondence with existing patent counsel related to, such Patent Right; (B) provide to Novartis a report detailing the status of such Patent Right as of the applicable date of such notice by Arrowhead; and (C) at Novartis’ cost and expense, provide all assistance reasonably requested by Novartis in Novartis’ Prosecution and Maintenance of the applicable Patent Rights (including by executing all requested documents and providing additional information with respect to the applicable Patent Rights).
12.3.3.Cooperation. The Parties will, and will cause their Affiliates to, cooperate and implement reasonable patent drafting, filing and prosecution strategies (including filing divisionals, continuations, or otherwise). To the extent reasonable and feasible, (a) Licensed Product-Specific Patent Rights and Arrowhead Platform Patent Rights will be pursued in mutually exclusive patent applications (which may be simultaneously filed) and in separate and distinct patent families, and (b) Novartis Arising LC/LP Patent Rights and other Novartis Arising Patent Rights will be pursued in mutually exclusive patent applications (which may be simultaneously filed) and in separate and distinct patent families. Further, to the extent possible, the Parties will coordinate and determine (i) the division of Arrowhead Patent Rights as either Licensed Product-Specific Patent Right or Arrowhead Platform Patent Rights, and (ii) the division of Novartis Arising Patent Rights as either Novartis Arising LC/LP Patent Rights or other Novartis Arising Patent Rights.
12.4.Third Party Infringement and Defense. The Parties will conduct the enforcement and defense of the applicable Patent Rights in accordance with this Section 12.4 (Third Party Infringement and Defense).
12.4.1.Notices. Each Party will promptly report in writing to the other Party any Competitive Infringement of which such Party (or any of its Affiliates or Sublicensees) becomes aware and will provide the other Party with all available evidence of such Competitive Infringement in such Party’s control.
12.4.2.Novartis Right to Enforce.
(a)As between the Parties, Novartis, at its own cost and expense, will have (i) the first right, but not the obligation, to bring a suit or other action to abate any existing, alleged, or threatened Competitive Infringement involving one or more Licensed Product-Specific Patent Rights, Novartis Arising LC/LP Patent

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Rights, or Joint Arising Patent Rights, and (ii) the sole right, but not the obligation, to bring a suit or other action to abate any existing, alleged, or threatened infringement action (A) involving one or more Novartis Arising Patent Rights that are not Novartis Arising LC/LP Patent Rights or (B) that is not a Competitive Infringement involving the Joint Arising Patent Rights.
(b)Novartis will notify Arrowhead of its decision as to whether to take any action in accordance with Section 12.4.2(a)(i) (Novartis Right to Enforce) at least [***] before any time limit set forth in any Law or regulation, or within [***] after being notified of such Competitive Infringement, whichever is shorter. If Novartis decides not to take such action with respect to a Competitive Infringement involving one or more Licensed Product-Specific Patent Rights, Novartis Arising LC/LP Patent Rights, or Joint Arising Patent Rights, then Novartis will so notify Arrowhead in writing, and following discussion with Novartis and consideration in good faith of any rationale provided by Novartis as to why Novartis elected not to take such action, and with Novartis’ written consent (not to be unreasonably withheld, conditioned or delayed) following consideration in good faith of any rationale provided by Arrowhead, Arrowhead will have the right, but not the obligation, to commence a suit or take action to enforce the applicable Licensed Product-Specific Patent Right, Novartis Arising LC/LP Patent Right, or Joint Arising Patent Right to abate such Competitive Infringement in the Territory, by counsel of its own choice and at its own cost and expense.
12.4.3.Arrowhead Right to Enforce.
(a)As between the Parties, Arrowhead, at its own cost and expense, will have (i) the first right, but not the obligation, to bring a suit or other action to abate any existing, alleged, or threatened Competitive Infringement involving the Arrowhead Platform Patent Rights or Arising Delivery Ligand Patent Rights; provided that Arrowhead will seek and reasonably consider Novartis’ comments before determining the strategy for enforcing any Arrowhead Platform Patent Right or Arising Delivery Ligand Patent Rights, and (ii) the sole right, but not the obligation, to bring a suit or other action to abate any existing, alleged, or threatened infringement action that is not a Competitive Infringement involving the Arrowhead Platform Patent Rights or the Arising Delivery Ligand Patent Rights.
(b)Arrowhead will notify Novartis of its decision as to whether to take any action in accordance with Section 12.4.3(a)(i) (Arrowhead Right to Enforce) at least [***] before any time limit set forth in any Law or regulation, or within [***] after being notified of such Competitive Infringement, whichever is shorter. If Arrowhead decides not to take such action with respect to any Arrowhead Platform Patent Right or Arising Delivery Ligand Patent Right, then Arrowhead will so notify Novartis in writing, and following discussion with Arrowhead and consideration in good faith of any rationale provided by Arrowhead as to why Arrowhead elected not to take such action, and with Arrowhead’s written consent (not to be unreasonably withheld, conditioned or delayed) following consideration in good faith of any rationale provided by Novartis, Novartis will have the right, but not the obligation, to commence a suit or take action to enforce the applicable Arrowhead Platform Patent Right or Arising Delivery Ligand Patent Right to abate such Competitive Infringement in the Territory, by counsel of its own choice and at its own cost and expense.

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12.4.4.Hatch-Waxman. Notwithstanding any provision to the contrary set forth in this Agreement, should a Party receive a certification for a Licensed Product pursuant to the Hatch-Waxman Act, or its equivalent in a country other than the U.S., with respect to any activities under this Agreement in the Field, then such Party will promptly provide the other Party with a copy of such certification. For each Licensed Product, Novartis will have [***] from the date on which it receives or provides a copy of such certification to provide written notice to Arrowhead (“H-W Suit Notice”) whether Novartis will bring suit, at its expense, within a [***]- period from the date of such certification. Should such [***]- period expire without Novartis bringing suit or providing such H-W Suit Notice, then Arrowhead will be free to bring suit in its name.
12.4.5.Cooperation. Each Party will provide to the Party enforcing any Patent Rights under this Section 12.4 (Third Party Infringement and Defense) reasonable assistance in such enforcement, at such enforcing Party’s request and expense, including joining such action as a party plaintiff if required by Law to pursue such action or providing the enforcing Party any reasonably requested documentation or other materials. The enforcing Party will keep the other Party regularly informed of the status and progress of such enforcement efforts, including providing the other Party a reasonable opportunity to comment on the enforcing Party’s determination of litigation strategy and the filing of important papers to the competent court and the enforcing Party will consider such comments in good faith.
12.4.6.Settlement. Neither Party will settle any claim, suit, or action that it brought under this Section 12.4 (Third Party Infringement and Defense) in a manner that would reasonably be expected to affect the other Party’s rights or interests, admit fault of the other Party, or impose any monetary or other obligation on the other Party, without the prior written consent of the other Party, which consent will not be unreasonably withheld, conditioned or delayed.
12.4.7.Allocation of Proceeds. Any amount recovered in any suit or other action under this Section 12.4 (Third Party Infringement and Defense), including any amount recovered in any settlement of such suit or other action, will first be used to reimburse each Party’s costs and expenses with respect to such suit or other action (which reimbursement will be on a pro rata basis to the extent such costs and expenses exceed such recovered amount) and will thereafter be [***].
12.5.Defense. As between the Parties, the Party controlling the Prosecution and Maintenance of any Patent Right under Section 12.3 (Prosecution and Maintenance of Patent Rights), will have the right (but not the obligation), at its sole discretion and its own cost and expense, to defend against a declaratory judgment action, post-grant review proceeding, inter partes review, opposition proceeding, interference, or any other legal or administrative action challenging any such Patent Right. If the Party controlling such Prosecution and Maintenance of Arrowhead Platform Patent Rights, Licensed Product-Specific Patent Rights, or Novartis Arising Patent Rights, as the case may be, under Section 12.3 (Prosecution and Maintenance of Patent Rights) does not defend such Patent Right under this Section 12.5 (Defense) within [***] after the initiation by a Third Party of any of the foregoing actions or proceedings or such shorter period of time as is mandated by the rules of the applicable action or proceeding to commence the defense thereof, or elects not to continue any such defense (in which case it will promptly provide written notice thereof to the other Party), then the other Party will have the right (but not the obligation), at its sole discretion, to defend any such Patent Right. The defending Party will keep the other Party reasonably advised of all material developments in the conduct of any such defense. The defending Party will use reasonable efforts to provide the other Party with drafts of all material documents to be filed with the court or the applicable Patent Office and will consider in good faith all reasonable and timely comments thereto by such other Party before filing such documents. The non-defending Party will reasonably cooperate with the Party conducting the defense of such Third Party action, at such defending Party’s cost and expense, including if required to conduct such defense,

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furnishing a power of attorney. Any awards or amounts received in defending any such action will be allocated between the Parties as provided in Section 12.4.7 (Allocation of Proceeds) applying mutatis mutandis.
12.6.Infringement of Third Party Rights.
12.6.1.Notice. If any Licensed Product becomes the subject of a Third Party’s claim or assertion of infringement of a Patent Right of such Third Party within the Territory, then the Party first having notice of the claim or assertion will promptly notify the other Party.
12.6.2.Defense. [***] will have the first right, but not the obligation, to defend or settle any such Third Party claim or assertion of infringement of such Third Party’s Patent Right, at [***]’ cost and expense. If [***]does not defend such Third Party claim or assertion of infringement within [***] after the initiation by such Third Party of such claim or such shorter period of time as is mandated by the rules of such claim to commence the defense thereof, or elects not to continue any such defense (in which case [***] will promptly provide written notice thereof to [***]), then [***] will have the right (but not the obligation), at its sole discretion, to defend any such Third Party claim or assertion of infringement. The non-defending Party will reasonably cooperate with the Party conducting the defense of the claim or assertion, at such defending Party’s cost and expense, including if required to conduct such defense, furnishing a power of attorney. The defending Party will keep the non-defending Party reasonably advised of all material developments in the conduct of any proceedings in defending such Third Party claim or assertion. The defending Party will provide the non-defending Party with drafts of all material papers to be filed with the court and will consider in good faith all reasonable comments thereto by the non-defending Party before filing such papers.
12.6.3.Settlement; Licenses. Except as otherwise provided in Article 11 (Indemnification; Limitation of Liability; Insurance), neither Party will enter into any settlement of any claim described in this Section 12.6 (Infringement of Third Party Rights) that affects the other Party’s rights or interests, admits faults of the other Party, or imposes any monetary or other obligations on the other Party, without such other Party’s written consent, such consent not to be unreasonably withheld, conditioned, or delayed. Each Party will have the right to decline to defend or to tender the defense of any claim described in this Section 12.6 (Infringement of Third Party Rights) upon reasonable written notice to the other Party, including if the other Party fails to agree to a settlement that the declining Party proposes. Except as otherwise provided in Article 11 (Indemnification; Limitation of Liability; Insurance), any settlement or license fees incurred by [***] under this Section 12.6.3 (Settlement; Licenses) will be allocated in accordance with the principle set forth in Section 8.5.3 (Third Party Payments) to the extent that the Patent Right that is the subject of such settlement license Covers the making, using, selling, offering for sale, or importing of a Licensed Product in the relevant country for which such rights are licensed thereunder.
12.7.Other Invalidity or Unenforceability Proceedings. If either Party desires to bring an opposition, action for declaratory judgment, nullity action, interference, declaration for non-infringement, reexamination, post-grant proceedings, or other attack upon the validity, title, or enforceability of a Patent Right owned or controlled by a Third Party and having one or more claims that Cover a Licensed Product, or the use, sale, offer for sale, or importation of a Licensed Product (except insofar as such action is a counterclaim to or defense of, or accompanies a defense of, a Third Party’s claim or assertion of infringement under Section 12.6 (Infringement of Third Party Rights), in which case the provisions of Section 12.6 (Infringement of Third Party Rights) will govern), such Party will so notify the other Party and the Parties will promptly confer to determine whether to bring such action or the manner in which to settle such action, and if any such action is brought by a Party, each Party will provide such assistance as may be reasonably requested by the other Party (at such other Party’s cost) in connection with such action.

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12.8.Patent Right Extensions. Subject to the remainder of this Section 12.8 (Patent Right Extensions), Novartis will have the sole right to elect and file for patent term restoration or extension, supplemental protection certificate, or any of their equivalents (hereinafter, “Patent Term Extensions”) with respect to Novartis Prosecuted Patent Rights or other Novartis Arising Patent Rights for any Licensed Product in the Territory, provided that, for the avoidance of doubt, Novartis may not file a request for a Patent Term Extension for any Arrowhead Platform Patent Rights without Arrowhead’s prior written consent, which consent will not be unreasonably withheld, conditioned, or delayed. [***]. Upon Novartis’ request and at its cost and expense, Arrowhead will reasonably cooperate with Novartis in any fillings made by Novartis pursuant to this Section 12.8 (Patent Right Extensions). Novartis will bear all Patent Costs incurred by Novartis in making any such filing in the Territory for such Licensed Product. [***].
12.9.Orange/Purple Book Listing. Novartis and Arrowhead will discuss in good faith the Arrowhead Patent Rights or Joint Arising Patent Rights that will be included in the Orange/Purple Book in connection with the Regulatory Approval of Licensed Products in the Territory, and, after considering Arrowhead’s comments in good faith, Novartis will have the sole right to determine which Patent Rights will be included. Arrowhead will provide such assistance as may be reasonably requested by Novartis in connection with such listing, at Novartis’ cost and expense.
12.10.Trademarks. Novartis will have the right to brand Licensed Products in the Territory using Novartis-related Trademarks and any other Trademarks it determines appropriate, which may vary by country or within a country of the Territory. Novartis will own all rights, title, and interests in and to such Trademarks, including all goodwill associated therewith, and will have the sole right to register and maintain such Trademarks in the countries and regions of the Territory that it determines, at Novartis’ cost and expense.
12.11.Common Interest. All non-public information exchanged between the Parties or between a Party’s outside patent counsel and the other Party regarding the preparation, filing, prosecution, maintenance, defense and enforcement of the Arrowhead Patent Rights, Arising Patent Rights, or otherwise related to any Licensed Compound or any Licensed Product, and all shared information regarding analyses or opinions of Patent Rights or Know-How of a Third Party, will be deemed Confidential Information hereunder. The Parties agree and acknowledge that they have not waived, and nothing in this Agreement constitutes a waiver of, any legal privilege concerning any such Patent Rights, Know-How, or Confidential Information, including privilege under the common interest doctrine and similar or related doctrines. In furtherance of the foregoing, if the Parties agree that a separate agreement memorializing this understanding would be advantageous, then the Parties will negotiate and enter into a common interest agreement reflecting this understanding or any other common interest agreement as the Parties may mutually agree, including with respect to any product liability for a Licensed Product.
13.TERM AND TERMINATION
13.1.Term. This Agreement will commence upon the Effective Date and, if not otherwise terminated earlier pursuant to this Article 13 (Term and Termination), will continue, on a Licensed Product-by-Licensed Product and country-by-country basis, in full force and effect until the expiration of the Royalty Term applicable to such Licensed Product and such country and will expire in its entirety upon the expiration of the last Royalty Term (the “Term”). Upon expiration of the Royalty Term for a Licensed Product in a country in the Territory, the licenses granted by Arrowhead to Novartis in Section 2.1 (Exclusive License Grants to Novartis) with respect to such Licensed Product in such country will become fully paid, irrevocable, and perpetual.
13.2.Termination for Convenience.
13.2.1.Prior to First Regulatory Approval. Novartis will be entitled to terminate this Agreement (a) in its entirety (for all Programs and all Licensed Compounds and all Licensed Products) [***] throughout the Territory, prior to receipt of Regulatory Approval in a Major Region of the first Licensed Product that is the subject of any Program [***], or (b) on a Program-by-Program basis [***] throughout the Territory, for all Licensed Compounds and all Licensed Products that are the subject of such Program, prior to receipt of Regulatory Approval in a Major Region of the first Licensed Product that is the subject of such Program [***], in each case ((a) and (b)), at its sole discretion upon [***] prior written notice to Arrowhead thereof.

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13.2.2.After First Regulatory Approval. Novartis will be entitled to terminate this Agreement (a) in its entirety (for all Programs and all Licensed Compounds and all Licensed Products) [***] throughout the Territory, after receipt of Regulatory Approval in a Major Region of the first Licensed Product that is the subject of any Program has been obtained[***], or (b) on a Program-by-Program basis [***] throughout the Territory, for all Licensed Compounds and all Licensed Products that are the subject of such Program throughout the entire Territory, after receipt of Regulatory Approval in a Major Region of the first Licensed Product that is the subject of such Program has been obtained [***], in each case ((a) and (b) ), at its sole discretion upon [***] prior written notice to Arrowhead thereof.
13.3.Termination for Bankruptcy. This Agreement may be terminated in its entirety, to the extent permitted by Law, by a Party upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors, in each case, of the other Party (the “Bankrupt Party”); provided that in the case of any involuntary bankruptcy, reorganization, liquidation, or receivership proceeding, such right to terminate will only become effective if the Bankrupt Party consents to the involuntary bankruptcy or such proceeding is not dismissed within [***] after the filing thereof.
13.4.Termination for Material Breach.
13.4.1.Material Breach and Cure Period. Subject to Section 13.4.2 (Disputes Regarding Material Breach), either Party (the “Non-Breaching Party”) may terminate this Agreement (a) with respect to one or more Programs (for all Licensed Compounds and Licensed Products that are the subject of such Program) if the other Party (the “Breaching Party”) has materially breached this Agreement with respect to such Program, or (b) in its entirety throughout the Territory if the Breaching Party has materially breached this Agreement in a manner that is not specific to a Program, in each case ((a) and (b)), and such material breach has not been cured within (i) [***] after the Breaching Party’s receipt of written notice from the Non-Breaching Party of such material breach if such material breach involves a failure to make a payment when due or (ii) [***] after receipt of written notice of such breach for any other material breach by the Breaching Party from the Non-Breaching Party (such [***]-day period or [***]-day period, as applicable, the “Cure Period”). The written notice describing the alleged material breach will provide reasonably sufficient detail to put the Breaching Party on notice of such material breach. Any termination of this Agreement in its entirety or with respect to a Program pursuant to this Section 13.4.1 (Material Breach and Cure Period) will become effective at the end of the Cure Period, unless the Breaching Party has cured any such material breach prior to the expiration of such Cure Period, or, if such material breach (other than any breach involving the failure to make a payment when due) is not curable prior to the expiration of the applicable Cure Period, then such Cure Period will be extended so long as the Breaching Party has (A) provided to the Non-Breaching Party a written plan that is reasonably calculated to effect a cure of such material breach, and (B) the Breaching Party has commenced actions to cure such material breach during the Cure Period and commits to diligently carry out such plan as provided to the Non-Breaching Party, provided that, in no event will the Cure Period be extended to more than a total of [***].
13.4.2.Disputes Regarding Material Breach. If the Parties reasonably and in good faith disagree as to whether there has been a material breach or whether a material breach has been cured within the applicable Cure Period, then the Breaching Party that disputes whether there has been a material breach or cure thereof may contest the allegation in accordance with Article 15 (Dispute Resolution) and the applicable Cure Period will toll upon the initiation of such dispute resolution procedures. If, as a result of such dispute resolution process, it is finally determined pursuant to Article 15 (Dispute Resolution) that the Breaching Party committed a material breach of this

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Agreement, then the applicable Cure Period will resume and unless such alleged breach was cured during the pendency of such Cure Period (once resumed), this Agreement will terminate effective as of the expiration of such Cure Period. This Agreement will remain in full force and effect during the pendency of any such dispute resolution proceeding and all Cure Periods. Any such dispute resolution proceeding will not suspend any obligations of either Party hereunder, and each Party will use reasonable efforts to mitigate any damages. Any payments that are made by one Party to the other Party pursuant to this Agreement pending resolution of the Dispute will be promptly refunded if it is determined pursuant to Article 15 (Dispute Resolution) that such payments are to be refunded by one Party to the other Party. If, as a result of such dispute resolution proceeding, it is determined that the Breaching Party did not commit such material breach (or such material breach was cured in accordance with this Section 13.4 (Termination for Material Breach)), then no termination of this Agreement will be effective, and this Agreement will continue in full force and effect.
13.5.Termination for Patent Challenge. If, during the Term, Novartis or its Sublicensee (or any Affiliate of Novartis or any Affiliate of a Sublicensee) commences or participates in, or actively assists any other Person in bringing, any action or legal or administrative proceeding (including any patent opposition or re-examination proceeding), or otherwise asserts any claim, challenging or denying the patentability, validity, or enforceability of any claim of any Arrowhead Platform Patent Right listed in the Orange/Purple Book for a Licensed Product or any Licensed Product-Specific Patent Right, in each case, in one or more countries (each a “Patent Challenge”), then Arrowhead will have the right to terminate this Agreement in its entirety upon [***] prior written notice to Novartis unless Novartis or its Sublicensee (or the applicable Affiliate of Novartis or of such Sublicensee) causes such Patent Challenge(s) to be withdrawn within the [***]- period following receipt of written notice from Arrowhead (or in the case of ex-parte proceedings, multi-party proceedings, or other Patent Challenges in which Novartis or its Sublicensee (or the applicable Affiliate of Novartis or of such Sublicensee) does not have the power to unilaterally cause the Patent Challenge(s) to be withdrawn, Novartis or its Sublicensee (or the applicable Affiliate of Novartis or of such Sublicensee) withdraws as a party from such Patent Challenge(s) and ceases actively assisting any other party to such Patent Challenge(s) within such [***]-day period). The foregoing sentence will not apply with respect to [***].
13.6.Effects of Termination.
13.6.1.Termination Generally. Upon any termination of this Agreement in its entirety or in part by either Party as permitted pursuant to this Article 13 (Term and Termination), the following terms will apply with respect to this Agreement and the Terminated Products [***].
(a)Termination of Licenses. As of the effective date of termination, all licenses granted to Novartis under Section 2.1 (License Grants to Novartis) with respect to the Terminated Products [***] (other than any license(s) that have become fully paid-up, royalty-free, transferable (in accordance with Section 16.1 (Assignment)), perpetual and irrevocable pursuant to Section 8.4 (Royalties)) will terminate, except that such licenses may continue solely to the extent necessary, and solely for the time periods specified in such Sections, for the prompt and diligent orderly transition or wind-down of ongoing Clinical Trials of the Terminated Products [***] under Section 13.6.1(c) (Ongoing Clinical Trials) or sale or other disposition of any inventory of the Terminated Products [***] as permitted under Section 13.6.1(j) (Sell-Off Right). Further, (a) if this Agreement is terminated in part with respect to a Program for the entire Territory, then the terms “Licensed Products” and “Licensed Compounds” will automatically be deemed to be amended to exclude, respectively, all Licensed Products and all Licensed Compounds that are the subject of such terminated Program, [***].

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(b)Exclusivity. (i) If this Agreement is terminated in its entirety, then the Parties’ rights and obligations under Section 2.10 (Exclusivity) will terminate in their entirety, (ii) if this Agreement is terminated in part with respect to a Program for the entire Territory, then the Parties’ rights and obligations under Section 2.10 (Exclusivity) will terminate in the entire Territory with respect to the Target that is the subject of such Program and all Licensed Compounds and Licensed Products that are the subject of such Program [***]
(c)Ongoing Clinical Studies. No later than [***] after the effective date of termination, Arrowhead will submit to Novartis a written notice specifying with respect to all Clinical Trials of the Terminated Products [***] being conducted by or on behalf of Novartis or its Affiliates as of the effective date of termination, (i) such Clinical Trials that are to be terminated and (ii) such Clinical Trials that are to be transferred to Arrowhead or its designee. For any such Clinical Trials identified by Arrowhead in its written notice to be terminated, Novartis will wind-down such Clinical Trials, at Novartis’ cost. For any such Clinical Trials identified by Arrowhead in its written notice to be transferred, Novartis will transfer control to Arrowhead or its designee of such Clinical Trials and will continue to conduct such Clinical Trials after the effective date of termination, at Arrowhead’s cost, for up to a maximum of [***] (or such longer period as either Party may reasonably request and is agreed by the other Party) to enable such transfer to be completed to Arrowhead or its designee without interruption of any such Clinical Trials. In no event will Novartis be required to enroll patients in any such Clinical Trial except as may be otherwise agreed by the Parties or as is reasonably necessary to protect patients.
(d)Transfer of Regulatory Submissions and Regulatory Approvals. Promptly following the effective date of termination, in accordance with and to the extent permissible under applicable Law, Novartis, on behalf of itself and its Affiliates and, subject to Section 13.6.1(g) (Sublicense Survival), its Sublicensees will assign to Arrowhead or Arrowhead’s designee possession and ownership of all Regulatory Submissions and Regulatory Approvals for the applicable Terminated Products [***] Controlled by such Person as of the effective date of such termination. In the event that Novartis is unable to transfer and assign, or have transferred and assigned, to Arrowhead (or its designee) any such Regulatory Submissions or Regulatory Approvals, Novartis, on behalf of itself and its Affiliates and, subject to Section 13.6.1(g) (Sublicense Survival), its Sublicensees, hereby consents and grants to Arrowhead an exclusive (even as to Novartis and its Affiliates and Sublicensees), fully-paid, royalty-free, irrevocable, perpetual, license and right of reference under such Regulatory Submissions and Regulatory Approvals (with the right to sublicense and grant further rights of reference through multiple tiers) as necessary to Develop, Manufacture, perform Medical Affairs, Commercialize, and otherwise Exploit the applicable Terminated Products [***].
(e)Continuation of Supply. Upon Arrowhead’s request, if (i) as of the effective date of such termination, Novartis or its Affiliates or Sublicensees are Manufacturing finished product with respect to the Terminated Products for Development or Commercialization of such Terminated Products [***], and (ii) as of the effective date of such termination, neither Arrowhead nor any of its Affiliates or (sub)licensees has obtained all necessary Regulatory Approvals to Manufacture such Terminated Products [***] and procured or developed its own source of finished product supply with respect to such Terminated Products for Development and Commercialization thereof [***], then, at

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Arrowhead’s option and at Arrowhead’s cost and expense, Novartis or its or its Affiliates or Sublicensees will use Commercially Reasonable Efforts to supply to Arrowhead such finished product with respect to such Terminated Products for Development (if, as of the effective date of termination, Novartis or its Affiliates or Sublicensees are Manufacturing finished product with respect to the Terminated Products for Development) and Commercialization (if, as of the effective date of termination, Novartis or its Affiliates or Sublicensees are Manufacturing finished product with respect to the Terminated Products for Commercialization) [***] for a period not to exceed [***] following the applicable effective date of termination at a price equal to [***].
(f)Third Party Agreements. If Arrowhead so requests in writing, and to the extent permitted under Novartis’ obligations to Third Parties on the effective date of termination, Novartis will assign to Arrowhead, and Arrowhead will assume, any Third Party agreements that solely relate to the Exploitation of the Terminated Products [***] to which Novartis is a party (excluding any master agreement that could relate to the Exploitation of compounds or products other than the Terminated Products, regardless of whether such master agreement does relate to any such Terminated Product at such time); provided that (i) if the assignment of any such Third Party agreement requires the consent of any Third Party, then Novartis will not be obligated to assign such Third Party agreement unless and until such consent is obtained (it being understood that if so requested by Arrowhead in writing, Novartis will, at Arrowhead’s cost, use reasonable efforts to obtain any such consent as promptly as reasonably practicable under the circumstances), and (ii) for any Third Party agreement for which such consent is not obtained or for any excluded master agreement, Novartis will introduce Arrowhead to the counterparty of such agreement and provide such other reasonable assistance to Arrowhead to facilitate Arrowhead’s negotiation of its direct contract with such counterparty.
(g)Sublicense Survival. Arrowhead will, at the written election of any Sublicensee (solely to the extent such Sublicensee is not then in breach of the applicable sublicense agreement and solely where such sublicense agreement was entered into by Novartis with such Sublicensee in accordance with the terms of this Agreement) within [***] after termination of this Agreement (or such longer period mutually agreed between Arrowhead and such Sublicensee) grant a direct license to such terminated Sublicensee, which license will not be broader in license scope, territory, or duration than such sublicense agreement granted by Novartis to such Sublicensee and not more burdensome on Arrowhead in any material manner and no less favorable to Arrowhead than the financial terms of Article 8 (Payments).
(h)Return of Confidential Information. Except in the case of Arrowhead for any Confidential Information included in the Reversion Technology that is the subject of a Reversion License, as soon as reasonably practicable after the effective date of termination, each Party, at its cost, will promptly return to the other Party (or as directed by such other Party destroy and certify to such other Party in writing as to such destruction) all of such other Party’s Confidential Information that relates to the applicable Terminated Products [***], and that was provided by or on behalf of such other Party hereunder that is in the possession or control of such Party (or any of its Affiliates, Sublicensees or Subcontractors), except that such Party will have the right to retain copies of intangible Confidential Information of such other Party for legal purposes in accordance with such Party’s internal compliance policies and may maintain records stored in accordance with automatic electronic archiving and back-up procedures until the ordinary course deletion thereof. Notwithstanding the

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return or destruction of any Confidential Information, the Parties will continue to be bound by their confidentiality obligations under this Agreement.
(i)Termination of Payment Obligations. Except for any payment obligations under Section 13.6.1(j) (Sell-Off Right), as of the effective date of termination, all payment obligations hereunder with respect to the applicable Terminated Products [***]will terminate, other than those that are accrued and unpaid as of the effective date of such termination. For clarity, notwithstanding any other provision of this Agreement, Novartis will remain liable to pay any Milestone Payments and Royalties to Arrowhead for any Milestone Event occurring, or deemed to have occurred in accordance with the terms of this Agreement, and Net Sales booked by Novartis or its Affiliates or its Sublicensees, in each case, on or before the later of (i) the effective date of such termination, or (ii) if applicable, [***] following the effective date of such termination for any sales or dispositions of the applicable Terminated Product [***] that occur during such [***] period under Section 13.6.1(j) (Sell-Off Right).
(j)Sell-Off Right. If the effective date of termination is after the First Commercial Sale of a Terminated Product [***], then, to the extent permitted by applicable Law, Novartis and its Affiliates and Sublicensees will have the right to sell or otherwise dispose of [***], any inventory of the Terminated Products [***] for a period of [***] following the effective date of such termination in accordance with the terms and conditions of this Agreement; provided that any revenue obtained from such disposal will be treated as Net Sales and the provisions of Article 8 (Payments) will apply to such Net Sales and, in the event that such sales result in the achievement of a Sales Milestone Event, the Sale Milestone Payment associated with such Sale Milestone Event will be owed and payable to Arrowhead. Within [***] after the end of such [***] period, Novartis will notify Arrowhead of any quantity of Terminated Products [***] remaining in Novartis’, its Affiliates’ or, subject to Section 13.6.1(g) (Sublicense Survival), its Sublicensees’ inventory, and Arrowhead will have the right to purchase, in its discretion, any such quantities of the Licensed Products from Novartis, its Affiliates or its Sublicensees at a supply price to be negotiated and agreed by the Parties.
(k)IP Files Transfer. With respect to a Terminated Product [***], (i) any Licensed Product-Specific Patent Rights Prosecuted and Maintained by Novartis under Section 12.3.1(a) (Novartis Right to Prosecute Patent Rights) or in respect of which Novartis has engaged in the enforcement thereof or defense under Section 12.4.2(a) (Novartis Right to Enforce), and (ii) any Arrowhead Platform Patent Rights for which Novartis has exercised its Prosecution and Maintenance step-in rights under Section 12.3.2(b) (Arrowhead Right to Prosecute Patent Rights) or enforcement or defense step-in rights under Section 12.4.3(b) (Arrowhead Right to Enforce), in each case at Arrowhead’s cost and expense, Novartis will transfer to Arrowhead or its designee copies of filings, applications, correspondence and other related records received or generated by Novartis in the course of exercising any Prosecution and Maintenance activities or enforcement or defense activities.
(l)Termination of Rights and Obligations. Except as set forth in this Section 13.6 (Effects of Termination) and Section 13.8 (Survival; Effect of Expiration or Termination), (i) as of the applicable effective date of any termination of this Agreement in its entirety all rights and obligations of the Parties under this Agreement will terminate, and (ii) as of the applicable effective date of any termination of this Agreement in part, all rights and obligations of the Parties

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under this Agreement with respect to the terminated Program and its Terminated Products [***] will terminate.
13.6.2.Termination by Arrowhead for Cause or by Novartis Without Cause. Upon termination of this Agreement in its entirety or in part by Arrowhead pursuant to [***], in each case after the Technology Transfer Date, the following terms will apply with respect to this Agreement and the Terminated Products [***].
(a)Novartis, on behalf of itself and its Affiliates, hereby grants and agrees to grant (without any further subsequent action required on the part of Arrowhead) to Arrowhead and its Affiliates, [***] license (terminable solely for Arrowhead’s violation of the scope of such license) under the Novartis Licensed Technology existing as of the effective date of termination hereof [***], in each case, to Develop, Manufacture, perform Medical Affairs, Commercialize, and otherwise Exploit the applicable Terminated Products in the Field [***] that are or have been the subject of Development, Manufacture or Commercialization hereunder as of the effective date of termination (in the form such Terminated Products exist as of the effective date of termination) [***](such Novartis Licensed Technology, the “Reversion Technology” and such license, a “Reversion License”). [***].
(b)[***].
(c)Arrowhead will have the right (but not the obligation) to assume, at its cost and expense, (i) the sole responsibility for the Prosecution and Maintenance of the Novartis Arising LC/LP Patent Rights and Joint Arising Patent Rights [***] Covering solely the Terminated Products that are included within the Reversion Technology under a Reversion License, and (ii) the sole right to take any action to enforce any such Novartis Arising LC/LP Patent Rights and Joint Arising Patent Rights in connection with any Competitive Infringement of the Terminated Products [***].
(d)Promptly following the effective date of termination, Novartis will transfer to Arrowhead or its designee copies of filings, applications, correspondence and other related records received or generated by Novartis in the course of exercising any Prosecution and Maintenance activities or enforcement or defense activities with respect to any Novartis Arising LC/LP Patent Rights and Joint Arising Patent Rights [***] that Cover solely the Terminated Products included within the Reversion Technology under a Reversion License, at Arrowhead’s cost and expense.
(e)Novartis will promptly following the effective date of termination provide to Arrowhead all Novartis Arising Know-How that is included in the Reversion Technology for the applicable Terminated Products in the Field [***] that are or have been the subject of Development, Manufacture or Commercialization hereunder as of the effective date of termination (in the form such Terminated Products exist as of the effective date of termination).
(f)If, as of the effective date of termination, (i) Novartis or any of its Affiliates owns any Trademarks that are used exclusively for the applicable Terminated Products [***] and (ii) such Trademarks have been approved by the Regulatory Authority in a country [***]for use with such Terminated Products (such Trademarks, the “Reversion Trademarks”), then, at Arrowhead’s written request, Novartis, on behalf of itself and its Affiliates; (A) will assign and transfer to Arrowhead, or (B) solely in such jurisdictions where such

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assignment is not permitted by applicable Law or if the assignment in the foregoing clause (A) is not effective, hereby grants (without any further subsequent action required on the part of Arrowhead, but exercisable solely upon such effective date of termination) to Arrowhead an [***] license of, in each case ((A) and (B)), all of Novartis’ and its Affiliates’ rights, title, and interests in and to such Reversion Trademarks for the applicable country [***], pursuant to an agreement that the Parties will negotiate and enter into after such effective date of termination, which agreement will contain, to the extent applicable, indemnification obligations customary of such agreements applying to Arrowhead’s use of such Reversion Trademarks following such assignment or license, as applicable. [***].
13.7.[***].
13.8.Survival; Effect of Expiration or Termination. In addition to the termination consequences set forth in Section 13.6 (Effects of Termination) (and any Sections referenced therein), the following provisions will survive the expiration or termination of this Agreement in its entirety for any reason: (a) Article 1 (Definitions) (in each case, solely with respect to defined terms that are used in surviving provisions); (b) Section 2.9.2(b)(iii) (Platform Third Party Rights), Section 3.2.2(c) (Transition of Research & Development Activities), Section 5.1 (Arrowhead Manufacturing Activities under Development Plans), Section 5.2 (Remaining Inventory at Technology Transfer Date), Section 5.4 (Manufacturing Technology Transfer), [***], Section 8.2 (CT Substitution Fee), Section 8.3 (Milestone Payments), Section 8.4 (Royalties), Section 8.6 (Other Amounts Payable), Section 8.7 (Payment Terms), and Section 12.4.7 (Allocation of Proceeds), in each case, solely with respect to any payment obligations that accrued prior to such expiration or termination of this Agreement but have not been paid; (c) Section 3.9 (Scientific Records) for a period of [***] following expiration or termination or such longer period as may be required by applicable Law; (d) Section 9.7 (Use of Name and Logo), Section 10.5 (Warranty Disclaimer), Sections 11.1 (Indemnification by Arrowhead) through and including Section 11.4 (Limitation of Liability), Section 12.2 (Inventions), Section 12.11 (Common Interest), and this Section 13.7 (Survival; Effect of Expiration or Termination), Article 15 (Dispute Resolution), and Article 16 (Miscellaneous); (e) Section 9.1 (Confidential Information) through and including Section 9.6 (Relationship to Confidentiality Agreement), in each case, solely for the term specified therein; (f) Section 11.5 (Insurance) for [***] following expiration or termination; (g) Section 12.3 (Prosecution and Maintenance of Patent Rights) solely with respect to Joint Arising Patent Rights (other than those Joint Arising Patent Rights that Arrowhead elects to assume control of pursuant to Section 13.6.2(c) (Termination by Arrowhead for Cause or by Novartis Without Cause)); (i) the last sentence of Section 13.1 (Term) solely in the case of expiration and not termination of this Agreement; and (j) any other provisions that, as apparent from their nature and context, are intended to continue or to remain (such as for interpretation purposes). Notwithstanding any provision to the contrary set forth in this Agreement, expiration or termination of this Agreement for any reason will not relieve the Parties of any liability or obligation that accrued hereunder prior to the effective date of such termination or expiration, nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity, with respect to any breach of this Agreement.
14.EFFECTIVENESS
14.1.Effective Date. Except for the Parties’ obligations under Section [***], Article 9 (Confidentiality and Publication), Article 10 (Representations, Warranties, and Covenants), and this Article 14 (Effectiveness), which will be effective as of the Execution Date, this Agreement will not become effective until the first Business Day after the Antitrust Clearance Date (the “Effective Date”); provided that the Effective Date will not occur if either Party exercises its termination right under Section 14.3 (Outside Date) prior to the Antitrust Clearance Date. On the Effective Date, Arrowhead will provide to Novartis an updated version of Schedule 10.2 (Exceptions to the Representations and Warranties by Arrowhead) to the extent required as a result of Arrowhead

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making anew as of the Effective Date the representations and warranties of Section 10.2 (Additional Representations and Warranties by Arrowhead).
14.2.Filing.
14.2.1.Each Party will, within [***] following the Execution Date, file the notification and report forms required under all Antitrust Laws. The Parties will use reasonable best efforts to cooperate with one another to the extent necessary in the preparation and execution of all such documents that are required to be filed pursuant to the Antitrust Laws. Each Party will be responsible for its own costs and expenses associated with any such filing pursuant to the Antitrust Laws. The Parties will each use reasonable best efforts to ensure that any applicable waiting period under the Antitrust Laws expires or is terminated as soon as practicable and to obtain any necessary approvals or consents under any applicable Antitrust Laws, at the earliest possible date after the date of filing, and in any event prior to [***]. Notwithstanding any provision to the contrary set forth in this Agreement, nothing in this Agreement (including this Section 14.2 (Filing)) will require either Party or any of its Affiliates to (a) disclose to the other Party or any of its Affiliates any information that is subject to obligations of confidentiality or non-use owed to Third Parties (nor will either Party be required to conduct joint meetings with any Governmental Authority in which such information is intended to be disclosed) in connection with any Antitrust Filing, (b) commit to any consent decree or similar undertaking, or any divestiture, license (in whole or in part), or any arrangement to hold separate (or any similar arrangement) with respect to any of its products or assets, or (c) litigate. If a Party receives a request for information or documentary material from any Governmental Authority with respect to this Agreement or the transactions contemplated hereby, including a Second Request for Information under the HSR Act, then such party will in good faith make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, a response that is, at a minimum, in substantial compliance with such request.
14.2.2.In furtherance of the foregoing, each Party will consult and cooperate with the other Party, including: (a) promptly notify the other Party of, and if in writing, furnish the other Party with copies of, any communications from or with any Governmental Authority with respect to this Agreement; (b) permit the other Party to review and discuss in advance, and consider in good faith the view of the other in connection with, any proposed substantive written or oral communication with any Governmental Authority; (c) not participate in any substantive meeting or have any substantive communication with any Governmental Authority unless it has given the other Party a reasonable opportunity to consult with it in advance and, to the extent permitted by such Governmental Authority, gives the other Party the opportunity to attend; (d) furnish the other Party’s outside legal counsel with copies of all filings and communications between it and any such Governmental Authority with respect to this Agreement; provided, however, that such material may be redacted as necessary to (i) comply with contractual arrangements, (ii) address legal privilege concerns, and (iii) comply with Law; and (e) furnish the other Party’s outside legal counsel with such necessary information and reasonable assistance as the other Party’s outside legal counsel may reasonably request in connection with its preparation of submissions of information to any such Governmental Authority. The Parties may, as they deem advisable and necessary, designate any competitively sensitive materials provided to the other Party under this Section 14.2 (Filing) as “outside counsel only.” Such materials and the information contained therein will be given only to outside counsel and outside economic consultants of the recipient and will not be disclosed by such outside counsel or outside economic consultants to employees, officers, or directors of the recipient without the advance written consent of the Party providing such materials. Notwithstanding anything to the contrary in this Section 14.2 (Filing), materials provided to the other Party or its outside legal counsel may be redacted to remove references concerning the valuation of the Licensed Compounds or Licensed Products.

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14.3.Outside Date. This Agreement will terminate at the election of either Party, immediately upon written notice by such Party to the other Party, in the event that the Antitrust Clearance Date has not occurred on or prior to [***] and the Parties have not agreed in writing to extend the Antitrust Clearance Date. In the event of such termination, this Agreement will be of no further force and effect.
15.DISPUTE RESOLUTION
15.1.Exclusive Dispute Resolution Mechanism. The Parties agree that, except as expressly set forth in Section 7.4 (Resolution of Committee Disputes), the procedures set forth in this Article 15 (Dispute Resolution) will be the exclusive mechanism for resolving any dispute, controversy, or claim between the Parties arising out of or relating to this Agreement (whether based on contract, tort or otherwise) (each, a “Dispute,” and collectively, the “Disputes”) that is not resolved through good faith negotiation between the Parties pursuant to Section 15.2 (Resolution by Executive Officers). For the avoidance of doubt, this Article 15 (Dispute Resolution) will not apply with respect to any decision under the purview of the JSC, for which final decision-making authority is set forth in Section 7.4 (Resolution of Committee Disputes).
15.2.Resolution by Executive Officers. Except as expressly set forth in Section 7.4 (Resolution of Committee Disputes) or as provided in Section 15.5 (Preliminary Injunctions), in the event of any Dispute regarding the construction or interpretation of this Agreement, or any right, obligation, or liability of either Party hereunder, the Parties will first attempt in good faith to resolve such Dispute by negotiation and consultation between themselves. In the event that such Dispute is not resolved on an informal basis within [***], either Party may, by written notice to the other Party, refer the Dispute to the Executive Officers of the Parties for attempted resolution by good faith negotiation within [***] after such notice is received. If the Executive Officers cannot resolve the Dispute within such [***]-day period, then (a) if the Dispute has been expressly stated in this Agreement to be resolved pursuant to expedited arbitration, it will be resolved in accordance with Section 15.3 (Expedited Arbitration), or (b) with respect to any other Dispute, it will be resolved in accordance with Section 15.4 (Arbitration), provided, however, that any Dispute with respect to (i) the scope, construction, validity, or enforceability of any Patent Right or Trademark relating to a Licensed Product will be resolved by litigation in accordance with Section 15.6 (Patent and Trademark Disputes) or (ii) any antitrust, anti-monopoly, or competition law or regulation, whether or not statutory may be submitted in any court of competent jurisdiction over such Dispute.
15.3.Expedited Arbitration. Any Dispute remaining unresolved after escalation to the Parties’ respective Executive Officers in accordance with Section 15.2 (Resolution by Executive Officers) and expressly stated in this Agreement to be resolved pursuant to expedited arbitration will be resolved pursuant to the following procedures of this Section 15.3 (Expedited Arbitration).
15.3.1.For purposes of arbitration under this Section 15.3 (Expedited Arbitration), the arbitration will be administered by the ICC pursuant to its rules then in effect at the time of submission for such proceedings (“ICC Rules”), as modified by this Section 15.3 (Expedited Arbitration). The arbitration will be governed by the Laws of the State of New York, without giving effect to any choice of law principles that would require the application of the laws of a different state or jurisdiction. The arbitration will be heard and determined by a single arbitrator appointed by agreement of the Parties or, failing such mutual agreement, by the ICC, and who will be a single independent, conflict-free arbitrator having the requisite pharmaceutical and biotechnology industry experience (such arbitrator, the “Expedited Arbitrator”). The Parties may select a different Expedited Arbitrator for each Dispute depending on the nature of the issues presented and desired expertise. The arbitration will be conducted as a “baseball” form of binding arbitration conducted by the Expedited Arbitrator.
15.3.2.No later than [***] after the Expedited Arbitrator’s appointment, each Party will submit to both the Expedited Arbitrator and the other Party a detailed written proposal setting forth its proposed resolution of such Dispute. The Parties will also provide to the Expedited Arbitrator a copy of this Agreement, as may have been amended at such time in accordance with Section 16.4 (Entire Agreement; Amendments).

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15.3.3.No later than [***] after the delivery of the Parties’ detailed written proposals to the Expedited Arbitrator, each Party will submit to both the Expedited Arbitrator and the other Party a legal brief (and any exhibits) explaining and supporting the Party’s detailed written proposal, which legal brief will be no more than 30 pages.
15.3.4.There will be no discovery and there will be no hearing, although such arbitration proceeding will be deemed to have its seat in New York City, New York, and all arbitration proceedings will be conducted in the English language.
15.3.5.No later than [***] after the submission of the Parties’ legal briefs, the Expedited Arbitrator will select one of the two detailed written proposals (without modification) provided by the Parties that the Expedited Arbitrator believes is most consistent with the intention underlying the agreed principles set forth in this Agreement. The decision of the Expedited Arbitrator will be final and unappealable. The detailed written proposal selected by the Expedited Arbitrator will automatically be binding on the Parties.
15.3.6.The Expedited Arbitrator will select one of the two detailed written proposals and may not combine elements of both detailed written proposals or make any other modifications to the selected detailed written proposal.
15.3.7.Each Party will bear its own attorneys’ fees, costs, and disbursements arising out of the arbitration, and will pay an equal share of the fees and costs of the Expedited Arbitrator.
15.4.Arbitration. Except for Disputes expressly specified in this Agreement to be resolved pursuant to Section 15.3 (Expedited Arbitration) or Section 15.6 (Patent and Trademark Disputes), unless otherwise prohibited by applicable Law, any unresolved Dispute that was subject to Section 15.2 (Resolution by Executive Officers) will be resolved solely and exclusively by final and binding arbitration conducted as set forth in this Section 15.4 (Arbitration). Whenever a Party will decide to institute arbitration proceedings, it will give written notice to that effect to the other Party. The arbitration will be conducted by a panel of three arbitrators in accordance with the ICC Rules of the ICC. The claimant will nominate an arbitrator in its request for arbitration. The respondent will nominate an arbitrator within [***] of the receipt of the request for arbitration. The two arbitrators nominated by the Parties will together, within [***] of the appointment of the later-nominated arbitrator, select a third arbitrator as the chairperson of the arbitration panel. If any of the three arbitrators are not nominated within the time prescribed above, then the ICC will appoint the arbitrator(s) in accordance with the ICC Rules. The arbitration will be governed by the Laws of the State of New York, without giving effect to any choice of law principles that would require the application of the laws of a different state or jurisdiction. The seat of the arbitration will be New York City, New York, and all arbitration proceedings will be conducted in the English language. The arbitrators will render their opinion within [***] of the close of the proceedings. No arbitrator (nor the panel of arbitrators) will have the power to award punitive damages under this Agreement and such award is expressly prohibited. Decisions of the panel of arbitrators will be final and binding on the Parties. Judgment on the award so rendered may be entered in any court of competent jurisdiction.
15.5.Equitable Relief. The Parties agree that monetary damages may not be a sufficient remedy for any breach of this Agreement. Notwithstanding any provision to the contrary set forth in this Agreement, in the event of an actual or threatened breach of a Party’s obligations under this Agreement, a Party may seek a temporary restraining order, preliminary injunction, or other equitable relief from any court of competent jurisdiction in order to prevent immediate and irreparable injury, loss, or damage on a provisional basis.
15.6.Patent and Trademark Disputes. Notwithstanding any provision to the contrary set forth in this Agreement, any and all issues regarding the scope, construction, validity, and enforceability of any Patent Rights or Trademark relating to a Licensed Compound or Licensed Product that is the subject of this Agreement will be determined in a court or other tribunal, as the case may be, of

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competent jurisdiction under the applicable patent or trademark laws of the country in which such Patent Rights or Trademark rights were granted or arose.
15.7.Payment Tolling. During the pendency of any Dispute resolution proceeding between the Parties under this Article 15 (Dispute Resolution) regarding the obligation to make any payment under this Agreement from one Party to the other Party (in whole or in part), the obligation to make such payment will be tolled until the final outcome of such Dispute has been established.
15.8.Confidentiality. Any and all activities conducted under this Article 15 (Dispute Resolution), including any and all proceedings and decisions hereunder, will be deemed Confidential Information of each of the Parties, and will be subject to Article 9 (Confidentiality and Publication) to the extent applicable in accordance with Law.
16.MISCELLANEOUS
16.1.Assignment.
16.1.1.General. Neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other Party, except that a Party may make such an assignment without the other Party’s consent to (a) an Affiliate pursuant to Section 16.13 (Performance by Affiliates), provided that such assigning Party will remain responsible for such Affiliate’s conduct and compliance with its obligations under this Agreement, or (b) a Third Party as a successor to all or substantially all of the business of such Party to which this Agreement relates, whether in a merger, sale of stock, acquisition, sale of assets or similar transaction or series of related transactions, provided that such transaction is not primarily for the benefit of such Party’s creditors. Any successor or assignee of any right or obligation permitted hereunder will, in writing to the other Party, expressly assume performance of such right or obligation. Any permitted assignment will be binding on the successors of the assigning Party. Any assignment or attempted assignment by either Party in violation of the terms of this Section 16.1.1 (General) will be null, void, and of no legal effect.
16.1.2.Securitization Transaction. Notwithstanding any provision to the contrary in Section 16.1.1 (General) or elsewhere in this Agreement, Arrowhead may assign to a Third Party its right to receive the Milestone Payments and the Royalties (such assignment, a “Securitization Transaction”). In connection with a contemplated Securitization Transaction and after the closing of any such Securitization Transaction, Arrowhead may disclose to such Third Party the royalty reports contemplated under Section 8.7.2 (Reports and Royalty Payments), without the prior written consent of Novartis, to the extent reasonably necessary to enable such Third Party to evaluate the Securitization Transaction opportunity (provided that such Third Party is under obligations of confidentiality and non-use with respect to Confidential Information included in such reports and plans that are no less protective or restrictive than the terms of Article 9 (Confidentiality and Publication) (but of duration customary in confidentiality agreements entered into for a similar purpose)), and to enable such Third Party to exercise its rights with respect to such Securitization Transaction, as applicable. As part of any consummated Securitization Transaction, subject to the terms of this Section 16.1.2 (Securitization Transaction), Arrowhead may assign, without the prior written consent of Novartis, its right to receive the royalty reports and to conduct audits under, respectively, Section 8.7.2 (Reports and Royalty Payments) and Section 8.7.3 (Records and Audits) to the counterparty in such Securitization Transaction, and to allow such counterparty to exercise its rights under such Sections. Arrowhead agrees to provide written notice to Novartis of any process run by or on behalf of Arrowhead involving a Securitization Transaction and to negotiate in good faith with Novartis should Novartis elect to submit a bid for such Securitization Transaction, provided that Arrowhead will in no way be precluded from soliciting other bids and conducting contemporaneous negotiations with other Third Party bidders for such Securitization Transaction.

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16.2.Section 365(n) of the Bankruptcy Code. All rights and licenses granted under or pursuant to this Agreement by a Party to the other are and will otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, a license of a right to “intellectual property” as defined under Section 101 of the Bankruptcy Code. The Parties acknowledge and agree that the Parties and their respective Sublicensees, as licensees of such rights under this Agreement, will retain and may fully exercise all of their rights and elections under the Bankruptcy Code and any foreign counterpart thereto. The Parties further agree that, upon commencement of a bankruptcy proceeding by or against the Bankrupt Party under the Bankruptcy Code, the other Party (the “Non-Bankrupt Party”) will be entitled to a complete duplicate of, or complete access to (as the Non-Bankrupt Party deems appropriate), all such intellectual property and all embodiments of such intellectual property. Such intellectual property and all embodiments of such intellectual property will be promptly delivered to the Non-Bankrupt Party (a) upon any such commencement of a bankruptcy proceeding and upon written request by the Non-Bankrupt Party, unless the Bankrupt Party elects to continue to perform all of its obligations under this Agreement, or (b) if not delivered under the foregoing clause (a), upon the rejection of this Agreement by or on behalf of the Bankrupt Party and upon written request by the Non-Bankrupt Party. The Bankrupt Party (in any capacity, including debtor-in-possession) and its successors and assigns (including any trustee) agree not to interfere with the exercise by the Non-Bankrupt Party or its Affiliates or Sublicensees of its or their rights and licenses to such intellectual property and such embodiments of intellectual property in accordance with this Agreement, and agree to assist the Non-Bankrupt Party and its Affiliates and Sublicensees in obtaining such intellectual property and such embodiments of intellectual property in the possession or control of Third Parties as are reasonably necessary or desirable for the Non-Bankrupt Party to exercise such rights and licenses in accordance with this Agreement. The foregoing provisions are without prejudice to any rights the Non-Bankrupt Party may have arising under the Bankruptcy Code or other applicable Laws.
16.3.Governing Law. This Agreement was prepared in the English language, which language will govern the interpretation of, and any Dispute regarding, the terms of this Agreement. This Agreement and all Disputes arising out of or related to this Agreement or any breach hereof will be governed by and construed under the laws of the State of New York, without giving effect to any choice of law principles that would require the application of the laws of a different state or jurisdiction. Notwithstanding any other provision in this Agreement, the Parties expressly reject the application to this Agreement, all transactions and activities contemplated hereby, and all Disputes of (a) the United Nations Convention on Contracts for the International Sale Of Goods, and (b) the 1974 Convention on the Limitation Period in the International Sale of Goods, as amended by that certain Protocol, concluded at Vienna, Austria on April 11, 1980.
16.4.Entire Agreement; Amendments. This Agreement, including the Exhibits and Schedules hereto, set forth the complete, final, and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions, and understandings between the Parties hereto with respect to the subject matter hereof and supersedes, as of the Effective Date, all prior and contemporaneous agreements and understandings between the Parties with respect to the subject matter hereof. There are no covenants, promises, agreements, warranties, representations, conditions, or understandings, either oral or written, between the Parties other than as are set forth herein and therein. No subsequent alteration, amendment, change, or addition to this Agreement will be binding upon the Parties unless reduced to a writing explicitly stating the Parties’ intent to amend this Agreement that is signed by an authorized officer of each Party. If there is any inconsistency between the body of this Agreement and either any Exhibits or Schedules to this Agreement or any subsequent agreements ancillary to this Agreement, then, unless otherwise express stated to the contrary in such Exhibit, Schedule or ancillary agreement, the terms contained in this Agreement will control.
16.5.Severability. If any one or more of the provisions of this Agreement is held to be invalid, illegal or unenforceable by any court or tribunal of competent jurisdiction from which no appeal can be or is taken, then the provision will be considered severed from this Agreement and will not serve to invalidate any remaining provisions hereof. The Parties will make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

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16.6.Headings. The captions to the Sections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several Sections hereof.
16.7.Interpretation. Except where the context otherwise requires, wherever used, the singular will include the plural, the plural will include the singular, and the use of any gender will be applicable to all genders. Whenever this Agreement refers to a number of days without using a term otherwise defined herein, such number refers to calendar days. The captions of this Agreement are for the convenience of reference only and in no way define, describe, extend, or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The terms “including,” “include,” “includes,” or “for example” will not limit the generality of any description preceding such term and as used herein will have the same meaning as “including, but not limited to” or “including, without limitation.” The word “will” will be construed to have the same meaning and effect as the word “shall.” References to any specific law, rule or regulation, or article, section or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof. The term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or.” Any reference herein to any person or entity will be construed to include the person’s or entity’s successors and assigns. The words “herein,” “hereof,” and “hereunder”, and words of similar import, will be construed to refer to this Agreement in its entirety and not any particular provision. The word “notice” means notice in writing (whether or not specifically stated) and will include notices, consents, approvals, and other written communications contemplated under this Agreement. References to “Section” or “Sections” are references to the numbered sections of this Agreement, unless expressly stated otherwise. All dollars are U.S. Dollars. Unless the context otherwise requires, countries will include territories. The language of this Agreement will be deemed to be the language chosen by the Parties and no rule of strict construction will be applied against either Party hereto. Each Party represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption will apply against the Party which drafted such terms and provisions.
16.8.Waiver and Non-Exclusion of Remedies. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver will be effective unless set forth in a written instrument duly executed by or on behalf of such Party waiving such term or condition. The waiver by either Party of any right hereunder or of the failure to perform or of a breach by the other Party will not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise. The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by Law or otherwise available except as expressly set forth herein.
16.9.Notices. All notices and other communications given or made pursuant hereto will be in writing and will be deemed to have been duly given on the date delivered, if delivered personally, or on the next Business Day after being sent by reputable overnight courier (with delivery tracking provided, signature required, and delivery prepaid), in each case, to the Parties at the following addresses, or on the date sent (and confirmed by confirmatory return email and by a hard copy delivered by reputable overnight courier (with delivery tracking provided, signature required, and delivery prepaid)) to the email address and address specified below (or at such other address, or email address for a Party as will be specified by notice given in accordance with this Section 16.9 (Notices)).

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If to Arrowhead, to:	Arrowhead Pharmaceuticals, Inc. 177 E. Colorado Blvd., Suite 700 Pasadena, CA 91105 Attention: General Counsel Email: [***]
With a copy (which will not constitute notice) to:	Gibson Dunn & Crutcher LLP One Embarcadero Center Suite 2600 San Francisco, CA 94111-3715 Attention: Karen A. Spindler Email: [***]
If to Novartis, to:	Novartis Pharma AG Lichtstrasse 35 CH-4056 Basel, Switzerland Attention: [***]
With a copy (which will not constitute notice) to:	Novartis Pharma AG Lichtstrasse 35 CH-4056 Basel, Switzerland Attention: [***]
With a copy (which will not constitute notice) to:	Morrison & Foerster LLP 200 Clarendon Street, 21st Floor Boston, MA 02116 Attention: Matt Karlyn Email: [***]
16.10.Force Majeure. Each Party will be excused from the performance of its obligations under this Agreement to the extent that such performance is prevented by Force Majeure and such nonperforming Party promptly provides written notice of the prevention to the other Party. The affected Party also will provide a good faith estimate of the period for which its failure or delay in performance under this Agreement is expected to continue based on currently available information and will undertake reasonable efforts necessary to mitigate and overcome such Force Majeure event and resume normal performance of its obligations hereunder as soon a reasonably practicable under the circumstances. If the Force Majeure event continues, the affected Party will update such notice to the other Party on a weekly basis, or more frequently if requested by the other Party, to provide updated summaries of its mitigation efforts and its estimates of when normal performance under the Agreement will be able to resume. Without limiting the affected Party’s foregoing obligations, such excuse will be continued so long as the condition constituting Force Majeure continues and such affected Party is exercising reasonable efforts to remedy the Force Majeure. If a Force Majeure persists for more than [***], then the Parties will discuss in good faith a modification of the Parties’ obligations under this Agreement in order to mitigate the delays caused by such Force Majeure.
16.11.Relationship of the Parties. It is expressly agreed that Arrowhead, on the one hand, and Novartis, on the other hand, will be independent contractors and that the relationship between the two Parties will not constitute a partnership, joint venture, or agency, including for tax purposes. Neither Arrowhead nor Novartis will have the authority to make any statements, representations, or commitments of any kind, or to take any action that will be binding on the other, without the prior written consent of the other Party to do so. All Persons employed by a Party will be employees of that Party and not of the other Party and all expenses and obligations incurred by reason of such employment will be for the account and expense of such Party.

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16.12.Further Assurances. Each Party will duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents, and instruments, as may be necessary or as the other Party may reasonably request, and at such other Party’s cost and expense, in connection with this Agreement or to carry out more effectively the provisions and purposes hereof.
16.13.Performance by Affiliates. Each Party may discharge any obligations and exercise any rights hereunder through delegation of its obligations or rights to any of its Affiliates. Each Party hereby guarantees the performance by its Affiliates of such Party’s obligations under this Agreement and will cause its Affiliates to comply with the provisions of this Agreement in connection with such performance.
16.14.Binding Effect; No Third Party Beneficiaries. As of the Effective Date, this Agreement will be binding upon and inure to the benefit of the Parties and their respective permitted successors and permitted assigns. Except as expressly set forth in this Agreement, no Person other than the Parties and their respective Affiliates and permitted assignees hereunder will be deemed an intended beneficiary hereunder or have any right to enforce any obligation of this Agreement.
16.15.Expenses. Except as otherwise provided herein, all fees, costs, and expenses (including any legal, accounting and banking fees) incurred in connection with the preparation, negotiation, execution and delivery of this Agreement and to consummate the transactions contemplated hereby will be paid by the Party hereto incurring such fees, costs, and expenses.
16.16.Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Agreement may be executed by facsimile, .pdf, or other electronically transmitted signatures and such signatures will be deemed to bind each Party as if they were the original signatures.
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IN WITNESS WHEREOF, the Parties have caused this Exclusive License and Collaboration Agreement to be executed by their duly authorized representatives as of the Execution Date.
ARROWHEAD PHARMACEUTICALS, INC.
BY:
NAME:
TITLE:

IN WITNESS WHEREOF, the Parties have caused this Exclusive License and Collaboration Agreement to be executed by their duly authorized representatives as of the Execution Date.
NOVARTIS PHARMA AG
BY:
NAME: Guillaume Vignon
TITLE: Global Head BD&L Transactions

NOVARTIS PHARMA AG
BY:
NAME: Ian James Hiscock
TITLE: Global Head IP Transactions